UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Morgan Stanley

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Notice of 2016 Annual Meeting
and Proxy Statement

James P. Gorman

April 1, 2016

Fellow shareholder:

I cordially invite you to attend Morgan Stanley’s 2016 annual meeting of shareholders that will be held on Tuesday, May 17, 2016, at our offices at 2000 Westchester Avenue, Purchase, New York. I hope that you will be able to attend, and, if not, I encourage you to vote by proxy. Your vote is very important.

In addition to the ongoing dialogue we maintain with shareholders, we have spoken with a number of you over the past year to hear your perspectives on governance, compensation and other areas of focus. The insights and priorities you shared informed several important actions we took that we believe demonstrate our ongoing commitment to best-in-class governance practices. Specifically, we introduced minimum share ownership requirements for our senior officers, amended the Company’s bylaws to implement proxy access, provided clearer disclosure of considerations and decisions regarding pay, continued to address shareholder dilution by repurchasing more shares than we issued, and revised and redesigned our proxy statement to more clearly communicate with shareholders. We hope to continue this open dialogue with our shareholders in the future.

2015 was a mixed year for Morgan Stanley, marked by dramatically different halves. We started the year with a strong performance delivered in constructive markets, but the market environment in the second half of the year was more difficult. Global economic and market instability has led to a decline in our stock along with other financial services firms since last summer. Notwithstanding this near-term volatility, we made significant progress against our strategic goals, and took important steps to address areas of underperformance and position the Firm for long-term success.

Morgan Stanley 2016 Proxy Statement     1

On an annual basis, the Board of Directors and executive management evaluate our strategic path and lay out goals and priorities, which allow our shareholders to measure our performance.

●In Wealth Management, we achieved a record full-year profit margin of 22% in 2015. We have the potential to achieve a profit margin of 23% – 25% by 2017 through lending growth, expense discipline and organic business growth, assuming stable markets.

●Our world-class Investment Banking franchise continued to rank in the top three of the global league tables in advising on mergers and acquisitions and underwriting initial public offerings last year. Equity Sales & Trading demonstrated its leadership finishing the year at No. 1 in revenue market share globally for the second year in a row. However, the continued shrinking industry revenue pool, coupled with the steady increase in capital requirements, led us to significantly restructure our Fixed Income and Commodities Sales & Trading business at the end of 2015. These actions will better align the capital and resources committed with the opportunity we see in a changed marketplace.

●Investment Management had a weaker year given the dislocations in the equity markets in Asia, but we continue to view this business as a long-term growth opportunity and are committed to growing assets under management.

●We managed our expenses diligently last year, and intend to further lower the expense base by $1 billion in 2017 assuming a flat revenue environment. We will continue to maintain strong compensation expense discipline and have set explicit compensation ratio targets across each of our business segments.

We increased both our common dividend and share repurchase program last year, and intend to further increase the amount of capital returned to shareholders in the years ahead, subject to regulatory approval. These priorities will set the stage for improving returns on equity and we have set a 2017 ROE target, excluding DVA, of 9% to 11%.

More details on our strategy and growth opportunities across the businesses are detailed in my Letter to Shareholders. I hope you will read this letter which also includes more detail on our culture and values, and how we are putting a rigorous focus on clients, culture and talent.

Thank you for your support of Morgan Stanley.

Very truly yours,

James P. Gorman

Chairman and Chief Executive Officer

2     Morgan Stanley 2016 Proxy Statement

Morgan Stanley 2016 Proxy Statement     3

1585 Broadway
New York, NY 10036

NOTICE OF 2016 ANNUAL MEETING
OF SHAREHOLDERS

TIME AND DATE
2:00 p.m. (EDT) on May 17, 2016

LOCATION
Morgan Stanley
2000 Westchester Avenue, Purchase, New York

ITEMS OF BUSINESS
●	Elect the Board of Directors
●	Ratify the appointment of Deloitte & Touche LLP as independent auditor
●	Approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)
●	Approve the amendment of the 2007 Equity Incentive Compensation Plan
●	Consider two shareholder proposals, if properly presented at the meeting
●	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof

RECORD DATE
The close of business on March 21, 2016 is the date of determination of shareholders entitled to notice of, and to vote at, the annual meeting of shareholders.

ADMISSION
Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 21, 2016, or a valid proxy or representative of such shareholder, may attend the annual meeting in person. Any shareholder, proxy or representative who wishes to attend the annual meeting must present the documentation described under “How Do I Attend the Annual Meeting?” Morgan Stanley reserves the right to limit the number of representatives who may attend the annual meeting on behalf of a shareholder.

By Order of the Board of Directors,

Martin M. Cohen
Corporate Secretary
April 1, 2016

VOTING
It is important that all of your shares are voted. You may submit your proxy to have your shares voted over the Internet or by telephone or by returning your proxy card or voting instruction form, if you receive one in the mail.

BY MOBILE DEVICE
You can vote by scanning the QR Barcode on your proxy materials.

BY TELEPHONE
In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.

BY INTERNET
You can vote your shares online at www.proxyvote.com.

BY MAIL
You can vote by mail by completing, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

WEBCAST
If you are unable to attend the meeting in person, you may listen to the meeting at www.morganstanley.com/ about-us-ir/index.html. Please go to our website prior to the annual meeting for details.

NOTICE
We are distributing to certain shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 1, 2016. The Notice informs those shareholders how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 through the Internet and how to submit a proxy online.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 17, 2016: Our Letter to Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available free of charge on our website at www.morganstanley.com/2016ams.

4     Morgan Stanley 2016 Proxy Statement

OVERVIEW OF VOTING ITEMS

This overview of voting items presents certain information that you should consider before voting on the items presented at this year’s annual meeting; however, you should read the entire proxy statement carefully before voting. In this proxy statement, we refer to Morgan Stanley as the “Company,” the “Firm,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Item 1

Election of Directors

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

Director Nominees

			Director since	Non- management	Other current public boards	Morgan Stanley Committees
Name	Occupation	Age				A	CMDS	NG	OT	R
Erskine B. Bowles	President Emeritus of the	70	2005	YES	- Facebook, Inc.		M	M
Independent Lead	University of North Carolina				- Norfolk Southern
Director					Corporation
Alistair Darling	Former Chancellor of the	62	2016	YES	- None					M(1)
	Exchequer for the U.K.
Thomas H. Glocer	CEO of Thomson Reuters	56	2013	YES	- Merck & Co., Inc.	M			C
	Corporation (retired)
James P. Gorman	Chairman of the Board and CEO	57	2010	NO	- None
	of Morgan Stanley
Robert H. Herz	President of	62	2012	YES	- Federal National	C		M
	Robert H. Herz LLC				Mortgage Association
					(Fannie Mae)
					- Workiva Inc.
Nobuyuki Hirano	President and CEO of Mitsubishi	64	2015	YES	- Mitsubishi UFJ					M
	UFJ Financial Group, Inc.				Financial Group
Klaus Kleinfeld	Chairman and CEO of Alcoa Inc.	58	2012	YES	- Alcoa Inc.		M
					- Hewlett-Packard
					Enterprise Company
Jami Miscik	Co-CEO and Vice Chair of	57	2014	YES	- EMC Corporation				M	M
	Kissinger Associates, Inc.
Donald T.	Chief Accountant for the	71	2006	YES	- MGIC Investment	M				C
Nicolaisen	U.S. Securities and Exchange				Corporation
	Commission (retired)				- Verizon
					Communications Inc.
					- Zurich Insurance
					Group
Hutham S. Olayan	Principal and director, The	62	2006	YES	- International Business		C
	Olayan Group				Machines Corporation
James W. Owens	Chairman and CEO of Caterpillar	70	2011	YES	- Alcoa Inc.		M	C
	Inc. (retired)				- International Business
					Machines Corporation
Ryosuke	Senior Advisor of The Bank of	68	2011	YES	- None				M
Tamakoshi	Tokyo-Mitsubishi UFJ, Ltd.
Perry M. Traquina	CEO and Managing Partner,	59	2015	YES	- eBay Inc.	M
	Wellington Management
	Company LLP (retired)
Rayford Wilkins, Jr.	CEO of Diversified Businesses of	64	2013	YES	- Valero Energy			M	M
	AT&T Inc. (retired)				Corporation

A: Audit Committee	OT: Operations and Technology Committee	C: Chair
CMDS: Compensation, Management	R: Risk Committee	M: Member
Development and Succession Committee
NG: Nominating and Governance Committee

(1) Effective May 17, 2016, Mr. Darling will join the Risk Committee.

Morgan Stanley 2016 Proxy Statement     5

OVERVIEW OF VOTING ITEMS

The Morgan Stanley Board of Directors

Board Tenure Balance	Board Independence
Average Tenure: 4.6 years upon election at the annual meeting	All members of all committees are non-management, and the Board benefits from an engaged Independent Lead Director

International Experience	Sector Experience(1)
(1) Reflects certain directors’ experience in more than one sector.

Corporate Governance Highlights

Board Structure and Independence
●Eight new directors since 2012 who bring new skills and perspective to the Board
●Upon election at the annual meeting, the average Board tenure will be approximately 4.6 years
●Expansive Independent Lead Director role

Board Oversight
●Oversees the Company’s strategy, annual business plans and culture, values and conduct
●Directors have complete access to senior management and other Company employees
●Regular review of succession plans for CEO and other senior executives
●Director equity ownership requirement helps to align director and shareholder interests

Shareholder Rights and Accountability
●Adopted proxy access (3/3/20/20) in 2015
●Shareholders who own at least 25% of common stock may call a special meeting of shareholders
●No supermajority vote requirements in our charter or bylaws
●All directors elected annually by majority vote standard
●No “poison pill” in effect

Annual Evaluations
●Annual Board, Independent Lead Director, and committee self-assessments enhance performance
●Includes one-on-one Board member interviews and written guidelines
●Encompasses duties and responsibilities, Board and committee structure, culture, process and execution

6     Morgan Stanley 2016 Proxy Statement

OVERVIEW OF VOTING ITEMS

Item 2

Ratification of Appointment of Morgan Stanley’s Independent Auditor
Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.

See page 35 for the Audit Committee Report and information regarding fees paid to Deloitte & Touche.

Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Resolution)

Our Board unanimously recommends that you vote “FOR” this proposal.

See the “Compensation Discussion and Analysis” (CD&A) for additional information relating to the metrics referenced below and Section 5 of the CD&A for the notes referenced below.

2015 CEO Performance and Compensation Decision

At the start of 2015, as in prior years, the CMDS Committee established a target range of CEO compensation ($10 million to $28 million) and the factors to be considered in determining year-end compensation.

At year end, 2015 CEO compensation was set at $21 million, a 7% decrease from $22.5 million in 2014, with shareholder-aligned features: 72% deferred over three years and subject to clawback, with 39% of such deferred compensation delivered through future performance-vested equity awards.

The 2015 pay decision for the CEO was based on the CMDS Committee’s assessment of Mr. Gorman’s strong individual performance and Morgan Stanley’s progress in relation to its strategic objectives, financial performance and shareholder returns.

●	Morgan Stanley continued to successfully execute the long-term strategic objectives approved by the Board.

	1.	Improved Wealth Management profit margin to 22%(2)	✓
	2.	Grew net interest income by 46% in the U.S. Bank(1)(3)	✓
	3.	Initiated major restructuring after failure to achieve progress in Fixed Income and Commodities return on average common equity (ROE)	✗
	4.	Ranked 1st in Institutional Equities revenue market share, 1st in Global IPOs, and 2nd in Global Announced M&A and Global Equity(4)	✓
	5.	Continued to benefit from the tailwind from lower funding costs	✓
	6.	Reduced compensation ratio, ex-DVA(8) in Institutional Securities to 37%(5)	✓
	7.	Received a two-notch rating upgrade from Moody’s	✓
	8.	Increased capital return to shareholders	✓

Morgan Stanley 2016 Proxy Statement     7

OVERVIEW OF VOTING ITEMS

●	Morgan Stanley delivered improved financial performance; however, Morgan Stanley’s shareholder returns trailed peers in a challenging year for global financials, but still ranked first over the period from 2013 to 2015.

MS Firm Financials Results (2011-2015)								MS Total Shareholder Return (TSR)(14)
Ex-DVA ($Billion)	2011	2012	2013	2014		2015	% Δ 2015 vs. 2014
							+3%
Net Revenues(9)	28.6	30.6	33 2	33.6		34.5
							+168%
Pre-tax Profit(9)	2.5	5.0	5.2	2.9	(10)	7.9

MS ROE (2011-2015)(11)(12)

2015 CEO Compensation Elements

CEO compensation was delivered in a combination of base salary, cash bonus, deferred cash, restricted stock units (RSUs) and a long-term incentive program (LTIP) award in the form of performance stock units, as outlined in the chart below. A significant portion of CEO pay is deferred, awarded in equity, subject to future stock price performance, cancellation and clawback and, in the case of the LTIP award, subject to future achievement of specified financial goals over a three-year period.

MS 2015 CEO Compensation Elements
$ Million
% of Deferred	% of Total
2015 Total Compensation		Performance-Vested Long-Term Equity Incentive Compensation

●Realizable value determined after three years (2016-2018), based equally on two performance metrics: target average ROE of 10% and shareholder returns relative to the S&P Financials Index
●Shares delivered can range from 0 – 1.5x target, depending on performance relative to target. TSR portion will not exceed 1.0x if there is negative TSR for the performance period
●Subject to cancellation and clawback

Deferred Incentive Compensation
Deferred Cash and Deferred Equity ●Deferred over three years ●Subject to cancellation and clawback

Current Compensation
Base Salary and Cash Bonus ●Cash bonus was awarded consistent with the Company-wide deferral schedule

8     Morgan Stanley 2016 Proxy Statement

OVERVIEW OF VOTING ITEMS

Executive Compensation Program Best Practices

Morgan Stanley’s executive compensation program is well-aligned with current best practices in corporate governance, risk management, and regulatory principles. Key features of the compensation program include:

1.	Significant deferrals of compensation	✓
2.	Performance-vested long-term equity incentive award	✓
3.	Equity-based compensation	✓
4.	Clawbacks apply to all awards and cover material adverse outcomes, even absent misconduct	✓
5.	Share ownership and retention requirements	✓
6.	Prohibitions on pledging, hedging, selling short, or trading derivatives	✓
7.	No automatic vesting on change-in-control; double trigger in place	✓
8.	No excise tax protection upon a change-in-control	✓
9.	Annual risk review of incentive compensation programs	✓
10.	CMDS Committee retains an independent compensation consultant	✓

Shareholder Engagement

At our 2015 annual meeting of shareholders, 88.6% of the votes cast were in favor of our annual “Say on Pay” proposal. In anticipation of the 2016 “Say on Pay” vote, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics. To align with feedback from our shareholders, the Board instituted the following changes:

Shareholder Feedback		Morgan Stanley Response
Executive Compensation	●Generally supportive ●Interested in minimum share ownership requirements	●Introduced minimum share ownership requirements for CEO and NEOs (10x and 6x base salary, respectively)

Proxy Access	●Many shareholders are supportive of proxy access	●The Board approved amendments to the Company’s bylaws in October 2015 to implement proxy access

Disclosure	●Suggested improvements to the proxy statement to enhance readability	●Refresh of proxy design to include a proxy summary, more visuals, and clearer disclosure of considerations and decisions regarding pay

Shareholder Dilution	●Shareholders remain focused on potential shareholder dilution resulting from equity compensation	●The Company issued 36 million shares in 2015, less than the 59 million shares repurchased in 2015

Morgan Stanley 2016 Proxy Statement     9

OVERVIEW OF VOTING ITEMS

Item 4

Company Proposal to Amend the 2007 Equity Incentive Compensation Plan (EICP)

Our Board unanimously recommends that you vote “FOR” this proposal.

Proposal

●	Add 20 million shares to the EICP
●

Add regulatory factors, risk management, expense management, and contributions to community development and sustainability projects or initiatives as performance criteria that could be elements of performance-vested awards over time

Rationale

●	Morgan Stanley believes that awarding a portion of compensation in shares aligns employee and shareholder interests
●	The Company last amended the EICP in 2015 to add 25 million shares, which 92% of voting shareholders approved
●	The 20 million shares requested is less than the 59 million shares repurchased in 2015
●	Additional performance criteria will better enable performance-vested awards to be tax-deductible to Morgan Stanley under Section 162(m) of the Internal Revenue Code

Impact
Overhang(1)	Burn Rate(2)

(1)	Overhang represents the number of shares underlying outstanding equity awards and available for future equity awards as a percentage of weighted average common shares outstanding for the period.

(2)	Burn rate represents the number of shares granted per year pursuant to equity awards as a percentage of weighted average common shares outstanding for the period.

See page 71 for the proposal to amend the Morgan Stanley 2007 Equity Incentive Compensation Plan.

Item 5-6

Shareholder Proposals

Our Board unanimously recommends that you vote “AGAINST” each shareholder proposal.

●Our Board recommends you vote against the proposal to exclude votes to abstain from shareholder proposal vote counts.

●Our Board recommends you vote against the proposal to adopt a policy to prohibit vesting of deferred equity awards for senior executives who resign to enter government service.

See page 79 for two proposals submitted by shareholders and our Board’s statements in opposition to each.

10     Morgan Stanley 2016 Proxy Statement

CORPORATE GOVERNANCE

Item 1

Election of Directors
Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

DIRECTOR SELECTION AND NOMINATION PROCESS

Our Board currently consists of 15 directors, including two directors who are designated in accordance with the terms of the Investor Agreement between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc. (MUFG), dated October 13, 2008, as amended and restated (Investor Agreement), pursuant to which Morgan Stanley agreed to take all lawful action to cause two of MUFG’s senior officers or directors to become members of Morgan Stanley’s Board. MUFG has designated Messrs. Nobuyuki Hirano and Ryosuke Tamakoshi as its representative directors pursuant to the Investor Agreement.

The Nominating and Governance Committee’s charter provides that the committee will actively seek and identify nominees for recommendation to the Board consistent with the criteria in the Morgan Stanley Corporate Governance Policies (Corporate Governance Policies), which provide that the Board values members who:

●	Combine a broad spectrum of experience and expertise with a reputation for integrity;
●	Have experience in positions with a high degree of responsibility;
●	Are leaders in the companies or institutions with which they are affiliated;
●	Can make contributions to the Board and management; and
●	Represent the interests of shareholders.

While the Board has not adopted a policy regarding diversity, the Corporate Governance Policies provide that the Board will take into account the diversity of a director candidate’s perspectives, background and other relevant demographics. The Nominating and Governance Committee and Board may also determine specific skills and experience they are seeking in director candidates based on the needs of the Company at a specific time. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria.

The Nominating and Governance Committee may also consider director candidates proposed by shareholders, and in this regard, the Board has adopted the Policy Regarding Director Candidates Recommended by Shareholders. The Nominating and Governance Committee may also retain and terminate, in its sole discretion, a third party to assist in identifying director candidates or gathering information regarding a director candidate’s background and experience. Members of the Nominating and Governance Committee, the Independent Lead Director and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates.

DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

When the Board nominates directors for election at an annual meeting, it evaluates the experience, qualifications, attributes and skills that an individual director candidate contributes to the tapestry of the Board as a whole to assist the Board in discharging its duties. As part of the ongoing process to evaluate these attributes, the Board performs an annual self-evaluation and the Corporate Governance Policies provide that the Board expects a director whose principal occupation or employer changes, who plans to join the board of directors or similar governing body of another public or private company or advisory board, or who experiences other changed circumstances that could diminish his or her effectiveness as a director or otherwise be detrimental to the Company, to advise and to offer to tender his or her resignation for consideration by the Board. In addition, the Corporate Governance Policies provide that a director candidate should not be nominated for election if the candidate would be 72 years old at the time of election.

Morgan Stanley 2016 Proxy Statement     11

CORPORATE GOVERNANCE

The Company believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills. The Nominating and Governance Committee and Board regularly consider these skills in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business and to ensure that the Board has the appropriate mix of skills needed for the broad set of challenges that it confronts. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members and in government and academia and possess substantive knowledge and skills applicable to our business, including experience in the following areas:

Directors’ Qualifications, Attributes and Skills
●	Banking	●	Financial Services	●	Public Policy
●	Business Development	●	International Matters	●	Regulatory
●	Compensation	●	Management Development and Succession	●	Risk Management
●	Corporate Governance	●	Operations	●	Strategic Planning
●	Finance	●	Public Accounting and Financial Reporting	●	Technology

DIRECTOR NOMINEES

The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

The Board has nominated the 14 director nominees below for election at the 2016 annual meeting of shareholders. The Board believes that, in totality, the mix of qualifications, skills and attributes among the nominees enhances our Board’s effectiveness in light of the Company’s businesses, regulatory environment and long-term strategy.

Laura D. Tyson is not standing for re-election at the annual meeting of shareholders. The Board thanks Dr. Tyson for her dedicated service to Morgan Stanley.

Pursuant to the terms of the Investor Agreement, on October 28, 2015, MUFG designated Mr. Nobuyuki Hirano as its representative director replacing Mr. Masaaki Tanaka, who served as its representative director since May 2011. In accordance with the Investor Agreement, on October 29, 2015, the Board unanimously elected Mr. Hirano to the Board, effective November 1, 2015. The Board determined that Mr. Hirano’s experience as chief executive officer (CEO) of one of the world’s largest banks brings tremendous value to the Board and to Morgan Stanley, including commercial banking and risk management expertise.

As part of the Board’s ongoing review of Board composition and succession planning, the Nominating and Governance Committee’s third-party search firm recommended Alistair Darling as a potential director candidate to the Nominating and Governance Committee. Upon the recommendation of the Nominating and Governance Committee, the Board unanimously elected Mr. Darling to the Board, effective January 1, 2016. The Board determined that Mr. Darling’s service as a former member of the British Parliament and as Chancellor of the Exchequer brings to the Board strong leadership experience, as well as insight into both the global economy and the global financial system.

Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected.

12     Morgan Stanley 2016 Proxy Statement

CORPORATE GOVERNANCE

Erskine B. Bowles Independent Lead Director	Alistair Darling Independent Director
Age: 70 Director Since: 2005	Age: 62 Director Since: 2016

Morgan Stanley Committees:	Morgan Stanley Committees:
●CMDS ●Nominating and Governance	●Risk (effective May 17, 2016)

Professional Experience:	Professional Experience:
●President Emeritus of the University of North Carolina and served as President from January 2006 through December 2010.

●Served as Co-Chair of the National Commission on Fiscal Responsibility and Reform during 2010.

●Senior advisor at BDT Capital Partners LLC, a private investment firm, since 2012 and serves as non-executive vice chairman. Senior advisor from 2001 to 2015 and Managing Director from 1999 to 2001 of Carousel Capital, a private investment firm. Partner at the private investment firm of Forstmann Little & Co. from 1999 to 2001 and a founder of Kitty Hawk Capital, a venture capital firm.

●Began career in corporate finance at Morgan Stanley in 1969 and subsequently helped found and served as Chairman and CEO of Bowles Hollowell Connor & Co., an investment banking firm.

●Served as White House Chief of Staff from 1996 to 1998 and Deputy White House Chief of Staff from 1994 to 1995. Head of the Small Business Administration from 1993 to 1994 and served as United Nations Under Secretary General, Deputy Special Envoy for Tsunami Recovery in 2005.

Qualifications, Attributes and Skills: Mr. Bowles brings to the Board his extensive experience in the financial services industry and our Company, particularly in his capacity as Independent Lead Director appointed by our independent directors, as well as in academia and his distinguished public service.

Other Current Public Company Directorships:
Facebook, Inc. and Norfolk Southern Corporation

Other Public Company Directorships in the Past Five Years:
Belk, Inc. and Cousins Properties Incorporated

●Appointed to the House of Lords on December 10, 2015. Previously a member of the British Parliament, serving as a member of the House of Commons from 1987 to 2015.

●Held several leadership positions, including as Chancellor of the Exchequer from 2007 to 2010, Secretary of State for Trade and Industry from 2006 to 2007, Secretary of State for Scotland from 2003 to 2006, Secretary of State for Transport from 2002 to 2006, Secretary of State for Social Security/Work and Pensions from 1998 to 2002 and Chief Secretary to the Treasury from 1997 to 1998.

Qualifications, Attributes and Skills: Mr. Darling’s service as a former member of the British Parliament and as Chancellor of the Exchequer brings to the Board strong leadership, risk management and regulatory experience, as well as insight into both the global economy and the global financial system.

Morgan Stanley 2016 Proxy Statement     13

CORPORATE GOVERNANCE

Thomas H. Glocer Independent Director	James P. Gorman Chairman
Age: 56 Director Since: 2013	Age: 57 Director Since: 2010

Morgan Stanley Committees:
●Audit ●Operations and Technology (Chair)

Professional Experience:	Professional Experience:
●Served as CEO of Thomson Reuters Corporation, a news and information provider for businesses and professionals, from April 2008 through December 2011, and as CEO of Reuters Group PLC from July 2001 to April 2008. Joined Reuters Group PLC in 1993 and served in a variety of executive roles before being named CEO.

●Mergers and acquisitions lawyer at the law firm of Davis Polk & Wardwell LLP from 1984 to 1993.

Qualifications, Attributes and Skills: Mr. Glocer’s leadership positions, including as CEO of Thomson Reuters Corporation, brings to the Board extensive management experience as well as operational and technology experience and international perspective.

Other Current Public Company Directorships:
Merck & Co., Inc.

Other Public Company Directorships in the Past Five Years:
Thomson Reuters Corporation

●Chairman of the Board and CEO of Morgan Stanley since January 2012. President and CEO from January 2010 through December 2011.

●Co-President from December 2007 to December 2009, Co-Head of Strategic Planning from October 2007 to December 2009 and President and Chief Operating Officer of Wealth Management from February 2006 to April 2008.

●Joined Merrill Lynch & Co., Inc. (Merrill Lynch) in 1999 and served in various positions including Chief Marketing Officer, Head of Corporate Acquisitions Strategy and Research in 2005 and President of the Global Private Client business from 2002 to 2005.

●Prior to joining Merrill Lynch, was a senior partner at McKinsey & Co., serving in the firm’s financial services practice. Earlier in his career, was an attorney in Australia.

Qualifications, Attributes and Skills: As CEO of the Company, Mr. Gorman is a proven leader with an established record as a strategic thinker backed by strong operating, business development and execution skills and brings an extensive understanding of Morgan Stanley’s businesses and decades of financial services experience.

14     Morgan Stanley 2016 Proxy Statement

CORPORATE GOVERNANCE

Robert H. Herz Independent Director	Nobuyuki Hirano Non-management Director
Age: 62 Director Since: 2012	Age: 64 Director Since: 2015

Morgan Stanley Committees:	Morgan Stanley Committees:
●Audit (Chair) ●Nominating and Governance	●Risk

Professional Experience:	Professional Experience:
●President of Robert H. Herz LLC, providing consulting services on financial reporting and other matters, since September 2010.

●Chairman of the Financial Accounting Standards Board from July 2002 to September 2010 and as a part-time member of the International Accounting Standards Board from January 2001 to June 2002.

●Served on the Accounting Standards Oversight Council of Canada since 2011 and as a member of the Standing Advisory Group of the Public Company Accounting Oversight Board since 2012.

●Partner in PricewaterhouseCoopers, an accounting firm, from 1985 to 2002.

Qualifications, Attributes and Skills: Mr. Herz brings to the Board extensive regulatory, public accounting, financial reporting, risk management and financial experience through his private and public roles, including as Chairman of the Financial Accounting Standards Board.

Other Current Public Company Directorships:
Federal National Mortgage Association (Fannie Mae) and Workiva Inc.

●President and CEO of MUFG, one of the world’s leading financial groups, since April 2013, and since April 2016 Chairman of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU), the core commercial banking unit of MUFG.

●Director of MUFG since June 2010 and Deputy President from October 2010 to March 2012. President and CEO of BTMU from April 2012 to March 2016 and Deputy President of BTMU from June 2009 to March 2012.

●Managing Officer of MUFG from 2009 to 2010 and Senior Managing Director from 2008 to 2009 and Managing Director from 2006 to 2008 of BTMU.

●Numerous senior-level positions in Japan and abroad since joining The Mitsubishi Bank, Limited in 1974, including in the Corporate Planning Office and Corporate Banking Division of The Bank of Tokyo-Mitsubishi, Ltd.

●Previously served as a director of Morgan Stanley from 2009 to 2011.

Qualifications, Attributes and Skills: In his role as Director, President and CEO at MUFG and its associated companies, Mr. Hirano brings to the Board global leadership as well as international banking, financial services, risk management and regulatory experience.

Other Current Public Company Directorships:
MUFG

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CORPORATE GOVERNANCE

Klaus Kleinfeld Independent Director	Jami Miscik Independent Director
Age: 58 Director Since: 2012	Age: 57 Director Since: 2014

Morgan Stanley Committees:	Morgan Stanley Committees:
●CMDS	●Operations and Technology ●Risk

Professional Experience:	Professional Experience:
●Chairman and CEO of Alcoa Inc. (Alcoa), the world’s leading producer of primary aluminum and fabricated aluminum, since April 2010.

●President and CEO of Alcoa from 2008 to 2010 and President and Chief Operating Officer of Alcoa from 2007 to 2008.

●Served for 20 years at Siemens AG from 1987 to 2007, including as CEO and President from 2005 to 2007, as a member of the Managing Board from 2004 to 2007, and as President and CEO from 2002 to 2004 and Executive Vice President and Chief Operating Officer in 2001 of Siemens AG’s principal U.S. subsidiary, Siemens Corporation.

Qualifications, Attributes and Skills: Mr. Kleinfeld brings to the Board extensive international and senior executive experience, including in business development, operations and strategic planning at multinational organizations.

Other Current Public Company Directorships:
Alcoa and Hewlett-Packard Enterprise Company

Other Public Company Directorships in the Past Five Years:
Bayer AG (Supervisory Board) and Hewlett-Packard Company

●Co-CEO and Vice Chair of Kissinger Associates, Inc. (Kissinger), a New York-based strategic international consulting firm that assesses and navigates emerging market geopolitical and macroeconomic risks for its clients, since May 2015.

●President and Vice Chair of Kissinger from 2009 to 2015.

●Global head of sovereign risk at Lehman Brothers from 2005 to 2008.

●Central Intelligence Agency from 1983 to 2005, serving as Deputy Director for Intelligence from 2002 to 2005.

●Co-Chair of the President’s Intelligence Advisory Board and served as Senior Advisor for Geopolitical Risk at Barclays Capital.

Qualifications, Attributes and Skills: Ms. Miscik brings to the Board extensive leadership in navigating geopolitical, macroeconomic and technology risks through her private and public roles, including as Co-CEO and Vice Chair of Kissinger Associates, Inc. and her service with the Central Intelligence Agency.

Other Current Public Company Directorships:
EMC Corporation

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CORPORATE GOVERNANCE

Donald T. Nicolaisen Independent Director	Hutham S. Olayan Independent Director
Age: 71 Director Since: 2006	Age: 62 Director Since: 2006

Morgan Stanley Committees:	Morgan Stanley Committees:
●Audit ●Risk (Chair)	●CMDS (Chair)

Professional Experience:	Professional Experience:
●Chief Accountant for the U.S. Securities and Exchange Commission (SEC) from 2003 to 2005, where he served as the principal advisor to the SEC on accounting and auditing matters and was responsible for formulating and administering the accounting program and policies of the SEC.

●Partner of PricewaterhouseCoopers, an accounting firm, from 1978 to 2003 and first joined Price Waterhouse in 1967.

●Led Price Waterhouse’s national office for accounting and SEC services and its financial services practice and was responsible for auditing and providing risk management advice to large, complex multinational corporations.

Qualifications, Attributes and Skills: Mr. Nicolaisen brings to the Board over 40 years of regulatory, public accounting and financial reporting, risk management and financial experience and the varied perspectives he has gained in the private sector as well as through distinguished service at the SEC.

Other Current Public Company Directorships:
MGIC Investment Corporation, Verizon Communications Inc. and Zurich Insurance Group

●Principal and director since 1981 of The Olayan Group, a private multinational enterprise that is a diversified global investor and operator of commercial and industrial businesses in Saudi Arabia.

●President and CEO of The Olayan Group’s U.S. operations for almost 30 years, overseeing all investment activity in the Americas.

●Member of the Executive Advisory Board of General Atlantic and a former director of Thermo Electron Corporation.

Qualifications, Attributes and Skills: Ms. Olayan’s extensive financial experience in the U.S. and internationally, including the Middle East, strengthens the Board’s global perspective.

Other Current Public Company Directorships:
International Business Machines Corporation

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CORPORATE GOVERNANCE

James W. Owens Independent Director	Ryosuke Tamakoshi Non-management Director
Age: 70 Director Since: 2011	Age: 68 Director Since: 2011

Morgan Stanley Committees:	Morgan Stanley Committees:
●CMDS ●Nominating and Governance (Chair)	●Operations and Technology

Professional Experience:	Professional Experience:
●Chairman and CEO of Caterpillar Inc. (Caterpillar), a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, from 2004 to 2010.

●Vice Chairman of Caterpillar from 2003 to 2004 and as Group President from 1995 to 2003, responsible at various times for 13 of the company’s 25 divisions.

●Vice President and Chief Financial Officer of Caterpillar from 1993 to 1995, Corporate Vice President and President of Solar Turbines Incorporated from 1990 to 1993, and managing director of P.T. Natra Raya, Caterpillar’s Indonesian joint venture, from 1987 to 1990.

●Various managerial positions in the Accounting and Product Source Planning Departments from 1980 to 1987 and chief economist of Caterpillar Overseas S.A. in Geneva, Switzerland, from 1975 to 1980. Joined Caterpillar in 1972 as a corporate economist.

●Served on the President’s Economic Recovery Advisory Board from 2009 to 2011.

Qualifications, Attributes and Skills: Mr. Owens’ various leadership positions, including as CEO of a major global corporation, bring to the Board extensive management experience and economics expertise and strengthen the Board’s global perspective.

Other Current Public Company Directorships:
Alcoa and International Business Machines Corporation

●Senior Advisor of BTMU since June 2010.

●Chairman of MUFG from October 2005 to June 2010 and as Deputy Chairman of BTMU from January 2006 to March 2008. Before the merger of the former Mitsubishi Tokyo Financial Group and UFJ Holdings, President and CEO of UFJ Holdings, Inc. and Chairman of UFJ Bank, Ltd.

●Began his professional career at The Sanwa Bank, one of the legacy banks of BTMU, in 1970.

Qualifications, Attributes and Skills: As a senior officer advisor to BTMU and as former Chairman of MUFG, Mr. Tamakoshi brings to the Board over 40 years of banking experience and international, risk management and strategic expertise.

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Perry M. Traquina Independent Director	Rayford Wilkins, Jr. Independent Director
Age: 59 Director Since: 2015	Age: 64 Director Since: 2013

Morgan Stanley Committees:	Morgan Stanley Committees:
●Audit	●Nominating and Governance ●Operations and Technology

Professional Experience:	Professional Experience:
●Chairman, CEO and Managing Partner of Wellington Management Company LLP (Wellington), a global, multi-asset investment management firm, serving from 2004 through June 2014 as CEO and Managing Partner and from 2004 through December 2014 as Chairman.

●Partner, Senior Vice President and Director of Global Research at Wellington from 1998 to 2002 and President from 2002 to 2004.

●Joined Wellington in 1980 and served in a number of executive roles before being named Chairman, CEO and Managing Partner.

Qualifications, Attributes and Skills: Mr. Traquina brings to the Board extensive senior executive and risk management experience, as well as market knowledge from his over 30 years at the global investment management firm Wellington.

Other Current Public Company Directorships:
eBay Inc.

●CEO of Diversified Businesses of AT&T Inc. (AT&T), the telecommunications company, responsible for international investments, AT&T Interactive, AT&T Advertising Solutions and Customer Information Services from October 2008 to March 2012.

●During his career, he served in numerous other management roles at AT&T, including as Group President, Group President of SBC Marketing and Sales, and President and CEO of Pacific Bell Telephone Company and Nevada Bell Telephone Company.

●Began his career at Southwestern Bell Telephone in 1974.

Qualifications, Attributes and Skills: Mr. Wilkins brings to the Board extensive management, technology and operational experience, as well as international perspective, through the various management positions he held at AT&T.

Other Current Public Company Directorships:
Valero Energy Corporation

Other Public Company Directorships in the Past Five Years:
América Móvil, S.A.B. de C.V.

Our Board unanimously recommends that you vote “FOR” the election of all director nominees. Proxies solicited by the Board will be voted “FOR” each nominee unless otherwise instructed.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

Morgan Stanley is committed to best-in-class governance practices which are embodied in our Corporate Governance Policies available at www.morganstanley.com/about/company/governance. The Board initially adopted the Corporate Governance Policies in 1995 and reviews and approves them annually to ensure they reflect evolving best practices and regulatory requirements, including the New York Stock Exchange (NYSE) corporate governance listing standards and best practices at Morgan Stanley. The governance practices highlighted below are reflected in the Corporate Governance Policies, bylaws and our committee charters, as applicable.

Board Structure and Independence

●	Our Board represents a tapestry of complementary skills, attributes and perspectives and includes individuals with financial services experience and a diverse international background.
●	Directors may not stand for election if they would be 72 years old at the time of election.
●

Ongoing review of Board composition and succession planning, resulting in eight new directors since 2012 who bring new skills and perspective to the Board. Upon election at the annual meeting, the average tenure of the members of the Board will be approximately 4.6 years.

●	Our Board has a majority of independent directors. Our Chairman is the only member of management who serves as a director.
●

Our Independent Lead Director is elected annually from and by the independent directors and has expansive duties set forth in our Corporate Governance Policies. The Independent Lead Director chairs regularly scheduled executive sessions without the Chairman present. See “Board Leadership Structure and Role in Risk Oversight.”

●	The Independent Lead Director and committee chairs serve for approximately 3-5 years to provide for rotation of Board leadership and committee chairs while maintaining experienced leadership.
●	Since 2015, the Board approved the following committee appointments in accordance with the Board’s policy regarding periodic rotation of committee assignments:
○	Ms. Olayan and Mr. Nicolaisen were appointed Chair of the CMDS Committee and Risk Committee, respectively;
○	Mr. Traquina was appointed to the Audit Committee;
○	Messrs. Kleinfeld and Owens were appointed to the CMDS Committee;
○	Messrs. Bowles and Herz were appointed to the Nominating and Governance Committee; and
○	Messrs. Hirano and Darling and Ms. Miscik were appointed to the Risk Committee.

Board Oversight

●	The Board oversees the Company’s strategy and annual business plans.
○	Conducts an annual strategy offsite with the CEO, Operating Committee and senior management to review the Company’s long-term strategy.
○	Receives regular reporting regarding strategy at Board meetings as well as by the CEO and Operating Committee outside of regularly scheduled meetings.
○

Reviews the Company’s annual strategic presentation to shareholders, which summarizes the Company’s progress on the prior year’s strategic plan, provides an overview of long-term strategic priorities and includes specific financial and non-financial goals. The Company’s 2016 strategic presentation is available at http://www.morganstanley.com/about-us-ir.

●	The Board oversees the Company’s practices and procedures relating to culture, values and conduct.
●

The Board oversees the Company’s global enterprise risk management (ERM) framework and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight. See “Board Leadership Structure and Role in Risk Oversight.”

●

The Board has a separate committee responsible for Operations and Technology, including cybersecurity risk, and the Board receives annual briefings on cybersecurity, including an assessment from an external party.

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CORPORATE GOVERNANCE

●	Non-employee directors meet regularly with our primary regulator, the Federal Reserve, and other global regulators as requested.
●	Directors have complete and open access to senior members of management and other employees of the Company.
	○	Board members meet with local management and independent control functions throughout the world and have visited several of our global offices.
○

The Independent Lead Director and committee chairs meet with management between regularly scheduled meetings for discussion of key items and to develop Board and committee agendas and provide feedback regarding information reported to the Board and on other topics to be reviewed.

○

The Company’s Chief Risk Officer (CRO), Chief Financial Officer (CFO) and Chief Legal Officer, as well as the heads of the Company’s operating units and other officers, regularly attend Board meetings and maintain an ongoing dialogue with Board members between Board meetings, which is critical to the Company’s succession planning.

	○	The CMDS Committee annually reviews succession plans for the CEO and senior executives.
●

The director equity ownership requirement helps to align director and shareholder interests. Directors also may not enter into hedging transactions in respect of Morgan Stanley common stock or pledge Morgan Stanley common stock in connection with a margin or other loan transaction.

●	The Board, the Independent Lead Director and each committee have the right at any time to retain independent financial, legal or other advisors at the Company’s expense.

Shareholder Rights and Accountability

●

In 2015, the Board adopted proxy access, permitting up to 20 shareholders owning 3% or more of our stock continuously for at least three years to nominate the greater of two directors or up to 20% of our Board and include those nominees in our proxy materials.

●	All directors are elected annually.
●	In uncontested director elections, directors are elected by a majority of votes cast.
●	Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders.
●	There are no supermajority vote requirements in our charter or bylaws.
●	We do not have a “poison pill” in effect.
●	Shareholders and other interested parties may contact any of our Company’s directors.
●

Shareholders may submit recommendations for director candidates for consideration by the Nominating and Governance Committee at any time by sending the information set forth in the Policy Regarding Director Candidates Recommended by Shareholders to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Under the policy, the Nominating and Governance Committee evaluates director candidates recommended by shareholders in the same manner as other director candidates. In order for director candidate recommendations to be considered for the 2017 annual meeting of shareholders, recommendations must be submitted in accordance with the policy by December 2, 2016.

Annual Evaluation of Board, Committees and Independent Lead Director

●	The Board conducts an annual evaluation of the performance and effectiveness of the Board, the Independent Lead Director and each of its standing committees.
●

The annual evaluation includes self-evaluations by each of these committees and the Board and an evaluation of the performance of the Independent Lead Director by the other independent directors led by the chair of the Nominating and Governance Committee.

●

This process may include one-on-one Board member interviews led by the Independent Lead Director or committee chair, as appropriate, written guidelines or such other means as the Nominating and Governance Committee determines appropriate, and may encompass such factors as duties and responsibilities, individual director performance, Board and committee membership and structure, culture, process and execution.

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CORPORATE GOVERNANCE

●

The Nominating and Governance Committee ensures that the results of such evaluations, including any suggestions to enhance the performance and effectiveness of the Independent Lead Director, the Board and its committees, are communicated to and discussed with the entire Board in executive session, the Independent Lead Director and each committee, as appropriate. Following such evaluation, Board policies and practices are revised as appropriate.

Corporate Political Activities Policy Statement

Over the last several years, the Board has enhanced its Corporate Political Activities Policy Statement to ensure transparency of the Company’s practices and procedures regarding political activities and oversight by senior management and the Board. Our Corporate Political Activities Policy Statement:

●	Prohibits Morgan Stanley from making U.S. political contributions.
●	Provides that Morgan Stanley informs its principal U.S. trade associations not to use payments made by Morgan Stanley for election-related activity at the federal, state or local levels.
●

Provides that principal U.S. trade association memberships and expenditures relating to such memberships are reviewed annually with the Government Relations Department and the Nominating and Governance Committee.

●	Provides a link to examples of principal U.S. trade associations that the Company belongs to on the Company’s website.
●

Addresses oversight of lobbying activities by a member of the Operating Committee of the Company who reports to the Chairman and CEO, and significant lobbying priorities by the Nominating and Governance Committee.

●	Provides that the Nominating and Governance Committee oversees the Corporate Political Activities Policy Statement and the activities addressed by it.

Communication by Shareholders and Other Interested Parties with the Board of Directors

●

Shareholders and other interested parties may contact any of our Company’s directors (including the Independent Lead Director or non-management directors) by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

●	Such communications will be handled in accordance with the procedures approved by the Company’s independent directors.

Additional Corporate Governance Information Available on Corporate Governance Webpage

In addition to the Corporate Governance Policies and other policies described above, our governance webpage includes the following:

●	Bylaws and Certificate of Incorporation
●	Code of Ethics and Business Conduct
●	Policy Regarding Shareholder Rights Plan
●	Operating Committee Equity Ownership Commitment
●	Charters for Board Committees
●	Information Regarding the Integrity Hotline

Hard copies of the materials described above are available to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

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CORPORATE GOVERNANCE

Director Independence

The Board has adopted Director Independence Standards, which are more stringent than the independence requirements outlined in the NYSE rules in certain respects, and delineate relationships that are deemed to impair independence and categories of relationships that are not deemed material for purposes of director independence (Director Independence Standards). The Director Independence Standards, which are part of our Corporate Governance Policies available at www.morganstanley.com/about/company/governance, provide that for a director to be considered independent, a director must meet the following categorical standards:

1. Employment and commercial relationships affecting independence

A. Current Relationships

A director will not be independent if:
(i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor;
(ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor;
(iii) an immediate family member of the director (a) is a current employee of Morgan Stanley’s internal or external auditor and (b) personally works on Morgan Stanley’s audit;
(iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or
(v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B. Relationships within Preceding Three Years

A director will not be independent if, within the preceding three years:
(i) the director is or was an employee of Morgan Stanley;
(ii) an immediate family member of the director is or was an executive officer of Morgan Stanley;
(iii) the director or an immediate family member of the director (a) was a partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time;
(iv) the director or an immediate family member of the director received more than $120,000 in direct compensation in any 12-month period from Morgan Stanley, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (b) compensation paid to an immediate family member of the director who is an employee (other than an executive officer) of Morgan Stanley; or
(v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

2. Relationships not deemed material for purposes of director independence

In addition to the provisions above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the Board in this determination, it has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A. Equity Ownership

A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

B. Other Directorships

A relationship arising solely from a director’s position as
(i) director or advisory director (or similar position) of another company or for-profit corporation or organization or
(ii) director or trustee (or similar position) of a tax-exempt organization.

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CORPORATE GOVERNANCE

C. Ordinary Course Business

A relationship arising solely from transactions, including financial services transactions such as underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D. Contributions

A relationship arising solely from a director’s status as an executive officer of a tax-exempt organization, and the contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues during the organization’s preceding fiscal year (matching of employee charitable contributions is not included in Morgan Stanley’s contributions for this purpose).

E. Products and Services

A relationship arising solely from a director utilizing products or services of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

F. Professional, Social and Religious Organizations and Educational Institutions

A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer or director.

G. Family Members

Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

The Board has determined that 11 of our 14 director nominees (Messrs. Bowles, Darling, Glocer, Herz and Kleinfeld, Ms. Miscik, Mr. Nicolaisen, Ms. Olayan, and Messrs. Owens, Traquina and Wilkins) are independent in accordance with the Director Independence Standards. The Board has also determined that Messrs. Davies and Kidder, who retired from the Board during 2015, were independent during the time they served on the Board in 2015 and Dr. Tyson, who is not standing for reelection at the annual meeting of shareholders, is independent. Mr. Gorman, our Chairman and CEO, and Messrs. Hirano and Tamakoshi, who were designated pursuant to the Investor Agreement with MUFG, have not been determined independent. Mr. Tanaka, who also retired from the Board during 2015, was designated pursuant to the Investor Agreement with MUFG and was not determined independent during the time he served on the Board in 2015.

To assess independence, the Board was provided with information about relationships between the independent directors (and their immediate family members and affiliated entities) and Morgan Stanley and its affiliates, including information about the director’s professional experience and affiliations. In making its determination as to the independent directors, the Board reviewed the categories of relationships between Morgan Stanley and the directors described above and the following specific relationships under those Director Independence Standards:

●

Commercial relationships (such as financial services offered by the Company to clients in the ordinary course of the Company’s business) in the last three years between Morgan Stanley and entities where the directors are employees or executive officers, or their immediate family members are executive officers (Messrs. Davies and Kleinfeld, Ms. Olayan and Dr. Tyson). In each case the fees the Company received were in compliance with the Director Independence Standards and the NYSE rules, and did not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues in any of the last three years and were considered immaterial.

●

Director’s utilization of Morgan Stanley products and services offered by the Company as a client of the Company (such as Wealth Management brokerage accounts and investments in funds sponsored by the Company) in the ordinary course of the Company’s business on terms and conditions substantially similar to those provided to unaffiliated third parties (Messrs. Glocer, Herz and Kidder, Mss. Miscik and Olayan, Messrs. Owens and Traquina, Dr. Tyson and Mr. Wilkins). In each case the provision of such products and services was in compliance with the Director Independence Standards and the NYSE rules and was considered immaterial.

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CORPORATE GOVERNANCE

Director Attendance at Annual Meeting

The Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All 15 directors who were on the Board at the time, and all current directors who were nominees at the time, attended the 2015 annual meeting of shareholders.

Board Meetings and Committees

Board Meetings

Our Board met 16 times during 2015. Each current director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2015 while the director was a member. In addition to Board and committee meetings, our directors also discharge their duties through, among other things, informal group communications and discussions with the Independent Lead Director, Chairman of the Board and CEO, members of senior management and others as appropriate regarding matters of interest.

Committees

The Board’s standing committees, their membership and the number of meetings in 2015 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at www.morganstanley.com/about/company/governance.

●	All members of the Audit Committee, the CMDS Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees.
●

Each member of the CMDS Committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, an “outside director” as defined by Section 162(m) of the Internal Revenue Code and independent within the meaning of the NYSE listing standards.

●

The Board has determined that all members of the Audit Committee are independent and “financially literate” within the meaning of the NYSE listing standards and “audit committee financial experts” within the meaning of the SEC rules.

●

All members of the Risk Committee and Operations and Technology Committee are non-employee directors and a majority of the members of such committees satisfy the independence requirements of the Company and the NYSE, and the Risk Committee membership satisfies other applicable legal and regulatory criteria.

AUDIT(1)

Current Members Robert H. Herz (Chair) Thomas H. Glocer Donald T. Nicolaisen Perry M. Traquina Meetings Held in 2015 15	Primary Responsibilities
	●	Oversees the integrity of the Company’s consolidated financial statements and system of internal controls.
●

Oversees risk management and risk assessment guidelines in coordination with the Board, Risk Committee and Operations and Technology Committee and reviews the major legal and compliance risk exposures of the Company.

	●	Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor.
	●	Oversees the qualifications, independence and performance of the independent auditor, and pre-approves audit and permitted non-audit services.
	●	Oversees the performance of the Company’s Head of Internal Audit, who reports functionally to the Audit Committee, and the internal audit function.
	●	After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.
	●	See also “Audit Matters.”

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CORPORATE GOVERNANCE

COMPENSATION, MANAGEMENT DEVELOPMENT AND SUCCESSION(2)

Current Members Hutham S. Olayan (Chair) Erskine B. Bowles Klaus Kleinfeld James W. Owens Meetings Held in 2015 11	Primary Responsibilities
	●	Annually reviews and approves the corporate goals and objectives relevant to the compensation of the CEO and evaluates his performance in light of these goals and objectives.
	●	Determines the compensation of executive officers and other officers and employees as appropriate.
	●	Administers the Company’s equity-based compensation plans and cash-based nonqualified deferred compensation plans.
	●	Oversees plans for management development and succession.
	●	Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.
●

Reviews the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

	●	Reviews and approves the Company’s equity retention and ownership policies for executive officers and other officers and employees, as appropriate.
	●	See also “Compensation Governance and Risk Management.”

NOMINATING AND GOVERNANCE(3)

Current Members James W. Owens (Chair) Erskine B. Bowles Robert H. Herz Rayford Wilkins, Jr. Meetings Held in 2015 4	Primary Responsibilities
	●	Reviews the overall size and composition of the Board, taking into consideration the skills, attributes and experience of each Board member.
	●	Identifies and recommends candidates for election to the Board.
	●	Recommends committee structure and membership.
	●	Reviews annually the Corporate Governance Policies.
	●	Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Independent Lead Director, the Board and its committees.
	●	Reviews and approves related person transactions in accordance with the Company’s Related Person Transactions Policy.
	●	Oversees director compensation.
	●	Reviews the Company’s Corporate Political Activities Policy Statement.
	●	Oversees political activities of the Morgan Stanley Political Action Committee, the Company’s significant lobbying priorities and expenditures related to principal U.S. trade associations.
	●	Oversees the Company’s philanthropic programs and social responsibility and environmental matters.

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CORPORATE GOVERNANCE

OPERATIONS AND TECHNOLOGY

Current Members Thomas H. Glocer (Chair) Jami Miscik Ryosuke Tamakoshi Rayford Wilkins, Jr. Meetings Held in 2015 5	Primary Responsibilities
	●	Oversees the Company’s operations and technology strategy including trends that may affect such strategy.
●

Reviews the major operations and technology risk exposures of the Company, including information security and cybersecurity risks, and the steps management has taken to monitor and control such exposures.

	●	Reviews the operations and technology budget and significant operations and technology expenditures and investments.
	●	Reviews operations and technology metrics.
	●	Oversees risk management and risk assessment guidelines and policies regarding operations and technology risk.
	●	Oversees the Company’s business continuity planning.

RISK(4)

Current Members Donald T. Nicolaisen (Chair) Nobuyuki Hirano Jami Miscik Laura D. Tyson Meetings Held in 2015 9	Primary Responsibilities
	●	Oversees the Company’s global ERM framework.
●

Oversees the major risk exposures of the Company, including market, credit, operational, liquidity, funding, reputational and franchise risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures and reviews significant reputational risk, franchise risk, new product risk, emerging risks and regulatory matters.

	●	Oversees the Company’s risk appetite statement, including risk limits and tolerances.
	●	Reviews capital, liquidity and funding strategy and related guidelines and policies.
	●	Reviews the contingency funding plan and internal capital adequacy assessment process and capital plan.
	●	Oversees risk management and risk assessment policies and guidelines.
	●	Oversees the performance of the CRO, who reports functionally to the Risk Committee, and the risk management function.
	●	See also “Board Leadership Structure and Role in Risk Oversight—Board Role in Risk Oversight.”

(1)	Effective May 19, 2015, Mr. Traquina joined, and Mr. Davies concluded service on, the Audit Committee.

(2)	Effective May 19, 2015, Ms. Olayan was appointed Chair of, Messrs. Kleinfeld and Owens joined, and Messrs. Nicolaisen and Kidder concluded service on, the CMDS Committee.

(3)	Effective May 19, 2015, Mr. Herz joined, and Messrs. Kidder and Kleinfeld concluded service on, the Nominating and Governance Committee. Effective August 1, 2015, Mr. Bowles joined the Nominating and Governance Committee.

(4)	Effective May 17, 2016, Mr. Darling will join the Risk Committee. Effective May 19, 2015, Mr. Nicolaisen joined and was appointed Chair of, Ms. Miscik joined, and Messrs. Davies and Owens concluded service on, the Risk Committee. Effective November 1, 2015, Mr. Hirano joined, and Mr. Tanaka concluded service on, the Risk Committee.

Morgan Stanley 2016 Proxy Statement     27

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board is responsible for reviewing the Company’s leadership structure. As set forth in the Corporate Governance Policies, the Board believes that the Company and its shareholders are best served by maintaining the flexibility to have any individual serve as Chairman of the Board based on what is in the best interests of the Company at a given point in time, taking into consideration, among other things:

●	The composition of the Board;
●	The role of the Company’s Independent Lead Director;
●	The Company’s strong corporate governance practices;
●	The CEO’s working relationship with the Board; and
●	The challenges specific to the Company.

The Board has determined that the appointment of a strong Independent Lead Director (as described below), together with a combined Chairman and CEO, serve the best interests of the Company and its shareholders. By serving in both positions, the CEO and Chairman is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Independent Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of CEO and Chairman ensures that the Company presents its message and strategy to shareholders, employees and clients with a unified voice. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Gorman to serve as Chairman and CEO at this time, considering the strong role of our Independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

Independent Lead Director

The Corporate Governance Policies provide for an independent and active Independent Lead Director who is appointed and reviewed annually by the independent directors with clearly defined leadership authority and responsibilities. Our Independent Lead Director, Erskine B. Bowles, was appointed by our other independent directors and has responsibilities including:

●	Presiding at all meetings of the Board at which the Chairman is not present, including at executive sessions of the independent and non-management directors;
●	Having the authority to call, and lead, sessions composed only of non-management directors or independent directors;
●	Serving as liaison between the Chairman and the independent directors;
●	Advising the Chairman of the Board on the Board’s informational needs;
●	Approving the types and forms of information sent to the Board;
●	Approving Board meeting agendas and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items and requesting, if necessary, the inclusion of additional agenda items; and

●	Making himself available, if requested by major shareholders, for consultation and direct communication.

28     Morgan Stanley 2016 Proxy Statement

CORPORATE GOVERNANCE

Independent Oversight of Management

The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

●	The Board has a majority of independent and non-management directors. Eleven of the 14 director nominees are independent as defined by the NYSE listing standards and the Company’s more stringent Director Independence Standards. Thirteen of 14 director nominees are non-management directors. All of the Company’s directors are elected annually.

●	The Board’s key standing committees are composed solely of non-management directors. The Audit Committee, the CMDS Committee, and the Nominating and Governance Committee are each composed solely of independent directors. The Operations and Technology Committee and Risk Committee are chaired by independent directors and consist of a majority of independent directors and include only non-management directors. The committees provide independent oversight of management.

●	The Board’s non-management directors meet regularly in executive session. The non-management directors meet regularly in executive session without management present and, consistent with the NYSE listing standards, at least annually, the independent directors meet in executive session. These sessions are chaired by the Independent Lead Director.

Board Role in Risk Oversight

Effective risk management is vital to the success of Morgan Stanley. The Board has oversight for the Company’s global ERM framework, which integrates the roles of the Company’s risk management functions into a holistic enterprise to facilitate the incorporation of risk assessment into decision-making processes across the Company, and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight.

Coordination Among Board Committees Regarding Risk Oversight
		Board of Directors	●Strategic risk ●Culture, values and conduct

Audit	Operations and Technology	Risk	CMDS	Nominating and Governance

●Legal risk ●Compliance risk ●Performance assessment and compensation of the Head of Internal Audit	●Operations risk ●Technology risk ●Cybersecurity	●ERM framework ●Risk appetite statement ●Market risk ●Credit risk ●Operational risk ●Liquidity and funding risk ●Capital ●Reputational/franchise risk ●Performance assessment and compensation of CRO	●Performance assessment and compensation of CEO and other executive officers ●Succession planning ●Risk review of incentive compensation arrangements	●Governance Risk

Morgan Stanley 2016 Proxy Statement     29

CORPORATE GOVERNANCE

The Risk Committee assists the Board in the oversight of:

●	The Company’s global ERM framework;
●	The major risk exposures of the Company, including market, credit, operational, liquidity, funding, reputational and franchise risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures;

●	The Company’s risk appetite statement, including risk limits and risk tolerance, which are reviewed and approved annually;
●	The Company’s significant risk management and risk assessment guidelines and policies; and
●	The performance of the CRO, who reports to the CEO and the Risk Committee.

In fulfilling its duties, the Risk Committee receives reports:

●	From the CRO, CFO and Corporate Treasurer regarding major risk exposures of the Company, including market, credit, operational, liquidity, funding, and capital;
●	From the Head of Internal Audit on reviews of risk management, liquidity and capital functions;
●	From the Company’s Strategic Transactions Committee and CCAR/Resolution and Recovery Planning Committee; and
●	Regarding significant reputational risk, franchise risk, new product risk, emerging risks and regulated matters relating to its authority.

The Risk Committee reports to the entire Board on a regular basis and the entire Board attends quarterly Risk Committee meetings.

The Audit Committee assists the Board and the Risk Committee in the oversight of the major legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposure, as well as, in coordination with the Risk Committee and the Operations and Technology Committee, guidelines and policies that govern the process for risk assessment and risk management.

The Operations and Technology Committee has responsibility for oversight of operations and technology risk, including cybersecurity (also reviewed with the Board).

The CMDS Committee reviews the Company’s incentive compensation arrangements, including with the CRO, to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

The committees report to the entire Board on a regular basis.

The Board has also authorized the Firm Risk Committee, a management committee appointed and chaired by the CEO that includes the most senior officers of the Company, including the CRO, Chief Legal Officer and CFO, to oversee the Company’s global ERM framework. The Firm Risk Committee’s responsibilities include oversight of the Company’s risk management principles, procedures and limits and the monitoring of capital levels and material market, credit, liquidity and funding, legal, compliance, operational, franchise and regulatory risk matters, and other risks, as appropriate, and the steps management has taken to monitor and manage such risks. The Company’s risk management is further discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (2015 Form 10-K).

Assessment of Leadership Structure and Risk Oversight

The Board has determined that its leadership structure is appropriate for the Company. Mr. Gorman’s role as CEO, his existing relationship with the Board, his understanding of Morgan Stanley’s businesses and strategy, and his professional experience and leadership skills uniquely position him to serve as Chairman and CEO, while the Company’s Independent Lead Director position enhances the overall independent functioning of the Board. The Board believes that the combination of the Chairman and CEO, the Independent Lead Director and the Chairs of the Audit, CMDS, Risk and Operations and Technology Committees provide the appropriate leadership to help ensure effective risk oversight by the Board.

30     Morgan Stanley 2016 Proxy Statement

CORPORATE GOVERNANCE

Compensation Governance and Risk Management

The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance.

●	Retains an independent compensation consultant and evaluates the independence of such consultant and other advisors as required by any applicable law, regulation or listing standard. The CMDS Committee’s compensation consultant, Pay Governance, assists the CMDS Committee in collecting and evaluating external market data regarding executive compensation and performance and advises the CMDS Committee on developing trends and best practices in executive compensation and equity and incentive plan design. In performing these services, Pay Governance met regularly with the CMDS Committee, including without management present. Pay Governance does not provide any other services to the Company or its executive officers. The Company has affirmatively determined that no conflict of interest has arisen in connection with the work of Pay Governance as compensation consultant for the CMDS Committee.

●	Regularly reviews (i) Company performance with respect to execution of long-term strategy and evaluates executive performance in light of such achievements; (ii) executive compensation strategy, including the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives; and (iii) market trends and legislative and regulatory developments affecting compensation in the U.S. and globally.

●	Reviews the Company’s incentive compensation arrangements, including with the Company’s CRO, to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance. The CRO concluded that the Company’s current compensation programs for 2015 do not incentivize employees to take unnecessary or excessive risk and that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

●	Grants senior executive annual incentive compensation after a comprehensive review and evaluation of Company, business unit and individual performance for the year, both on a year-over-year basis and as compared to our key competitors, and reviews its compensation decisions with our Board for executive officers and other senior executives.

●	Together with senior management, oversees the Company’s controls regarding the year-end compensation process, which have been designed to be consistent with our regulators’ principles for safety and soundness, including policies and procedures for funding and allocating the incentive compensation pool and the use of discretion in determining individual incentive compensation awards; processes for identifying “risk-taking” employees; and processes to administer incentive compensation clawback and cancellation features.

Morgan Stanley 2016 Proxy Statement     31

CORPORATE GOVERNANCE

Director Compensation

The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors earned during 2015 with respect to his or her Board service.

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erskine B. Bowles	119,167	250,000	—	—	—	369,167
Howard J. Davies*	35,833	—	—	—	—	35,833
Thomas H. Glocer	105,000	250,000	—	—	—	355,000
Robert H. Herz	106,667	250,000	—	—	—	356,667
C. Robert Kidder*	31,667	—	—	—	22,389(5)	54,056
Klaus Kleinfeld	85,000	250,000	—	—	—	335,000
Jami Miscik	90,833	250,000	—	—	—	340,833
Donald T. Nicolaisen	105,000	250,000	—	—	—	355,000
Hutham S. Olayan	91,667	250,000	—	—	—	341,667
James W. Owens	105,000	250,000	—	—	—	355,000
Perry M. Traquina*	56,667	250,000	—	—	—	306,667
Laura D. Tyson	85,000	250,000	—	—	—	335,000
Rayford Wilkins, Jr.	95,000	250,000	—	—	—	345,000

*	Effective May 19, 2015, Messrs. Davies and Kidder retired from the Board and Mr. Traquina joined the Board. Mr. Darling was appointed to the Board effective January 1, 2016 and received no compensation in 2015.

(1)	Messrs. Gorman, Hirano, Tamakoshi and Tanaka received no compensation during 2015 for Board service.

(2)

Represents the portion of the annual Board and Board committee retainers that was earned, whether paid in cash or deferred at the director’s election, during 2015. Cash retainers for service on the Board and Board committees during the 2015 service period are paid semi-annually in arrears for the period beginning at the 2015 annual meeting of shareholders (May 19, 2015) and concluding at the 2016 annual meeting of shareholders (May 17, 2016). Amounts in the table represent cash retainers earned for a portion of the 2014 service period (January 1, 2015 to May 19, 2015) and cash retainers earned for a portion of the 2015 service period (May 20, 2015 to December 31, 2015).

The annual Board retainer for the 2015 service period for each director is $75,000. In addition, the Independent Lead Director, each of the Board committee chairs and each Board committee member receives additional annual retainers for the 2015 service period, as set forth in the following table. Retainers are prorated when a director joins or leaves the Board or a committee at any time other than at the annual meeting of shareholders, and no retainers are paid if the director is elected to the Board less than 60 days prior to the annual meeting. Directors do not receive meeting fees.

Position	Retainer ($)
Independent Lead Director	30,000
Committee Chairs
Audit Committee	25,000
Compensation, Management Development and Succession Committee	20,000
Nominating and Governance Committee	20,000
Operations and Technology Committee	20,000
Risk Committee	20,000
Committee Members	10,000

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CORPORATE GOVERNANCE

Directors can elect to receive all or a portion of their retainers on a current basis in cash or shares of common stock or on a deferred basis under the Directors’ Equity Capital Accumulation Plan (DECAP) in the form of Elective Units. Elective Units are not subject to vesting or cancellation.

Messrs. Bowles and Traquina and Mss. Olayan and Miscik deferred all or a portion of their retainers into Elective Units under DECAP. Mr. Glocer deferred all of his retainers into Elective Units for the 2014 service period and elected to receive all of his cash retainers in shares of common stock for the 2015 service period. Elective Units in lieu of cash retainers earned for the second half of the 2014 service period were granted in arrears on May 19, 2015, and Elective Units or shares of common stock, as applicable, in lieu of cash retainers earned for the first half of the 2015 service period were granted in arrears on November 19, 2015. The number of Elective Units granted on May 19, 2015 was based on $38.6392, and the number of Elective Units and shares of common stock granted on November 19, 2015 was based on $34.2019, which, in each case, represents the volume-weighted average price of the common stock on the grant date.

(3)

Represents the aggregate grant date fair value, determined in accordance with the applicable accounting guidance for equity-based awards, of the annual stock unit award for the 2015 service period. The aggregate grant date fair value of annual stock units granted on May 19, 2015 is based on $38.6392, which represents the volume-weighted average price of the common stock on the grant date. For further information on the valuation of these stock units, see notes 2 and 18 to the consolidated financial statements included in the 2015 Form 10-K.

Under DECAP, directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the annual meeting and are not initially elected at the annual meeting) and an equity award annually thereafter on the date of the annual meeting of shareholders. Initial and annual equity awards are granted 50% in the form of stock units that do not become payable until the director retires from the Board (Career Units) and 50% in the form of stock units payable on the first anniversary of grant (Current Units). The grant date fair value of the initial equity award is $250,000, prorated for service until the annual meeting, and the award is fully vested upon grant. The grant date fair value of the annual equity award is $250,000 and the award is subject to monthly vesting until the one-year anniversary of the grant date. Directors may elect to extend deferral of their Career Units and Current Units beyond the scheduled payment date, subject to specified limitations.

(4)	The following table sets forth the aggregate number of shares underlying DECAP stock units outstanding at December 31, 2015.

Name	Stock Units (#)
Erskine B. Bowles	131,363
Howard J. Davies	15,314
Thomas H. Glocer	30,999
Robert H. Herz	28,196
C. Robert Kidder	—
Klaus Kleinfeld	25,133
Jami Miscik	9,314
Donald T. Nicolaisen	82,558
Hutham S. Olayan	121,787
James W. Owens	47,988
Perry M. Traquina	7,767
Laura D. Tyson	46,398
Rayford Wilkins, Jr.	14,393

(5)	At the conclusion of Mr. Kidder’s service on the Board, the Company contributed $22,000 to the C. Robert Kidder and Mary Kidder endowed scholarship for African American students with scholastic merit and financial need at the University of Michigan and presented Mr. Kidder with a gift of nominal value.

Morgan Stanley 2016 Proxy Statement     33

CORPORATE GOVERNANCE

Related Person Transactions Policy

Our Board has adopted a written Related Person Transactions Policy (Policy) requiring the approval or ratification by the Nominating and Governance Committee of transactions (including material amendments or modifications to existing transactions) where the Company is a participant, the transaction exceeds $120,000 and a related person (directors or director nominees, executive officers, 5% shareholders and immediate family members of the foregoing) has a direct or indirect material interest. Under the Policy, in determining whether to approve or ratify such Related Person Transactions, the Nominating and Governance Committee considers all relevant facts and circumstances, including, but not limited to: the terms and commercial reasonableness of the transaction; the size of the transaction; the materiality to, and interest of, the related person and the Company in the transaction; whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person; and, if the related person is an independent director, the impact on the director’s independence. Certain transactions are not subject to the Policy, including compensation of executive officers approved by the CMDS Committee and ordinary course commercial or financial services transactions between the Company and an entity in which a related person has an interest if the transaction is made under terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable transactions with unaffiliated third parties and the related person does not otherwise have a direct or indirect material interest in the transaction.

Certain Transactions

Our subsidiaries may extend credit in the ordinary course of business to certain of our directors, officers and members of their immediate families. These extensions of credit may be in connection with margin loans, mortgage loans or other extensions of credit by our subsidiaries. These extensions of credit are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

Each of MUFG, State Street Corporation (State Street), T. Rowe Price Associates, Inc. (T. Rowe Price) and BlackRock, Inc. (BlackRock) beneficially owns 5% or more of the outstanding shares of Morgan Stanley common stock as reported under “Principal Shareholders.” During 2015, we engaged in transactions in the ordinary course of business with each of MUFG, State Street, T. Rowe Price and BlackRock and certain of their respective affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management, lending, securitization and other financial services transactions. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

In addition to the transactions described above, as part of the global strategic alliance between MUFG and the Company, on May 1, 2010 the Company and MUFG formed a joint venture in Japan of their respective investment banking and securities businesses by forming two joint venture companies. MUFG contributed the investment banking, wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities named Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (MUMSS). The Company contributed the investment banking operations conducted in Japan by its subsidiary, Morgan Stanley MUFG Securities Co., Ltd. (MSMS), formerly known as Morgan Stanley Japan Securities Co., Ltd., into MUMSS (MSMS, together with MUMSS, the Joint Venture). MSMS has continued its sales and trading and capital markets business conducted in Japan. The Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the Middle East and Africa, referral agreements for commodities transactions and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise.

34     Morgan Stanley 2016 Proxy Statement

AUDIT MATTERS

Item 2

Ratification of Appointment of Morgan Stanley’s Independent Auditor
Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and evaluate the independent auditor retained to audit the Company’s consolidated financial statements. The Audit Committee reviews and assesses annually the qualifications and performance of the independent auditor and considers, as appropriate, the rotation of the independent auditor. The Audit Committee also ensures the mandatory, regular rotation of the lead audit partner and, in connection with such rotation, the Audit Committee is involved in the selection of the lead audit partner.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditor for the year ending December 31, 2016 and presents this selection to the shareholders for ratification. The Audit Committee believes the continued retention of Deloitte & Touche is in the best interest of the Company and its shareholders. Deloitte & Touche was selected as independent auditor upon the merger creating the current Company in 1997 and has served continuously as independent auditor since that time. Deloitte & Touche will audit the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ending December 31, 2016 and will perform other permissible, pre-approved services. The Audit Committee pre-approves all audit and permitted non-audit services that Deloitte & Touche performs for the Company and is responsible for the audit fee negotiations associated with the engagement of Deloitte & Touche. As part of the Audit Committee’s annual review of Deloitte & Touche, the Audit Committee reviewed the results of management’s assessment of Deloitte & Touche’s performance and discussed with Deloitte & Touche its independence from the Company. In considering the appointment of Deloitte & Touche as auditor, the Audit Committee also discussed with Deloitte & Touche succession planning for senior Deloitte & Touche personnel on the engagement.

AUDIT COMMITTEE REPORT

The Audit Committee’s charter provides that the Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards and “audit committee financial experts” within the meaning of the SEC rules.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

Morgan Stanley 2016 Proxy Statement     35

AUDIT MATTERS

The Audit Committee, among other things:

●	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements;
●

Reviewed the major legal and compliance risk exposures and the guidelines and policies that govern the process for risk assessment and risk management, including coordinating with the Risk Committee and the Operations and Technology Committee;

●	Reviewed, discussed and approved the plan and scope of the work of the internal auditor for 2015 and reviewed and discussed summaries of the significant reports to management by the internal auditor;
●	Approved the functional reporting of the Head of Internal Audit to the Audit Committee, and reviewed the performance and compensation of the Head of Internal Audit;
●	Reviewed and discussed the plan and scope of the work of the independent auditor for 2015;
●

Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements, and reviewed, discussed and approved the Company’s annual compliance plan;

●	Met with senior representatives of the Finance Department, Legal and Compliance Division and the Internal Audit Department; and
●	Met with Deloitte & Touche, the internal auditor and Company management in executive sessions.

We reviewed and discussed with management, the internal auditor and Deloitte & Touche: the audited consolidated financial statements for 2015, the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the effectiveness of the Company’s internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under standards of the Public Company Accounting Oversight Board (PCAOB), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the PCAOB. Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2015 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the year ending December 31, 2016 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Robert H. Herz, Chair
Thomas H. Glocer
Donald T. Nicolaisen
Perry M. Traquina

36     Morgan Stanley 2016 Proxy Statement

AUDIT MATTERS

INDEPENDENT AUDITOR’S FEES

The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to 2015 and 2014.

	2015 ($)	2014 ($)
Audit Fees(1)	47.6	49.0
Audit-Related Fees(2)	7.4	6.9
Tax Fees(3)	1.4	1.7
All Other Fees	—	—
Total	56.4	57.6

(1)	Audit Fees services include: the audit of our consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; services attendant to, or required by, statute or regulation; comfort letters, consents and other services related to SEC and other regulatory filings; and audits of subsidiary financial statements.

(2)	Audit-Related Fees services include: data verification and agreed-upon procedures related to asset securitizations; assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; agreed upon procedures engagements; regulatory matters; and attest services in connection with debt covenants.

(3)	Tax Fees services include: U.S. federal, state and local income and non-income tax planning and advice; U.S. federal, state and local income and non-income tax compliance; non-U.S. income and non-income tax planning and advice; non-U.S. income and non-income tax compliance; and transfer pricing-related services.

Morgan Stanley offers various unconsolidated registered money market, equity, fixed income and alternative funds, and other funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these unconsolidated Funds. Fees paid to Deloitte & Touche by these Funds for these services were $10.4 million in 2015 and $7.3 million in 2014.

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Morgan Stanley 2016 Proxy Statement     37

EXECUTIVE COMPENSATION

Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Resolution)
Our Board unanimously recommends that you vote “FOR” this proposal.

As required by Section 14A of the Securities Exchange Act of 1934, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs (including for this purpose, our former CFO, Ms. Porat) as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative).”

Although this “Say on Pay” vote is advisory and is not binding on our Board, the CMDS Committee will take into consideration the outcome of the vote when making future executive compensation decisions. At the 2015 annual meeting of stockholders, more than 88% of the votes cast favored our “Say on Pay” proposal. The CMDS Committee considered our “Say on Pay” result, and, in light of the significant majority of votes cast in favor of the 2014 compensation of our NEOs, did not materially change the overall approach for 2015 compensation from the prior year. However, the 2015 pay decision for the CEO of $21 million was reduced approximately 7% from $22.5 million for 2014, and new share ownership requirements were introduced for our CEO (10x base salary) and our CFO, President and Chief Operating Officer (6x base salary), based on feedback from shareholders.

As discussed in the CD&A, the Board of Directors believes that our current executive compensation program appropriately links the compensation of our NEOs to our performance and properly aligns the interests of our NEOs with those of our shareholders.

We urge our shareholders to read the “Overview of Voting Items,” CD&A and “Executive Compensation Tables,” which provide a detailed description of our executive compensation program.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

In this CD&A, we review the objectives and elements of Morgan Stanley’s executive compensation program, its alignment with Morgan Stanley’s performance and the 2015 compensation decisions for our named executive officers (NEOs):

James Gorman	CEO
Jonathan Pruzan	CFO as of May 1, 2015
Ruth Porat	Former CFO who served through April 30, 2015
Gregory Fleming	President of Wealth Management for 2015
Colm Kelleher	President of Institutional Securities for 2015
James Rosenthal	Chief Operating Officer (COO)

Effective January 6, 2016, Mr. Kelleher became President of the Company, and Mr. Fleming ceased to be an executive officer. Unless otherwise noted, the term NEO as used in this CD&A does not include Ms. Porat, due to her departure from the Company, and the term “CFO” refers to Mr. Pruzan.

The CD&A is comprised of the following sections:

Page:
1. Overview	39
2. Compensation Objectives and Strategy	44
3. Framework for Making Compensation Decisions	44
4. Compensation Decisions and Program	48
5. Notes to the Compensation Discussion and Analysis	51

1. Overview

The CMDS Committee considers multiple factors in determining executive compensation to ensure that Morgan Stanley’s compensation program is shareholder-aligned, motivating, and competitive, and reflects current best practices in corporate governance, risk management, and regulatory principles. The CMDS Committee takes into consideration progress with respect to the Company’s long-term strategic plan, as informed by financial and non-financial goals.

The CMDS Committee, with the advice of its independent compensation consultant, Pay Governance, places performance at the forefront of the executive compensation program. This is demonstrated in the structure of executive compensation and the performance results that drive compensation decisions for our NEOs. The Committee’s approach to executive pay is also informed by input from shareholders.

At the start of 2015, as in prior years, the CMDS Committee established a target range of CEO compensation and the performance factors to be considered in determining year-end compensation. At year end, CEO total compensation was set at $21 million for 2015, a 7% decrease from $22.5 million in 2014, with shareholder-aligned features:

●	72% deferred over three years and subject to clawback,
●	39% of such deferred compensation delivered through future performance-vested equity awards.

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1.1. Performance-Based Approach to Executive Compensation and 2015 Performance Highlights

In its assessment of 2015 performance, the CMDS Committee considered Morgan Stanley’s progress in relation to its strategic objectives, financial performance, and shareholder returns.

Strategic Objectives

In 2015, the Company achieved a number of important strategic priorities, including improvement of Wealth Management profit margin, growth in Morgan Stanley U.S. Bank(1), prudent expense management, and increased capital return to shareholders.

1.	Ongoing Wealth Management upside through additional margin improvement	Achieved FY 2015 22% pre-tax margin, up from 20% in 2014(2) One of leading Wealth Management platforms with ~$2Tn in client assets and ~16,000 financial advisors	✓
2.	Continued execution of U.S. Bank strategy in Wealth Management and Institutional Securities	Achieved 46% NII growth in U.S. Bank versus 2014 in a flat rate environment(3) Increased Wealth Management lending in U.S. Bank by 31% versus 2014(3)	✓
3.	Progress in Fixed Income and Commodities ROE	Failed to meet objective and subsequently initiated major restructuring Completed exit of physical oil business	✕
4.	Maintain leadership in Institutional Equities and Investment Banking	Ranked 1st in Institutional Equities revenue market share for the second consecutive year(4) Ranked 1st in Global IPOs, 2nd in Global Announced M&A, and 2nd in Global Equity(4)	✓
5.	Tailwind from lower funding costs	Continued to benefit as new debt issued at tighter spreads than maturing debt	✓
6.	Maintain focus on expense management	Achieved 37% Institutional Securities compensation ratio ex-DVA, down from 48% (42% excluding deferred compensation adjustments) in 2014(5) Company-wide expense initiatives underway	✓
7.	Rating upgrade	Received two-notch upgrade from Moody’s: Morgan Stanley’s long-term senior debt rating increased from Baa2 to A3	✓
8.	Steadily increase capital return to shareholders

Received non-objection from the Federal Reserve Board to the 2015 Capital Plan, which included an increase in authorized share repurchase to $3.1 billion from $1.0 billion in the 2014 Capital Plan and the quarterly common stock dividend to $0.15 per share from $0.10 per share in the 2014 Capital Plan

✓

Financial Performance(6)(7)

The Company delivered improved financial performance in 2015. Net revenues and income from continuing operations before taxes (Pre-tax Profit) increased in 2015 from 2014, both as reported and excluding the impact of Debt Valuation Adjustment (DVA)(8). Return on average common equity (ROE) also increased from the prior year, but still has room for continued improvement.

MS Firm Financials Results Ex-DVA ($ Billion)	2011	2012	2013	2014		2015	% Δ 2015 vs. 2014

Net Revenues(9)	28.6	30.6	33.2	33.6		34.5	+3%

Pre-tax Profit(9)	2.5	5.0	5.2	2.9	(10)	7.9	+168%

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Morgan Stanley ROE (2011 – 2015)(11)(12)

Shareholder Returns

Morgan Stanley’s significant strategic progress and improved financial performance in 2015 notwithstanding, TSR in the year trailed peers in a challenging year for global financials – only two of our eight global peers delivered positive returns. However, over the three-year period from 2013 to 2015, Morgan Stanley’s TSR ranks first among peers.

MS and Peer Total Shareholder Return(14)

Section 3.2 contains further details about Company performance; see also Section 5 “Notes to the Compensation Discussion and Analysis.”

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1.2 Framework for Compensation Decisions and Performance Evaluation

At the start of 2015, the CMDS Committee, in consultation with its independent compensation consultant, established a target range for 2015 CEO pay of $28 million or more for superior performance to $10 million or less for performance substantially below expectations. This target range is reviewed and set annually and serves as a guideline for the CMDS Committee. To inform its decision-making with respect to the appropriate target range, the CMDS Committee considers compensation information for peers as described in Section 3.1 under “Benchmarking Target CEO Pay.”

The 2015 pay decision for the CEO was made by the CMDS Committee, in consultation with the full Board, based on the CMDS Committee’s assessment of Morgan Stanley’s improvement in financial performance with room for continued improvement on ROE, Mr. Gorman’s strong individual performance through Morgan Stanley’s continued successful execution of the long-term strategic objectives approved by the Board, and Morgan Stanley’s shareholder returns as trailing peers in a challenging year for global financials.

As a result, the CMDS Committee determined that Company and individual performance warranted a 2015 pay decision for Mr. Gorman of $21 million, 7% below Mr. Gorman’s 2014 pay of $22.5 million. The CMDS Committee believes that this decision appropriately aligns Mr. Gorman’s 2015 pay with 2015 performance.

The alignment of Mr. Gorman’s pay with Company performance can also be demonstrated over the longer-term by the fact that over the 2013 to 2015 period, Mr. Gorman’s realizable pay has increased only slightly and the Company’s three-year total TSR for the same period is 72%(15).

Section 3.2 contains more details about individual NEO performance.

1.3 Compensation Elements

Pay in a given year is delivered in a combination of fixed compensation (generally, base salary), cash bonus, deferred cash, restricted stock units (RSUs), and a long-term incentive program (LTIP) award in the form of performance stock units. A significant portion of pay is deferred, awarded in equity, subject to future stock price performance and cancellation and clawback and, in the case of LTIP awards, subject to future achievement of specified financial goals over a three-year period.

Mr. Gorman’s 2015 pay was delivered in a combination of these compensation elements, as outlined below. The CMDS Committee believes this approach to executive compensation is consistent with shareholder alignment, executive motivation, best practices, and regulatory principles. Sections 4.2 and 4.3 contain more detail about the elements of our compensation program.

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MS 2015 CEO Compensation Elements*
$ Million % of Deferred	% of Total

Performance-Vested Long-Term Equity Incentive Compensation

●Realizable value determined after three years (2016-2018), based equally on two performance metrics: target average ROE of 10% and shareholder returns relative to the S&P Financials Index
●Shares delivered can range from 0 – 1.5x target, depending on performance relative to target. TSR portion will not exceed 1.0x if there is negative TSR for the performance period
●Subject to cancellation and clawback

Deferred Incentive Compensation
Deferred Cash and Deferred Equity ●Deferred over three years ●Subject to cancellation and clawback

Current Compensation
Base Salary and Cash Bonus ●Cash bonus was awarded consistent with the Company-wide deferral schedule

*	$21 million is the amount the CMDS Committee awarded to the CEO in early 2016 for 2015 performance. This amount differs from the SEC required disclosure in the “2015 Summary Compensation Table.”

With the exception of Mr. Kelleher, who was identified as “Code Staff” for 2015 and whose 2015 deferred compensation structure is prescribed by the remuneration code of the U.K. Prudential Regulatory Authority, and Mr. Fleming, who did not receive an LTIP award in light of his ceasing to be a member of our Operating Committee as of January 6, 2016, the NEOs received their 2015 compensation in the same elements as described in the chart above. Ms. Porat did not receive a cash or deferred bonus for 2015 or an LTIP award, and only received base salary for 2015, as a result of her departure from the Company on April 30, 2015. Section 4.1 contains the 2015 compensation decisions for each NEO, which follow a similar performance evaluation process.

1.4 Shareholder Engagement and “Say on Pay” Vote

Morgan Stanley is committed to open and ongoing communication with our shareholders, and takes the opportunity to engage with shareholders directly on compensation and other matters to understand their perspectives and provide information about Morgan Stanley’s programs, performance assessment, and decision-making process.

A substantial majority (88.6%) of the votes cast at the May 2015 annual meeting of shareholders were in favor of our annual “Say on Pay” proposal. In 2015, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics, which was conveyed to the CMDS Committee and the Board. The CMDS Committee factored shareholder feedback, including the “Say on Pay” vote results, into its consideration of executive compensation structure and determination of NEO pay levels.

After carefully considering shareholder feedback, the CMDS Committee maintained its performance-based approach to executive compensation, and executive pay decreased for 2015 after evaluation against strategic and financial objectives as well as shareholder returns. The CMDS Committee also introduced minimum share ownership requirements for the

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EXECUTIVE COMPENSATION

CEO, CFO, President, and COO (see “Ownership of Our Stock – Executive Equity Ownership Commitment” for details). In response to the feedback received through shareholder engagement, the Board also amended our bylaws to implement proxy access, and we provided clearer disclosure of considerations and decisions regarding pay, continued to address shareholder dilution by repurchasing more shares than we issued, and revised and redesigned our proxy statement to more clearly communicate with shareholders (see the “Overview of Voting Items” for details).

2. Compensation Objectives and Strategy

Morgan Stanley is committed to responsible and effective compensation programs. The CMDS Committee continually evaluates the Company’s compensation programs with a view toward balancing the following key objectives, all of which support shareholders’ interests:

Deliver Pay for Sustainable Performance
●Emphasize variable annual incentive compensation and performance-vested long-term incentive compensation
●Condition vesting and payment of long-term incentive compensation on future performance against specified financial targets that align with long-term business strategy
●Balance the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance

Align Executive Compensation with Shareholders’ Interests
●Deliver a significant portion of incentive compensation in deferred equity awards that are impacted, up or down, by future stock price performance and are subject to cancellation and clawback over a multi-year period
●Tie a significant portion of executive compensation directly to the Company's stock price and encourage ownership by requiring executives to retain shares
●Ongoing shareholder engagement to understand shareholder views

Attract and Retain Top Talent
●Offers competitive pay levels to support the Company's objectives of continuing to attract and retain the most qualified employees in a highly competitive global environment for talent
●Structure incentive awards to include vesting, deferred payment,  and cancellation and clawback provisions that protects the Company's interests

Mitigate Excessive Risk-Taking
●Structure and design compensation arrangements that do not incentivize unnecessary or excessive risk-taking that could have a material adverse effect on the Company
●Annually evaluate compensation programs from a risk perspective; review finding with CMDS Committee and independent compensation consultant

3. Framework for Making Compensation Decisions

3.1 Factors Considered in Compensation Decisions

The 2015 compensation of the NEOs was determined by the CMDS Committee after consideration of Company business results and strategic performance and individual performance, as well as competitor compensation data and, with respect to the CEO, benchmarking data, and other considerations set forth below.

●

Company and Individual Performance Review. To inform its decision-making process for NEO compensation for 2015, the CMDS Committee evaluated Company and individual performance. For 2015, a number of performance priorities were set by the CMDS Committee and the Board at the beginning of the year. The performance priorities are established based on a directional assessment made at the beginning of the year in light of the market environment and the Company’s strategic objectives, and their attainment or non-attainment does not correspond to any specific compensation decision.

For 2015, the CMDS Committee reviewed performance priorities in the following areas:

○	Financial performance, including ROE, ex-DVA
○	Shareholder return
○	Capital and liquidity strength
○	Business performance and development for each primary business unit

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○	The strategic alliance with Mitsubishi UFJ Financial Group, Inc. (MUFG)
○	Firm risk management and controls
○	Operations and technology and data infrastructure initiatives
○	Firm compensation and talent development
○	Board assessment of risk culture, leadership, strategy, and reputation

Performance against certain of the performance priorities is evaluated by the CMDS Committee on a relative basis to a comparison group comprised of Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., and UBS AG (together with Wells Fargo & Company, Comparison Group). Our Comparison Group consists of companies that either directly compete with us for business and/or talent or are global organizations with scope, size, or other characteristics similar to those of the Company.

●

Compensation Market Data. The Company uses the Comparison Group to understand market practices and trends, evaluate the competitiveness of our compensation programs, and inform its compensation decisions. During 2015, the CMDS Committee reviewed analyses of our competitors’ pay levels, including historical compensation data obtained from public filings and compensation surveys conducted by consultants on an unattributed basis, as well as compensation plan design.

●

Benchmarking Target CEO Pay. As discussed in Section 1.2, the CMDS Committee, in consultation with its independent compensation consultant, established a target range for 2015 compensation for the CEO of $28 million or more for superior performance to $10 million or less for performance substantially below expectations. To inform its decision-making with respect to the appropriate target range, the CMDS Committee reviewed 2014 compensation levels for the following two sample groups, which are intended to reflect institutions of similar size, scope, and complexity: (i) the 13 financial companies in the S&P 100 (AIG, Allstate, American Express, Bank of New York Mellon, Capital One Financial, MasterCard, MetLife, US Bancorp, and the five U.S. companies within the Comparison Group), and (ii) the five U.S. companies within the Comparison Group. The CMDS Committee then utilized the range of results as a benchmark from which to set the target range for 2015 compensation for the CEO.

●

Input and Recommendations from the CEO, Independent Directors and CMDS Committee’s Independent Consultant. At the end of the year, Mr. Gorman presented the CMDS Committee with performance assessments and compensation recommendations for each NEO other than himself. The CMDS Committee reviewed these recommendations with the CMDS Committee’s independent compensation consultant to assess whether they were reasonable compared with the market for executive talent and met in executive session to discuss the performance of our CEO and the other NEOs and to determine their compensation. In addition, the CMDS Committee reviewed proposed NEO incentive compensation with the full Board (other than Mr. Gorman) in executive session.

●

Compensation Expense Considerations. Prior to determining individual NEO incentive compensation, the CMDS Committee reviewed and considered the relationship between Company performance, total compensation expense (which includes fixed compensation costs such as base salaries, allowances, benefits, and commissions), and incentive compensation as a subset of overall compensation expense. This exercise furthers the balancing of the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance.

●

Global Regulatory Principles. The Company’s compensation practices are subject to oversight by our regulators in the U.S. and internationally. Throughout 2015, senior management briefed the CMDS Committee on relevant regulatory developments, including with regard to the mix of incentive compensation and the portion of compensation that should be deferred for certain populations, as well as principles of balanced risk-taking. For example, the Company is subject to the Federal Reserve’s guidance that is designed to help ensure that incentive compensation paid by banking organizations does not encourage imprudent risk-taking that threatens the organizations’ safety and soundness. The Company is also subject to the compensation-related provisions of the Dodd-Frank Act and the remuneration code of the U.K. Prudential Regulatory Authority, which prescribes the deferred compensation structure for certain employees who are identified as “Code Staff.”

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●

Relative Pay Considerations. We place importance on the pay relationships among members of our Operating Committee because we view our Operating Committee members as highly talented executives capable of rotating among the leadership positions of our businesses and key functions. Our goal is always to be in a position to appoint our most senior executives from within our Company and to incent our people to aspire to senior executive roles. At year-end, the CMDS Committee reviewed the relative differences between the compensation for the CEO and other NEOs and between the NEOs and other members of the Operating Committee.

●

Tax Deductibility. Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the tax deductibility of compensation for certain executive officers (other than the CFO) that is more than $1 million, unless the compensation qualifies as “performance-based.” To qualify as “performance-based” compensation, the award must be based on objective, pre-established performance criteria approved by shareholders or otherwise qualify as “performance-based” under Section 162(m). While our policy, in general, is to maximize the tax deductibility of compensation paid to executive officers covered under Section 162(m), the CMDS Committee nevertheless may authorize awards or payments that might not be tax deductible if it believes they are in the best interests of the Company and its shareholders.

3.2 Evaluating Company and Individual Performance for Alignment with Executive Compensation

In determining the annual performance compensation of the CEO and other NEOs, the CMDS Committee weighed the Company’s overall financial performance, progress toward long-term strategic objectives, and, as applicable, business unit performance. Morgan Stanley’s overall 2015 financial performance was meaningfully improved, and the Company entered 2016 well positioned strategically and with strong capital and liquidity. The significant strategic progress and improved financial performance were, however, not reflected in Morgan Stanley’s share price. Morgan Stanley’s TSR(14) was negative 17% for 2015, a challenging year for global financial firms. While ROE improved, it was still below expectations, and management has articulated a clear path to ROE improvement. The CMDS Committee considered these results, as well as the performance indicated below, in determining compensation for our NEOs.

●	Strategic Objectives. During 2015, the Company achieved several milestones in connection with its overall strategy to continue to enhance shareholder returns:

○	Achieved Wealth Management pre-tax margin target of 22% in 2015(2).
○

Continued execution of U.S. Bank strategy in Wealth Management and Institutional Securities to support growth in net interest income (46% total NII growth in U.S. Bank over the prior year) and lending (31% growth in Wealth Management lending in U.S. Bank over the prior year)(3).

○	Progress toward a strategic solution for the Commodities franchise, with the sale of the Global Oil Merchanting business.
○

Achievement of #1 ranking in Institutional Equities revenue market share and #1 ranking globally in Initial Public Offerings, #2 ranking globally in Announced Mergers and Acquisitions and Global Equity(4).

○	Tailwind from lower funding costs as new debt issued at tighter spreads than maturing debt.
○	Reduction in the Institutional Securities compensation ratio excluding DVA to 37%, achieving the target of 39% or lower(5).
○	Received two-notch upgrade from Moody’s: Morgan Stanley’s long-term senior debt ratings increased from Baa2 to A3.
○

Received non-objection from the Federal Reserve Board to the 2015 Capital Plan, which included share repurchase of up to $3.1Bn and an increase in the quarterly common stock dividend to $0.15 per share from $0.10 per share.

●

Company Financial Performance.(6)(7) Management reviewed the Company’s forecasted 2015 financial performance with the CMDS Committee in December 2015, and the CMDS Committee assessed full-year actual financial results before finalizing compensation decisions in January 2016.

○

Company-wide. Morgan Stanley reported improved financial performance in 2015 over 2014. The Company reported net revenues of $35.2 billion and net income applicable to Morgan Stanley of $6.1 billion, or $2.90 per diluted common share for 2015. Excluding the impact of DVA, for 2015 revenues were $34.5 billion and net income applicable to Morgan Stanley was $5.7 billion, or $2.70 per diluted common share. This compared with net revenues

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of $34.3 billion and net income applicable to Morgan Stanley of $ 3.5 billion, or $1.60 per diluted common share for 2014. Excluding the impact of DVA, for 2014 revenues were $33.6 billion and net income applicable to Morgan Stanley was $3.0 billion, or $1.39 per diluted common share(16).

○

Institutional Securities. Institutional Securities reported pre-tax income of $4.7 billion in 2015, compared with pre-tax loss of $(58) million in the prior year. Excluding the impact of DVA, pre-tax income was $4.1 billion, compared with a pre-tax loss of $709 million in 2014(17). Results were driven by strong performance in its Sales and Trading businesses, partially offset by lower revenues in Investment Banking.

○	Wealth Management. Wealth Management reported pre-tax income from continuing operations of $3.3 billion compared with $3.0 billion in the prior year, and a pre-tax margin(2) of 22% compared with 20% in 2014. Higher margins reflected increased deposits and asset optimization, higher asset management fees, and expense controls.

○

Investment Management. Investment Management reported pre-tax income of $492 million in 2015 compared with $664 million in the prior year, and a pre-tax margin(2) of 21% compared with 24% in 2014. These results reflect lower investment revenues in the Merchant Banking and Real Estate Investing business.

●

Individual Performance. The Committee considered the following individual contributions of the CEO and each other NEO (other than Ms. Porat, who was not eligible to receive any incentive compensation for 2015 due to her departure from the Company):

○

Mr. Gorman’s continued outstanding leadership of the Company, including: articulating and executing a Company-wide long-term strategy (with financial and non-financial goals) to enhance profitability and returns to shareholders; maintaining strong liquidity and capital positions; reducing expenses; maintaining sound risk management and controls; playing a leadership role in industry efforts to improve culture and set the tone for enhancements to existing strong culture at the Company; and continuing to strengthen the Company’s reputation among employees, research analysts, rating agencies, the media, and regulators.

○

Mr. Pruzan’s efforts with respect to strong financial controls and processes; strengthening the budget and planning process that is consistent with the Company’s strategic objectives; execution of an efficient liquidity and funding program that takes into account recent regulatory developments; driving successful capital management processes in accordance with evolving regulatory requirements; and working closely with global and U.S. regulators, investors, clients, counterparties, and rating agencies.

○

Mr. Fleming’s strong business results for Wealth Management, including increased profit before tax and continued margin improvement in accordance with the Company’s long-term strategy; continued execution of the bank strategy to enhance banking and lending services; and efforts to increase collaboration with Institutional Securities to enhance revenues.

○

Mr. Kelleher’s solid business results for Investment Banking and Equities Sales & Trading business in terms of profitability and revenue market share; right sizing Fixed Income and Commodities through the ongoing reduction of capital and expenses to provide for a critical and credible business for clients; completion of the exit from the physical oil business; increased collaboration with Wealth Management to enhance revenues; and continued successful management of his global role, global regulatory obligations, and client interactions across many jurisdictions.

○

Mr. Rosenthal’s role in advising the Board of Directors and Operating Committee on the Company’s strategic and cost reduction initiatives; leadership of several support functions including Operations and Technology and Data; chairing of the Financial Holding Company Governance Committee that coordinates important cross-functional operational improvement and regulatory initiatives; and chairman of the Company’s U.S. bank subsidiaries with a focus on profitable growth and heightened governance expectations.

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4. Compensation Decisions and Program

4.1 Compensation Decisions

The table below shows the CMDS Committee’s compensation decisions for 2015 for the NEOs, and is different from the SEC required disclosure in the “2015 Summary Compensation Table.”

	Mr. Gorman	Mr. Pruzan	Mr. Fleming	Mr. Kelleher	Mr. Rosenthal
Base Salary(a)	$1,500,000	$802,740	$1,000,000	$6,305,228	$1,000,000
Cash Bonus(b)	$4,397,500	$2,136,952	$3,347,500	$417,424	$2,497,500
Deferred Equity Award (RSUs)(c)	$4,626,250	$1,390,702	$5,451,250	$3,158,001	$1,751,250
Deferred Cash-based Award(d)	$4,626,250	$3,030,154	$5,451,250	$2,080,948	$3,751,250
2016-2018 Performance-vested LTIP Award(e)	$5,850,000	$1,639,452	—	$3,288,399	$2,000,000
Total:	$21,000,000	$9,000,000	$15,250,000	$15,250,000	$11,000,000

(a)	As CFO effective May 1, 2015, Mr. Pruzan receives base salary of $1 million. Mr. Kelleher was identified as “Code Staff” under the remuneration code of the U.K. Prudential Regulatory Authority for 2015 and, therefore, received base salary and fixed compensation in the form of allowances based on his specific U.K. director and officer roles and responsibilities. For Mr. Kelleher, the amount shown includes base salary of £625,000 and fixed allowances of £3.5 million (for purposes of the table, such amounts were converted to U.S. dollars using the 2015 average of daily spot rates of £1 to $1.5285). Mr. Kelleher resigned from his U.K. director and officer roles effective February 5, 2016 in connection with his appointment as President of the Company and, therefore, will receive only a prorated portion of the fixed allowances for the period January 1, 2016 to February 5, 2016. As President of the Company, Mr. Kelleher receives base salary of $1.2 million retroactive to January 1, 2016.

(b)	Mr. Kelleher’s cash bonus was paid in British pounds sterling in the amount of £273,087 (such amount was converted from U.S. dollars using the 2015 average of daily spot rates of $1 to £0.6542).

(c)	Mr. Gorman received 183,678 RSUs, Mr. Pruzan received 55,215 RSUs, Mr. Fleming received 216,433 RSUs, Mr. Kelleher received 125,383 RSUs, and Mr. Rosenthal received 69,530 RSUs (in each case, calculated using the volume-weighted average price of Company common stock of $25.1867 on January 20, 2016, the grant date). The RSUs are scheduled to vest and convert to shares of Company common stock (and cancellation provisions lift) on January 28, 2019, except that 82,620 of Mr. Kelleher’s RSUs are scheduled to vest and convert to shares of Company common stock in three equal annual installments and 42,762 of Mr. Kelleher’s RSUs are scheduled to vest and convert to shares of Company common stock in July 2016 (in each case, as prescribed by the U.K. Prudential Regulatory Authority).

(d)	Deferred cash-based awards under the Morgan Stanley Incentive Compensation Plan (MSCIP) are scheduled to vest and distribute (and cancellation provisions lift) on January 22, 2018, except that Mr. Kelleher’s award is scheduled to vest and distribute (and cancellation provisions lift) in three equal annual installments (as prescribed by the U.K. Prudential Regulatory Authority).

(e)	The target number of performance stock units underlying the LTIP award granted to Mr. Gorman is 232,265 stock units, to Mr. Pruzan is 65,091 stock units, to Mr. Kelleher is 130,560 stock units, and to Mr. Rosenthal is 79,406 stock units (in each case, calculated using the volume-weighted average price of Company common stock of $25.1867 on January 20, 2016, the grant date). Mr. Fleming did not receive an LTIP award pursuant to his separation and release agreement with the Company, described below, in light of his ceasing to be a member of our Operating Committee as of January 6, 2016.

Ms. Porat is not included in the table above because she did not receive a bonus for 2015 or a 2016-2018 LTIP award, and only received base salary for 2015, as a result of her departure from the Company on April 30, 2015. In view of her contributions to the Company over her 28-year career, Ms. Porat was treated as retirement-eligible upon her departure for purposes of her outstanding deferred awards as described in the “Potential Payments upon Termination or Change-in-Control” section of this proxy statement.

The CMDS Committee approved a separation and release agreement with Mr. Fleming dated January 22, 2016 that provides that his 2015 bonus compensation be comprised of the elements in the table above, and that he is entitled to receive benefits as described in “Potential Payments upon Termination or Change-in-Control.”

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4.2 Annual Compensation Program Elements

The following chart provides a brief summary of the principal elements of the Company’s 2015 annual compensation program for our NEOs. Each NEO receives a base salary and is eligible to receive discretionary annual performance compensation for prior-year performance. Annual performance compensation is intended to reward NEOs for achievement of the Company’s financial and strategic objectives over the prior year and is delivered in a mix of a cash bonus, a deferred equity award, and a deferred cash-based award. The LTIP awards, which are deferred equity awards that are subject to future achievement of specified financial goals over a three-year period, are described in Section 4.3 “Long-Term Incentive Program”.

	Purpose	Features
Base Salary*	Base salary reflects level of experience and responsibility and is intended to be competitive with salaries for comparable positions at competitors.	Base salaries are reviewed periodically and are subject to change for, among other reasons, a change in responsibilities or the competitive environment.
Cash Bonus	Paying a portion of compensation in cash bonus is aligned with competitive pay approaches.	The portion of cash bonus is intended to be consistent with practice among the Comparison Group. Higher compensated employees continue to be subject to higher deferral levels.
Deferred Equity Award – RSUs	Equity awards link realized value to shareholder returns, and the terms of the awards support retention objectives and mitigate excessive risk-taking over a three-year deferral period.

Awards are subject to cancellation for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal compliance, ethics or risk management standards, and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information, and solicitation of employees or clients.

Deferred Cash-Based Award – MSCIP

The terms of deferred cash-based awards support retention objectives and mitigate excessive risk-taking. The awards provide a cash incentive with a rate of return based upon notional reference investments over a two-year deferral period.

Awards are subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies.

Awards to Operating Committee members (including NEOs) are also subject to clawback if the CMDS Committee determines that the Operating Committee member had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions.**

*	Mr. Kelleher was identified as “Code Staff” under the remuneration code of the U.K. Prudential Regulatory Authority for 2015 and, therefore, also received fixed compensation in the form of allowances based on his specific U.K. director and officer roles and responsibilities. Allowances are payable annually in cash and/or in shares of Company common stock at the end of the relevant year, subject to specified terms and conditions.

**	In addition, as “Code Staff,” Mr. Kelleher’s cash bonus and deferred incentive compensation awarded in January 2015 in respect of 2014 performance and in January 2016 in respect of 2015 performance are subject to clawback and repayment in certain circumstances for a minimum period of seven years following grant under the Company’s Code Staff Clawback Policy.

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4.3 Long-Term Incentive Program

The 2016-2018 LTIP awards tie a meaningful portion of each NEO’s compensation to the Company’s long-term financial performance and reinforce the NEO’s accountability for the achievement of the Company’s financial and strategic goals by directly linking the ultimate realizable award value to prospective performance against core financial measures over a three-year period.

●

General Terms. The 2016-2018 LTIP awards will vest and convert to shares of the Company’s common stock at the end of the three-year performance period only if the Company achieves predetermined performance goals with respect to ROE and relative TSR, as set forth below, over the period beginning January 1, 2016 and ending December 31, 2018. While each participant was awarded a target number of performance stock units, the actual number of units earned could vary from zero, if performance goals are not met, to up to 1.5 times target, if performance goals are meaningfully exceeded. No participant will receive any portion of the LTIP award if the threshold performance goals are not met.

The LTIP awards remain subject to cancellation upon certain events until they are converted to shares of Company common stock. If, after conversion of the LTIP awards, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements, then the shares delivered will be subject to clawback by the Company.

●

Performance Goals. One-half of the target LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows:

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
11.5% or more	1.50	25% or more	1.50
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) certain gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (e) specified cumulative catch-up adjustments resulting from changes in, or application of a new, accounting rule that are not applied on a full retrospective basis. If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

**	Relative TSR is determined by subtracting the Index Group TSR from the MS TSR; however, if performance for the period is negative, the multiplier may not exceed 1.00. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

As described in further detail in note 2 to the “2015 Grants of Plan-Based Awards Table,” each of our NEOs (including Ms. Porat, but excluding Mr. Pruzan) received an LTIP award in 2015 on similar terms as described above. Additionally, as described in note 3 to the “2015 Option Exercises and Stock Vested Table,” LTIP awards granted in 2013 vested at 134.77% of target, based on performance over the three-year performance period ended December 31, 2015.

4.4 Additional Compensation and Benefits Information

●

Clawback Policies and Procedures. The Company’s independent control functions (the Internal Audit, Legal, Risk, Human Resources and Finance departments) take part in a formalized review process for identifying and evaluating situations occurring throughout the course of the year that could require clawback or cancellation of previously awarded compensation, as well as downward adjustments to current year compensation. Clawbacks of previously awarded compensation are reviewed quarterly with a committee of senior management (currently the Chief Legal Officer, CRO, Chief Human Resources Officer, COO, and Chief Compliance Officer) and reported to the CMDS Committee. In addition, the Global Incentive Compensation Discretion Policy, which was adopted by the CMDS Committee in 2011, sets forth standards for managers on the use of discretion when making annual compensation decisions and considerations for assessing risk management and outcomes.

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●

No Severance or Change-in-Control Tax Gross-Up Protection. NEOs are not contractually entitled to cash severance payments upon termination of employment or to any golden parachute excise tax protection upon a change-in-control of Morgan Stanley.

●

Health and Insurance Benefits. All NEOs are eligible to participate in Company-sponsored health and insurance benefit programs available in the relevant jurisdiction to similarly-situated employees. In the U.S., higher compensated employees pay more to participate in the Company’s medical plan. NEOs are also eligible to participate in Morgan Stanley’s Executive Health Program, under which each NEO is eligible to receive Company-funded access to a private primary care physician offering on-call services and an annual executive health care assessment. Upon retirement, NEOs are eligible for Company-paid retiree medical coverage for themselves and eligible dependents following any termination of employment.

●

Pension and Retirement. Company-provided retirement benefits in the U.S. include a tax-qualified 401(k) plan (401(k) Plan) and a frozen tax-qualified pension plan (the Employees Retirement Plan (ERP)). Certain NEOs may also be eligible to participate in the Company’s frozen Supplemental Executive Retirement and Excess Plan (SEREP). The SEREP, which was originally intended to compensate for the limitations imposed under the ERP and Internal Revenue Code, was amended in 2014 to cease further benefit accruals. No NEO is awarded with credited service in excess of his/her actual service under the ERP or the SEREP.

●

Personal Benefits. The Company provides personal benefits to certain of the NEOs for competitive and security reasons. The Company’s Board-approved policy authorizes the CEO to use the Company’s aircraft. As of January 1, 2010, Mr. Gorman entered into a time-share agreement with the Company permitting him to reimburse the Company for the incremental cost of his personal use of the Company aircraft. On February 25, 2016, the CMDS Committee approved that Mr. Kelleher, in connection with his relocation from the U.K. to the U.S., would receive standard relocation benefits and continuation of his housing allowance. Personal benefits provided to NEOs are discussed in further detail under the “2015 Summary Compensation Table.”

●

Share Usage. Morgan Stanley pays a significant portion of incentive compensation as deferred equity awards, which aligns the interests of the Company’s employees with those of its shareholders. The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. Since 2009, the Company has requested approval of a number of additional shares that we anticipate will be sufficient to cover only one year of grant needs. The Company has evaluated, as it does annually, whether to return to shareholders to request approval of additional shares at the 2016 annual meeting of shareholders and has determined to request 20 million shares to cover one year of grant needs – this is less than the 59 million shares the Company repurchased in 2015.

5. Notes to the Compensation Discussion and Analysis

The following notes are an integral part of the Company’s financial and operating performance described in this CD&A:

(1)	U.S. Bank refers to the Company’s U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, and excludes transactions with affiliated entities.

(2)	Pre-tax margin is calculated as income (loss) from continuing operations before taxes as a percentage of net revenues. Pre-tax margin is a non- GAAP financial measure that the Company considers useful for investors to assess operating performance.

(3)	Net interest income (NII) growth in U.S. Bank represents the total year-over-year NII percentage increase for the Company’s U.S. Bank operating subsidiaries. The increase in Wealth Management lending reflects the year-over-year growth in securities-based, tailored, and residential real estate loans conducted through the U.S. Bank.

(4)	Institutional Equities revenue market share is based on the sum of the reported net revenues for the equity sales and trading businesses of Morgan Stanley and the companies within the Comparison Group (excluding Wells Fargo & Company); where applicable, the reported net revenues exclude DVA. Equity sales and trading net revenues, ex-DVA is a non-GAAP financial measure that the Company considers useful for investors to allow better comparability of period to period operating performance. The Company’s capital markets rankings are reported by Thomson Reuters as of January 4, 2016 for the period of January 1, 2015 to December 31, 2015.

(5)	Institutional Securities compensation ratios, ex-DVA of 37% and 48% for 2015 and 2014, respectively, represent the segment’s compensation and benefits expense (2015: $6,467 million; 2014: $7,786 million) as a percentage of net revenues, ex-DVA (2015: $17,335 million, excluding the positive impact of $618 million from DVA; 2014: $16,220 million, excluding the positive impact of $651 million from DVA). The 2014 compensation ratio of 42% also excludes $904 million of compensation and benefits expense associated with the 2014 compensation actions. For further information regarding the incentive compensation actions taken in 2014, see pages 68 and 69 of the 2015 Form 10-K. The Institutional Securities compensation ratio, ex-DVA and the impact of the 2014 compensation actions, are non-GAAP financial measures the Company considers useful for investors to assess operating performance.

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(6)	A detailed analysis of the Company’s financial and operational performance for 2015 is contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the 2015 Form 10-K.

(7)	Information provided in this CD&A may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures is included in either the 2015 Form 10-K or herein.

(8)	DVA represents the change in fair value of certain of the Company’s long-term and short-term borrowings outstanding resulting from the fluctuation in the Company’s credit spreads and other credit factors. The Company believes that most investors assess its operating performance exclusive of DVA.

(9)	Net revenues and pre-tax profit exclude the impact of DVA for each of the years presented. Positive (negative) revenues from DVA were: $618 million in 2015; $651 million in 2014; ($681) million in 2013; ($4,402) million in 2012; and $3,681 million in 2011. Net revenues and pre-tax profit, ex-DVA are non-GAAP financial measures that the Company considers useful for investors to assess operating performance.

(10)	Pre-tax profit in 2014 includes litigation costs related to residential mortgage-backed securities and credit crisis matters of $3,083 million, 2014 compensation actions of approximately $1,137 million, and a funding valuation adjustment implementation charge of $468 million. For further information regarding these items, see page 39 of the 2015 Form 10-K.

(11)	The calculation of ROE uses net income from continuing operations applicable to Morgan Stanley less preferred dividends as a percentage of average common equity. To determine ROE, ex-DVA both the numerator and denominator were adjusted to exclude the impacts of DVA. ROE and ROE, ex-DVA are non-GAAP financial measures that the Company considers useful for investors to assess operating performance.

(12)	ROE, ex-DVA is one of the measures the CMDS Committee utilizes to evaluate the Company’s financial performance. The 2015 ROE, ex-DVA of 8.0% differs from the operating ROE, ex-DVA measure of 7.0% referred to by the Company in the 2016 Strategic Update included as Exhibit 99.3 to the Company’s Current Report on Form 8-K dated January 19, 2016. The calculation of operating ROE excludes the impacts of DVA and net discrete tax benefits recognized by the Company in both the numerator and denominator. The impact of net discrete tax benefits on ROE, ex-DVA was: 0.8% in 2015; 3.3% in 2014; 0.6% in 2013; 0.2% in 2012; and 0.8% in 2011.

(13)	ROE, ex-DVA in 2014 includes the after tax impact of the costs and charges discussed in note (10) and net discrete tax benefits of $2,226 million. For further information regarding these items, see pages 39 and 40 of the 2015 Form 10-K.

(14)	TSR represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period.

(15)	Over the 2013 to 2015 period, Mr. Gorman’s realizable pay increased only slightly at approximately 1% compared to his pay as reported in the Summary Compensation Table for the relevant years, and the Company’s three-year total TSR for the same period is 72%. Realizable pay for this period was $59.3 million, while Summary Compensation Table compensation for this period was $58.5 million. Realizable pay reflects the current value of the sum of base salary, cash bonus, stock awards and option awards disclosed in the 2013, 2014, and 2015 proxy statements. For purposes of this calculation, equity awards were valued using the closing price of Morgan Stanley common stock on December 31, 2015, option awards were valued based on intrinsic value and performance-vested awards were valued based on performance at target.

(16)	Company net revenues, ex-DVA, net income applicable to Morgan Stanley, ex-DVA, and earnings per diluted common share, ex-DVA, are non- GAAP financial measures that the Company considers useful measures for investors to assess operating performance. For further information regarding these measures, see pages 42 and 43 of the 2015 Form 10-K.

(17)	Institutional Securities pre-tax profit, ex-DVA excludes positive revenues from DVA of $618 million and $651 million in 2015 and 2014, respectively. Pre-tax profit, ex-DVA is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance.

Compensation, Management Development and Succession Committee Report

We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Respectfully submitted,

Hutham S. Olayan, Chair
Erskine B. Bowles
Klaus Kleinfeld
James W. Owens

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EXECUTIVE COMPENSATION TABLES

The following tables summarize the compensation of our NEOs (including for this purpose, our former CFO, Ms. Porat) in the format specified by the SEC.

2015 Summary Compensation Table

Pursuant to SEC rules, the following table is required to include for a particular year only those stock awards and option awards granted during the year, rather than awards granted after year-end that were awarded for performance in that year. Through 2015, our annual equity awards relating to performance in a year are made shortly after year-end. Therefore, compensation in the table includes not only non-equity compensation awarded for services in the applicable year but, in the case of stock awards and option awards granted in the years reported in the table, compensation awarded for performance in prior years and forward-looking performance-vested compensation. A summary of the CMDS Committee’s decisions on the compensation awarded to our NEOs for 2015 performance can be found in the CD&A.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(1)(2)		Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
James P. Gorman Chairman and Chief Executive Officer	2015	1,500,000		9,023,750		11,250,320	—	149,572	192,410	22,116,052
	2014	1,500,000		10,077,325		11,241,190	—	195,398	256,131	23,270,044
	2013	1,500,000		5,408,000		4,349,344	2,624,999	497,893	28,327	14,408,563
Jonathan Pruzan* Executive Vice President and Chief Financial Officer	2015	802,740		5,167,106		3,472,275	—	13,864	10,600	9,466,585

Ruth Porat* Former Executive Vice President and Chief Financial Officer	2015	333,333		—		6,295,262	—	60,322	53,390	6,742,307
	2014	1,000,000		5,901,325		7,476,460	—	388,313	16,746	14,782,844
	2013	1,000,000		3,623,000		5,439,519	—	25,307	16,103	10,103,929
Gregory J. Fleming* Executive Vice President and President of Wealth Management	2015	1,000,000		8,798,750		7,948,629	—	—	20,956	17,768,335
	2014	1,000,000		7,293,325		9,147,181	—	—	—	17,440,506
	2013	1,000,000		4,473,000		3,479,475	2,425,000	—	—	11,377,475
Colm Kelleher* Executive Vice President and President of Institutional Securities	2015	6,305,228	(7)	2,498,372	(8)	8,621,073	—	353,568	272,750	18,050,991
	2014	6,795,386		2,825,495		9,348,854	—	735,935	317,127	20,022,797
	2013	978,102		4,293,225		3,479,475	2,411,665	792,321	385,313	12,340,101
James A. Rosenthal Executive Vice President and Chief Operating Officer	2015	1,000,000		6,248,750		5,468,579	—	—	32,252	12,749,581
	2014	1,000,000		5,205,325		6,474,027	—	12,384	10,400	12,702,136
	2013	1,000,000		3,113,000		3,189,519	2,024,997	—	10,200	9,337,716

*	Mr. Pruzan was elected CFO effective May 1, 2015, following Ms. Porat’s departure from the Company on April 30, 2015. Effective January 6, 2016, Mr. Kelleher was elected President of Morgan Stanley and Mr. Fleming ceased to be one of our Executive Vice Presidents and our President of Wealth Management.

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(1)	Includes any elective deferrals to the Company’s employee benefit plans.

(2)	For 2015, includes 2015 annual cash bonus paid in February 2016 and awards granted in January 2016 under MSCIP for performance in 2015:

Name	2015 Cash Bonus ($)	2015 MSCIP Award ($)	Total ($)
James P. Gorman	4,397,500	4,626,250	9,023,750
Jonathan Pruzan	2,136,952	3,030,154	5,167,106
Ruth Porat	—	—	—
Gregory J. Fleming	3,347,500	5,451,250	8,798,750
Colm Kelleher	417,424	2,080,948	2,498,372
James A. Rosenthal	2,497,500	3,751,250	6,248,750

With the exception of Mr. Kelleher’s award, the 2015 MSCIP awards are scheduled to vest and be distributed on January 22, 2018. Mr. Kelleher’s 2015 MSCIP award is scheduled to vest and be distributed according to the following schedule as prescribed by the U.K. Prudential Regulatory Authority: 1/3 on January 23, 2017, 1/2 of remaining balance on January 22, 2018, and the remaining balance on January 28, 2019. MSCIP awards are subject to cancellation and clawback. For further details on 2015 MSCIP awards, see the CD&A.

(3)	For 2015, consists of RSUs granted on January 21, 2015 for performance in 2014 and forward-looking 2015 LTIP awards granted on January 21, 2015, the realizable value of which is dependent entirely on the satisfaction of predetemined performance goals over a three-year performance period. For further details on 2014 RSUs and 2015 LTIP awards, see “2015 Grants of Plan-Based Awards Table.”

(4)	Represents aggregate grant date fair value of awards granted during the applicable period for service during the prior year, as well as forward-looking performance-based compensation, determined in accordance with the applicable accounting guidance for equity-based awards.

The following table lists the aggregate grant date fair value of stock unit awards granted to the NEOs during 2015. The aggregate grant date fair value of RSUs included in the table is based on the volume-weighted average price of the common stock on the grant date, and the aggregate grant date fair value of 2015 LTIP awards included in the table is based on the volume-weighted average price of the common stock on the grant date and the probable outcome of the performance conditions as of the grant date, in each case, as determined in accordance with applicable accounting guidance for equity-based awards. The value of the 2015 LTIP awards on the grant date, assuming that the highest level of performance conditions will be achieved, is $9,750,000 for Mr. Gorman; $5,850,000 for Ms. Porat; $7,200,000 for Messrs. Fleming and Kelleher; and $5,175,000 for Mr. Rosenthal.

	Stock Unit Awards Granted During 2015 ($)
Name	2014 RSUs	2015 LTIP Awards	Total
James P. Gorman	4,422,675	6,827,645	11,250,320
Jonathan Pruzan	3,472,275	—	3,472,275
Ruth Porat	2,198,675	4,096,587	6,295,262
Gregory J. Fleming	2,906,675	5,041,954	7,948,629
Colm Kelleher	3,579,119	5,041,954	8,621,073
James A. Rosenthal	1,844,675	3,623,904	5,468,579

For further information on the valuation of the Company’s RSU and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2015 Form 10-K.

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(5)	The following table lists the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation plans for the NEOs for 2015. Negative amounts included below are reflected as zero in the “2015 Summary Compensation Table”.

Name	2015 Change in Pension Value ($)(a)	2015 Above-Market Earnings on Nonqualified Deferred Compensation ($)(b)
James P. Gorman	(3,737)	149,572
Jonathan Pruzan	(16,640)	13,864
Ruth Porat	48,162	12,160
Gregory J. Fleming	—	—
Colm Kelleher	108,935	244,633
James A. Rosenthal	—	—

	(a)	The “2015 Change in Pension Value” equals the aggregate increase from December 31, 2014 to December 31, 2015 in the actuarially determined present value of the accumulated benefit under the Company-sponsored defined benefit pension plans during the measurement period. Mr. Gorman and Mr. Pruzan experienced a decrease in the present value of their accumulated benefits from December 31, 2014 to December 31, 2015 primarily due to an increase in the discount rates described below and the plans’ adoption of a new mortality table. The present value of Ms. Porat’s benefit increased because she commenced her benefit during 2015 prior to age 60, receiving early retirement subsidies. The value of Mr. Kelleher’s benefit increased due to a decrease in interest rates and the applicable exchange rate. The present values at December 31, 2015 are based on the RP-2014 mortality tables rolled back to 2006 with projection Scale RP-2014 and then projected generationally with Scale MP-2015 and discount rates of 4.49% for the ERP and 4.20% for the SEREP. The present values at December 31, 2014 are based on RP-2014 mortality tables projected generationally with Scale MP-2014 and discount rates of 4.07% for the ERP, 3.83% for the Excess Plan component and 3.80% for the Supplemental Executive Retirement Plan (SERP) component of the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the NEO can receive unreduced benefits under that plan or current age, if greater.

	(b)	Represents the difference between market interest rates determined pursuant to SEC rules and the earnings credited on deferred compensation.

(6)	The “All Other Compensation” column for 2015 includes (a) contributions made by the Company under our defined contribution plans with respect to such period and (b) the incremental cost to the Company of perquisites and other personal benefits, as detailed below. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

	(a)	Messrs. Gorman, Pruzan and Rosenthal and Ms. Porat each received a matching contribution in the 401(k) Plan for 2015 of $10,600. Ms. Porat received a pension transition contribution in the 401(k) Plan for 2015 of $6,845.

	(b)	Mr. Gorman’s amount includes $153,588 in variable cost related to the use of the Company’s aircraft for one emergency round trip flight to Australia due to a death in Mr. Gorman’s family. Variable cost includes landing, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor per hour of flight; and customs, foreign permits and similar fees, and does not include fixed costs of leasing and operating the Company aircraft. The Company imputed income to Mr. Gorman for this flight and did not provide a tax gross-up for such imputed income.

Messrs. Gorman’s, Fleming’s and Rosenthal’s amounts each include $20,000 related to participation in the Company’s Executive Health Program. Ms. Porat’s amount includes $33,008 paid by the Company (consistent with Company practice for all SEREP participants) in satisfaction of the employee portion of Federal Insurance Contributions Act (FICA) taxes due upon commencement of payment of her SEREP benefit. Mr. Kelleher’s amount includes $216,180 related to housing, as well as costs associated with Company-paid medical coverage, airport fees, and tax preparation services arising from his former expatriation assignment. For each NEO, amounts also include costs associated with the use of a Company car or a car service and meals and for Messrs. Gorman and Rosenthal, use of the Company travel booking service.

(7)	For 2015, Mr. Kelleher’s base salary was £625,000 and his fixed allowances were £3,500,000. For further details on Mr. Kelleher’s 2015 fixed allowances, see the CD&A. The amount of British pounds sterling was converted to U.S. dollars using the 2015 average of daily spot rates of £1 to $1.5285.

(8)	Mr. Kelleher’s 2015 cash bonus paid in February 2016 was $417,424, which was paid in British pounds sterling in the amount of £273,087. The amount of U.S. dollars was converted to British pounds sterling using the 2015 average of daily spot rates of $1 to £0.6542.

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2015 Grants of Plan-Based Awards Table(1)

The following table sets forth information with respect to RSUs granted to the NEOs in January 2015 for 2014 performance and 2015 LTIP awards granted in January 2015 for forward-looking performance.

	Grant Date (mm/dd/yyyy)	Approval Date (mm/dd/yyyy)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name			Threshold (#)	Target (#)	Maximum (#)
James P. Gorman	1/21/2015	1/6/2015	0	187,950	281,926	—	—	—	6,827,645
	1/21/2015	1/6/2015	—	—	—	127,883	—	—	4,422,675
Jonathan Pruzan	1/21/2015	1/6/2015	—	—	—	100,402	—	—	3,472,275
Ruth Porat	1/21/2015	1/6/2015	0	112,770	169,155	—	—	—	4,096,587
	1/21/2015	1/6/2015	—	—	—	63,575	—	—	2,198,675
Gregory J. Fleming	1/21/2015	1/6/2015	0	138,794	208,191	—	—	—	5,041,954
	1/21/2015	1/6/2015	—	—	—	84,048	—	—	2,906,675
Colm Kelleher	1/21/2015	1/6/2015	0	138,794	208,191	—	—	—	5,041,954
	1/21/2015	1/6/2015	—	—	—	103,492	—	—	3,579,119
James A. Rosenthal	1/21/2015	1/6/2015	0	99,758	149,637	—	—	—	3,623,904
	1/21/2015	1/6/2015	—	—	—	53,339	—	—	1,844,675

(1)	The 2015 LTIP awards included in this table are also disclosed in the “Stock Awards” column of the “2015 Summary Compensation Table” and the “2015 Outstanding Equity Awards at Fiscal Year-End Table.” The RSU awards included in this table are also disclosed in the “Stock Awards” column of the “2015 Summary Compensation Table,” the “2015 Option Exercises and Stock Vested Table” and, other than Mr. Kelleher’s Stock Bonus Award (described in note 3 below), the “2015 Nonqualified Deferred Compensation Table.” The 2015 LTIP awards and RSUs were granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan. All RSUs and 2015 LTIP awards are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. For further details on cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control.”

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(2)	The 2015 LTIP awards are scheduled to vest and convert to shares in 2018 only if the Company satisfies predetermined performance goals over the three-year performance period consisting of 2015, 2016 and 2017. One-half of the target 2015 LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target 2015 LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows:

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
11.5% or more	1.50	25% or more	1.50
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) certain gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (e) specified cumulative catch-up adjustments resulting from changes in accounting principles that are not applied on a full retrospective basis. If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

**	Relative TSR will be determined by subtracting the Index Group TSR from the MS TSR. In no event may the multiplier exceed 1.0 if MS TSR for the performance period is negative. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

Each NEO is entitled to receive cash dividend equivalents on the 2015 LTIP awards, subject to the same vesting, cancellation and payment provisions as the underlying award.
(3)	With the exception of Mr. Kelleher’s awards, the RSUs are scheduled to convert to shares on January 22, 2018. Mr. Kelleher’s RSUs are scheduled to convert to shares in three equal installments on each of January 20, 2016, January 23, 2017 and January 22, 2018, except that 32,878 of Mr. Kelleher’s RSUs (the Stock Bonus Award) plus reinvested dividend equivalents vested and converted to shares on July 21, 2015 as prescribed by the U.K. Prudential Regulatory Authority. With the exception of Mr. Kelleher’s Stock Bonus Award, the NEOs are retirement-eligible under the award terms at grant and, therefore, the awards are considered vested at grant for purposes of this proxy statement. The NEOs are entitled to receive dividend equivalents in the form of additional RSUs, subject to the same vesting, cancellation and payment provisions as the underlying RSUs.

(4)	Represents the aggregate grant date fair value, in accordance with the applicable accounting guidance for equity-based awards, of the RSUs and 2015 LTIP awards. The aggregate grant date fair value of the RSUs granted on January 21, 2015 is based on $34.5835, the volume-weighted average price of the common stock on the grant date. The aggregate grant date fair value of 2015 LTIP awards is based on the volume-weighted average price of the common stock on the grant date as well as the probable outcome of the performance conditions as of January 21, 2015. For further information on the valuation of the Company’s RSUs and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2015 Form 10-K.

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2015 Outstanding Equity Awards at Fiscal Year-End Table

The following table discloses the number of shares covered by unexercised stock options and unvested stock awards held by our NEOs on December 31, 2015.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options Exercisable (#)(1)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
James P. Gorman		354,986	—	51.7552	2/17/2016	—	—	370,834	11,796,255
		56,772	—	66.726	12/12/2016
		424,731	—	30.01	1/21/2018
		323,214	161,613	22.98	1/22/2018
	Total	1,159,703	161,613			—	—	370,834	11,796,255
Jonathan Pruzan		6,765	—	66.726	12/12/2016	—	—	—	—
	Total	6,765	—			—	—	—	—
Ruth Porat		23,737	—	66.726	12/12/2016	—	—	234,693	7,465,589
		182,027	—	30.01	1/21/2018
	Total	205,764	—			—	—	234,693	7,465,589
Gregory J. Fleming		60,675	—	30.01	1/21/2018	—	—	286,117	9,101,402
		198,588	149,300	22.98	1/22/2018
	Total	259,263	149,300			—	—	286,117	9,101,402
Colm Kelleher		144,551	—	66.726	12/12/2016	—	—	286,117	9,101,402
		182,027	—	30.01	1/21/2018
		296,946	148,479	22.98	1/22/2018
	Total	623,524	148,479			—	—	286,117	9,101,402
James A. Rosenthal		121,351	—	30.01	1/21/2018	—	—	206,440	6,566,883
		249,336	124,673	22.98	1/22/2018
	Total	370,687	124,673			—	—	206,440	6,566,883

(1)	The stock option awards in this table vested and became exercisable as follows:

Option Expiration Date (mm/dd/yyyy)	Exercisability Schedule
2/17/2016	60% of the award became exercisable on 2/17/2006 and 40% of the award became exercisable on 2/16/2007
12/12/2016	50% of the award became exercisable on each of 1/2/2009 and 1/2/2010
1/21/2018	One-third of the award became exercisable on each of 2/2/2012, 2/2/2013 and 2/2/2014
1/22/2018	One-third of the award became exercisable on each of 1/27/2014, 1/26/2015 and 1/25/2016

(2)	Stock options were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

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(3)	Represents the target number of performance units granted under the 2014 LTIP award and 2015 LTIP award that are realizable in connection with the achievement of pre-established performance targets over the applicable three-year performance period. The NEOs may ultimately earn up to 1.5 times the target number of performance units or nothing, based on the Company’s performance over the performance period. The 2015 LTIP awards and 2014 LTIP awards are scheduled to vest and convert to shares in 2018 and 2017, respectively, only if the Company satisfies the predetermined performance goals (see note 2 to the “2015 Grants of Plan-Based Awards Table” for 2015 LTIP award performance goals). The market value of the performance units is based on $31.81, the closing price of the Company’s common stock on December 31, 2015.

2015 Option Exercises and Stock Vested Table

The following table contains information about the stock options exercised by NEOs during 2015 and the RSUs and LTIP awards held by the NEOs that vested during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
James P. Gorman	—	—	127,883	4,422,675	(2)
			221,210	7,082,879	(3)
Jonathan Pruzan	—	—	100,402	3,472,275	(2)

Ruth Porat	—	—	63,575	2,198,675	(2)
			162,220	5,194,090	(3)
Gregory J. Fleming	—	—	84,048	2,906,675	(2)
			176,968	5,666,303	(3)
Colm Kelleher	—	—	70,613	2,442,077	(2)
			176,968	5,666,303	(3)
			33,097	1,325,892	(4)
James A. Rosenthal	—	—	53,339	1,844,675	(2)
			162,220	5,194,090	(3)

(1)	Consists of RSUs granted on January 21, 2015 for 2014 performance, which are considered vested at grant for purposes of this proxy statement due to the NEOs’ retirement eligibility, and LTIP awards granted on January 31, 2013, which are considered vested on December 31, 2015 (the last day of the three-year performance period) for purposes of this proxy statement, based on the Company’s performance over the performance period (2013 LTIP awards). For further details on the RSUs, see note 3 to the “2015 Grants of Plan-Based Awards Table.”

(2)	The aggregate grant date fair value of these RSUs is based on $34.5835, the volume-weighted average price of the Company’s common stock on the grant date.
(3)	The value realized is based on $32.0188, the volume-weighted average price of the Company’s common stock on December 31, 2015, which is the last day of the 2013 LTIP awards’ performance period, for 134.77% of the target number of units underlying the 2013 LTIP awards. The 2013 LTIP awards converted to shares of common stock on February 25, 2016.

(4)	The value realized is based on $40.0608, the volume-weighted average price of the Company’s common stock on July 21, 2015, the date on which the award vested pursuant to its terms.

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2015 Pension Benefits Table

The table below discloses the present value of accumulated benefits payable to each NEO and the years of service credited to each NEO under the Company’s defined benefit retirement plans as of December 31, 2015. The material terms and conditions of these plans are described below.

Name	Plan Name	Number of Years Credited Service(1)	Retirement Age for Full Benefits	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James P. Gorman	Morgan Stanley Employees Retirement Plan	4	65	79,983	—
Jonathan Pruzan	Morgan Stanley Employees Retirement Plan	15	65	185,312	—
Ruth Porat(3)	Morgan Stanley Employees Retirement Plan	20	57	525,249	20,039
	Morgan Stanley Supplemental Executive	25	57	1,458,767	53,641
	Retirement and Excess Plan
Gregory J. Fleming	—	—	—	—	—
Colm Kelleher	Morgan Stanley U.K. Group Pension Plan(4)	7	60	197,712	—
	Morgan Stanley Supplemental Executive	25	60	1,227,482	—
	Retirement and Excess Plan
James A. Rosenthal	—	—	—	—	—

(1)	After December 31, 2010, no further benefit accruals occur under the ERP. After September 30, 2014, no further benefit accruals occur under the SEREP. Therefore, employees may have different years of credited service under the ERP and SEREP. No NEO is awarded with credited service under the ERP or SEREP in excess of his/her actual service.

(2)	The present value at December 31, 2015 is based on the RP-2014 mortality tables rolled back to 2006 with projection Scale RP-2014 and then projected generationally with scale MP-2015 and discount rates of 4.49% for the ERP and 4.20% for the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. The assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits or current age, if greater.

(3)	Ms. Porat commenced her benefit on May 1, 2015. The present value reflects her actual retirement benefit amounts and form of payment election of 100% Joint and Survivor for both the ERP and SEREP.
(4)	Until March 31, 2012, the Company contributed to the Morgan Stanley U.K. Group Pension Plan (U.K. Pension Plan) on behalf of Mr. Kelleher, and he remains a deferred vested participant in that plan. As of October 1, 1996, Mr. Kelleher’s accrued defined benefit under the U.K. Pension Plan was converted to an account balance, the value of which was £129,350 as of December 31, 2015. The amount of British pounds sterling was converted to U.S. dollars using the 2015 average of daily spot rates of £1 to $1.5285. If the value of the account balance relating to the pre-October 1996 portion of Mr. Kelleher’s U.K. Pension Plan benefit, adjusted for investment experience until the payment date, is greater than the value of the guaranteed minimum pension under the U.K. Pension Plan, no defined benefit pension is payable. If the value of the guaranteed minimum pension, determined in accordance with U.K. laws, is greater than the value of the adjusted account balance, the guaranteed minimum pension is payable, in addition to any defined contribution amount payable for the period after September 30, 1996. Mr. Kelleher had seven years of credited service in the U.K. Pension Plan at the time his accrued benefit was converted to an account balance. The amount shown in the table for Mr. Kelleher does not include defined contribution benefits that were accrued after September 30, 1996.

Employees Retirement Plan (ERP)

Substantially all of the U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007 were covered after one year of service by the ERP, a non-contributory, defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Effective after December 31, 2010, the ERP was frozen and no further benefit accruals will occur. Benefits are generally payable as an annuity at age 65 (or earlier, subject to certain reductions in the amounts payable). Under the pre-2004 provisions of the ERP, benefits are payable in full at age 60 and reduced 4% per year for retirement between ages 55 and 60 for employees who retire after age 55 with ten years of service. Before the ERP was frozen, annual benefits were equal to 1% of eligible earnings plus 0.5% of eligible earnings in excess of Social Security covered compensation for each year of service. Eligible earnings generally included all taxable compensation, other than certain equity-based and non-recurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, received benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equaled 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service up to 35 years, where final average salary was base salary, up to specified limits set forth in the ERP, for the highest paid 60 consecutive months of the last 120 months of service.

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Supplemental Executive Retirement and Excess Plan (SEREP)

The SEREP is an unfunded, nonqualified plan. Effective after September 30, 2014, the SEREP was frozen and no further benefit accruals will occur. Credited service is counted starting from the first day of the month after the hire date, except that for certain excess benefits credited service begins after one year of service. The SEREP provides benefits not otherwise provided under the ERP formula because of limits in the ERP or Internal Revenue Code on eligible pay and benefits. The SEREP also provides certain grandfathered benefits and supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits, pension benefits provided by former employers and, for January 1, 2011 through June 30, 2014, adjusted to take into account certain defined contribution plan awards. The supplemental benefit, before offsets, equals 20% of final average salary plus 2% of final average salary per year after five years (up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service through September 30, 2014, up to a maximum annual benefit payable of $140,000 at age 60, reduced by 4% per year for payments beginning before age 60. The SEREP was restricted effective January 1, 2004 to “grandfathered” employees who as of that date met certain eligibility criteria. Grandfathering in this plan was provided to all similarly situated eligible employees and may be provided to other employees with the approval of the CMDS Committee. Benefits may be paid in various actuarially equivalent forms of annuity. Other than for small balances, no lump sums are available under this plan.

U.K. Group Pension Plan

The U.K. Pension Plan is a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. The guaranteed minimum pension payable under the U.K. Pension Plan is determined in accordance with U.K. laws.

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2015 Nonqualified Deferred Compensation Table

The following table contains information with respect to the participation of the NEOs in the Company’s unfunded cash deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as well as with respect to RSUs granted to the NEOs that are vested but have not yet converted to shares of Morgan Stanley common stock. NEOs participate in the plans on the same terms and conditions as other similarly situated employees. The material terms and conditions of these plans are described below.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
James P. Gorman	Notional Leveraged Co-Investment Plan	—	—	285,938	—	2,686,739
	Morgan Stanley Compensation Incentive Plan	5,379,825	—	(165,591)	2,038,660	6,551,200
	Restricted Stock Units(5)	4,422,675	—	(4,142,957)	6,500,874	19,541,413
	Total	9,802,500	—	(4,022,610)	8,539,534	28,779,352
Jonathan Pruzan	Key Employee Private Equity Recognition Plan	—	—	(3,091)	18,480	56,775
	Notional Leveraged Co-Investment Plan	—	—	18,302	—	93,648
	Morgan Stanley Compensation Incentive Plan	1,710,225	—	(151,177)	1,489,798	2,439,670
	Restricted Stock Units(5)	3,472,275	—	(1,552,994)	3,607,402	7,713,973
	Total	5,182,500	—	(1,688,960)	5,115,680	10,304,066
Ruth Porat	Key Employee Private Equity Recognition Plan	—	—	(206)	1,232	3,785
	Notional Leveraged Co-Investment Plan	—	—	16,052	—	82,134
	Morgan Stanley Compensation Incentive Plan	3,003,825	—	87,442	1,407,049	3,909,067
	Pre-Tax Incentive Program	—	—	(23,182)	—	909,819
	Restricted Stock Units(5)	2,198,675	—	(1,596,695)	4,915,433	6,259,417
	Total	5,202,500	—	(1,516,589)	6,323,714	11,164,222
Gregory J. Fleming	Morgan Stanley Compensation Incentive Plan	3,795,825	—	4,659	1,648,662	4,848,273
	Restricted Stock Units(5)	2,906,675	—	(1,370,941)	4,450,825	5,885,127
	Total	6,702,500	—	(1,366,282)	6,099,487	10,733,400
Colm Kelleher	Notional Leveraged Co-Investment Plan	—	—	459,999	—	4,182,822
	Morgan Stanley Compensation Incentive Plan	2,442,077	—	50,385	3,621,587	6,599,840
	Restricted Stock Units(5)	3,579,119	—	(1,807,313)	3,212,089	8,603,122
	Alternative Retirement Plan	—	—	(124)	—	33,484	(6)
	Total	6,021,196	—	(1,297,053)	6,833,676	19,419,268
James A. Rosenthal	Notional Leveraged Co-Investment Plan	—	—	7,632	—	658,424
	Morgan Stanley Compensation Incentive Plan	2,607,825	—	(10,162)	1,354,501	3,332,666
	Restricted Stock Units(5)	1,844,675	—	(1,005,546)	3,612,753	3,904,432
	Total	4,452,500	—	(1,008,076)	4,967,254	7,895,522

(1)	RSU contributions represent the RSU awards granted in January 2015 for 2014 performance that are considered vested at grant for purposes of this proxy statement but are subject to cancellation until the applicable scheduled conversion dates. MSCIP contributions represent MSCIP awards granted in January 2015 for 2014 performance that are considered vested at grant for purposes of this proxy statement but are subject to cancellation until the applicable scheduled payment dates. The MSCIP awards reported in this table are also reported as part of the 2014 bonus in the “2015 Summary Compensation Table.” The value of the RSUs in this column (which are also included in the “Stock Awards” column of the “2015 Summary Compensation Table” for 2015, the “2015 Grants of Plan-Based Awards Table,” and the “2015 Option Exercises and Stock Vested Table”) is the aggregate grant date fair value of the RSUs based on $34.5835, the volume-weighted average price of the Company’s common stock on the grant date.

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(2)

With respect to our cash-based nonqualified deferred compensation plans, represents the change in (i) the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2015, without giving effect to any withdrawals or distributions, compared to (ii) the sum of the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2014 and the value of any contributions made during 2015. Includes any nonqualified deferred compensation earnings that are disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “2015 Summary Compensation Table” for 2015 and described in note 5 thereto.

With respect to the RSUs, represents (i) the change in the average of the high and low prices of the Company’s common stock on December 31, 2015 (or, if applicable, the earlier distribution date) compared to December 31, 2014 (or, if applicable, the later contribution date), as well as (ii) the amount of the vested cash dividend equivalent rights in 2015 (which is paid to the award holder at the time dividends are paid to holders of the Company’s common stock) and dividend equivalents in the form of additional RSUs credited in 2015 with respect to the award (which are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award).

(3)	Represents distributions from our cash-based nonqualified deferred compensation plans and with respect to the RSUs, conversions based on the average of the high and low prices of the Company’s common stock on the conversion date and amounts paid during 2015 pursuant to cash dividend equivalent rights.

(4)	With respect to our cash-based nonqualified deferred compensation plans, represents the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2015. With respect to the RSUs, represents the number of vested units held by the NEO on December 31, 2015 multiplied by the average of the high and low prices of the Company’s common stock on December 31, 2015.

(5)	The RSUs disclosed in this table include awards that as of December 31, 2015 had vested, but had not reached their scheduled conversion date and remained subject to cancellation, as well as awards that had reached their scheduled conversion date, but were deferred to preserve the Company’s tax deductibility of the award, in accordance with the terms of the award.

(6)	Mr. Kelleher’s aggregate balance at year-end of £21,906 was converted from British pounds sterling to U.S. dollars using the 2015 average of daily spot rates of £1 to $1.5285.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the following cash nonqualified deferred compensation plans and the RSUs referenced in the table above.

Key Employee Private Equity Recognition Plan (KEPER)

Under KEPER, participants were permitted to defer a portion of their cash bonus. The plan has been closed to new contributions since 2001. Contributions to KEPER are notionally invested by the Company in reference investments. Such reference investments may include investments made by Company-sponsored private equity funds, investments made by private equity funds sponsored by third parties in which the Company has acquired or will acquire a limited partner or similar interest, and investments in private equity securities that the Company makes for its own account. Distributions are made to participants following the realization of any proceeds in respect of any investment. The amounts contributed by a participant plus any earnings on participant contributions under the program remain subject to cancellation under specified circumstances.

Notional Leveraged Co-Investment Plan (LCIP)

Under LCIP, participants were permitted to allocate a portion of their deferred incentive compensation to the plan. LCIP is closed to new participants and has not been offered since 2008. For each of fiscal 2006, fiscal 2007 and fiscal 2008, participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP. The Company contributed a notional investment in an amount equal to two times each participant’s contribution (however, for fiscal 2008, participants could elect to forgo the notional investment). Contributions are notionally invested by the Company in reference investments, which may include the Company’s proprietary investment funds, “funds of funds” that include Company proprietary investment funds and third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and the Company notional investment were subject to cancellation under specified circumstances until three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment on the third anniversary of grant and the tenth anniversary of grant, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

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Morgan Stanley Compensation Incentive Plan (MSCIP)

A portion of each participant’s year-end deferred incentive compensation is granted under MSCIP. Earnings on MSCIP awards are based on the performance of notional investments available under the plan and selected by the participants. Participants may reallocate such balances periodically, as determined by the plan administrator. Until MSCIP awards reach their scheduled distribution date, they are subject to cancellation and clawback by the Company. The cancellation and clawback events applicable to MSCIP awards held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

Pre-Tax Incentive Program (PTIP)

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the attainment of age 55, and no distribution may begin prior to termination of employment.

Restricted Stock Units (RSUs)

RSUs are granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan or another Company equity plan as determined by the CMDS Committee. Each RSU constitutes a contingent and unsecured promise of the Company to pay the holder one share of Company common stock on the conversion date of the RSU. The RSUs included in this table are considered vested; however, the RSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. RSUs granted in 2012 and later are subject to clawback, as well as cancellation, prior to the scheduled conversion date. The cancellation and clawback events applicable to RSUs held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

U.K. Alternative Retirement Plan (ARP)

The ARP is a U.K. employer financed retirement benefits scheme as defined by Her Majesty’s Revenue and Customs (HMRC). Under the ARP, eligible participants receive monthly notional contributions from the Company based on a percentage of base salary, subject to specified limits. Participants may also elect to contribute a portion of their cash bonus and distributions from certain cash-based nonqualified deferred compensation plans to the ARP. Participants include those employees who either have an accumulated pension value in the U.K. Group Pension Plan that exceeds a limit set by the U.K. government or have elected pension taxation protection available from HMRC. Earnings on ARP contributions are based on the performance of notional investments available under the ARP and selected by the participants. Participants can generally elect the commencement date for distributions at any time after age 55, so long as no distributions begin later than age 75. Distributions are currently paid in the form of a lump sum.

Potential Payments upon Termination or Change-in-Control

This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if his or her employment had terminated or if the Company had undergone a change-in-control, in each case on December 31, 2015. For Ms. Porat, this section describes and quantifies the benefits and compensation to which she was entitled in connection with her departure from the Company on April 30, 2015.

General Policies

Our NEOs are not contractually entitled to cash severance payments upon any termination of employment or excise tax protection upon a change-in-control of the Company. NEOs are entitled to receive post-termination benefits that are generally available to all salaried employees, such as accrued vacation pay and death, disability and post-retirement welfare benefits, and are also eligible for Company-paid retiree medical coverage under the Morgan Stanley Grandfathered Retiree Medical Plan for themselves and eligible dependents following any termination of employment with three years of service.

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Following termination of employment, the NEOs are entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described under the “2015 Pension Benefits Table,” and our nonqualified deferred compensation plans, as described under the “2015 Nonqualified Deferred Compensation Table.” Our NEOs are not entitled to special or enhanced termination benefits under our pension and nonqualified deferred compensation plans as compared to other employees.

Even if a NEO is considered vested in a deferred incentive compensation award, the award may be subject to cancellation through the distribution date in the event the NEO engages in a cancellation event or if a clawback event occurs. In general, a cancellation event includes: engaging in competitive activity during a specified period following a voluntary termination of employment; engaging in cause (i.e., a breach of the NEO’s obligation to the Company, including a failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties); improper disclosure of the Company’s proprietary information; solicitation of Company employees, clients or customers during employment and within a specified period following termination of employment; the making of unauthorized disclosures or disparaging or defamatory comments about the Company; resignation from employment without providing the Company proper advance notice; or the failure to cooperate with or assist the Company in connection with investigations, regulatory matters, lawsuits or arbitrations following termination of employment.

Clawback of deferred compensation awards by the Company can be triggered through the applicable scheduled distribution date if the NEO had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct, or if the NEO’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, violates the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the NEO was paid and he or she operated outside of internal control policies. Further, shares resulting from the conversion of LTIP awards are subject to clawback by the Company in the event the Company’s achievement of the specified goals was based on materially inaccurate financial statements or other performance metric criteria. With respect to Mr. Kelleher’s awards, pursuant to U.K. Prudential Regulatory Authority requirements, any amounts distributed in respect of his deferred compensation awards are subject to clawback and repayment in certain circumstances for a minimum period of seven years following grant pursuant to the Morgan Stanley Code Staff Clawback Policy.

In addition to the cancellation and clawback events described above, each NEO is party to a Notice and Non-Solicitation Agreement that provides for injunctive relief and cancellation of deferred compensation awards if the NEO does not provide 180 days’ advance notice prior to a resignation or the NEO improperly solicits the Company’s employees, clients or customers during, and for 180 days following termination of, employment.

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EXECUTIVE COMPENSATION

Termination of Employment / Change-in-Control

The table below sets forth the value as of December 31, 2015 of the outstanding unvested deferred compensation awards held by the NEOs and the present value of coverage under the Morgan Stanley Grandfathered Retiree Medical Plan as of December 31, 2015. This table does not include our former CFO, Ms. Porat, whose employment terminated on April 30, 2015. Ms. Porat’s payments and benefits upon her termination are set forth below.

Termination Reason	Name	Unvested RSUs and Related Dividend Equivalents, Unvested Stock Options and Unvested MSCIP Awards ($)(1)	Unvested LTIP Awards and Related Dividend Equivalents ($)(2)	Retiree Medical Coverage(3)
Involuntary (not due to a cancellation event) / Disability / Retirement / In connection with a Change-in-Control / Death / Governmental Service Termination	James P. Gorman	—	$10,570,066	$ 603,943
	Jonathan Pruzan	—	—	$ 950,841
	Gregory J. Fleming(4)	—	$8,162,140	$ 773,354
	Colm Kelleher	—	$8,162,140	$ 737,625
	James A. Rosenthal	—	$5,889,604	$ 632,235

(1)	As of December 31, 2015, our NEOs were retirement-eligible for purposes of their outstanding RSU, MSCIP and stock option awards, which are therefore considered vested for purposes of this proxy statement. Amounts are payable on the scheduled distribution dates, subject to cancellation and clawback provisions, except that RSUs and MSCIP awards are payable upon a termination in connection with a change-in-control and all awards are payable upon death or a governmental service termination. Options will become exercisable and remain exercisable through the expiration date. Retirement treatment may be conditioned upon advance notice of termination. Amounts payable with respect to a termination in connection with a change-in-control are conditioned upon the termination occurring within 18 months of the change-in-control as a result of (i) the Company terminating the NEO’s employment under circumstances not involving any cancellation event, (ii) the NEO resigning from employment due to a materially adverse alteration in job responsibilities or (iii) a change in the NEO’s principal place of employment of more than 75 miles from the current location. A “change-in-control” generally means a significant change in the share ownership of the Company or composition of the Board. Governmental service termination treatment is conditioned upon satisfactory proof of a conflict of interest that necessitates divestiture of the awards and executing an agreement to repay amounts vested in connection with such termination if the NEO engages in any cancellation event.

(2)	As of December 31, 2015, our NEOs were retirement-eligible for purposes of the LTIP awards; however, such awards are not considered vested for purposes of this proxy statement until the end of the performance period because these awards only deliver value if the Company achieves objective performance goals over such performance period. Amounts shown in the table reflect performance through December 31, 2015 (the quarter ending simultaneously with the effective date of the termination), which, with the exception of a termination in connection with a change-in-control, is a substitute for performance through the three-year performance period, which would not be known until the end of such period. To facilitate timely payment of LTIP awards upon death or a governmental service termination as of December 31, 2015, amounts payable with respect to these awards would instead reflect Company performance through September 30, 2015 (the quarter ending with or before the date of the termination for which the Company’s earnings information has been released) as follows: $11,412,190 for Mr. Gorman; $8,810,647 for Messrs. Fleming and Kelleher; and $6,357,440 for Mr. Rosenthal. For purposes of valuing LTIP awards, we have assumed a per share value of $31.81, the closing price of the Company’s common stock on December 31, 2015.

(3)	Each NEO, having met the service requirement, is eligible to elect retiree medical coverage under the Company’s Grandfathered Retiree Medical Plan for themselves and their eligible dependents following a termination of employment for any reason. The present value is calculated assuming each NEO began retiree medical coverage on December 31, 2015 and elected their current dependent coverage type. The present value is based on the RP-2014 mortality tables rolled back to 2006 with projection Scale RP-2014 and then projected generationally with Scale MP-2015, a discount rate of 4.13%, and a medical inflation rate of 7.12% for 2016-2017 and ultimately settling at 4.50% by 2038.

(4)	Pursuant to Mr. Fleming’s January 22, 2016 agreement with the Company relating to his termination of employment, Mr. Fleming is entitled to, in addition to the amounts disclosed in the table, continued access to office space and administrative support through his termination date (anticipated to be July 6, 2016), with a cost to the Company of approximately $140,000, and continued access to his primary care physician under the Company’s Executive Health Program through December 31, 2016.

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EXECUTIVE COMPENSATION

Amounts payable in connection with Ms. Porat’s termination of employment

Prior to her departure from the Company on April 30, 2015, Ms. Porat satisfied the age and service requirements for retirement eligibility for purposes of her outstanding RSU, MSCIP and stock option awards, and therefore such awards are considered vested for purposes of this proxy statement. Such awards remain subject to all provisions of the awards, including any cancellation and clawback provisions, until the applicable distribution date. With respect to her outstanding LTIP awards, such awards will convert to shares of common stock on their scheduled conversion dates based on the performance of the Company through the applicable three-year performance period, subject to cancellation and clawback provisions. Therefore, the actual value of Ms. Porat’s LTIP awards will not be known until the end of the performance period. Using Company performance through December 31, 2015 as a substitute for performance through the performance period, the value as of December 31, 2015 of Ms. Porat’s LTIP awards for which the performance period had not ended was $6,696,322.

Following her departure from the Company, Ms. Porat is eligible to elect, but has not yet elected, to receive retiree medical coverage under the Morgan Stanley Grandfathered Retiree Medical Plan with a present value of $588,573 as of December 31, 2015, calculated as described above. As disclosed in the “All Other Compensation” column of the “2015 Summary Compensation Table,” consistent with Company practice with respect to all SEREP participants, the Company paid $33,008 to satisfy Ms. Porat’s portion of FICA taxes due upon the commencement of payment of her SEREP benefit.

Morgan Stanley 2016 Proxy Statement     67

OWNERSHIP OF OUR STOCK

EXECUTIVE EQUITY OWNERSHIP COMMITMENT

Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment. In January 2016, based on feedback from shareholders, we revised our Equity Ownership Commitment in order to enhance the alignment between the long-term interests of our shareholders and our Operating Committee members.

The Equity Ownership Commitment now requires each of our CEO, CFO, President, and COO (Covered Officers) to achieve ownership of a number of shares of common stock with a value equal to a specified multiple of his base salary within five years. Our CEO is required to achieve ownership of shares of common stock and equity awards with a value equal to 10x his base salary and each other Covered Officer is required to achieve ownership of shares of common stock and equity awards with a value equal to 6x his base salary. In addition, the Equity Ownership Commitment continues to impose retention requirements for Operating Committee members. Operating Committee members are required to hold common stock and equity awards equal to a percentage of common stock received from equity awards (less allowances for the payment of any option exercise price and taxes) granted to them for service on the Operating Committee (Equity Award Shares) as follows:

●	Our CEO is required to retain 75% of Equity Award Shares.
●

Each of our other Operating Committee members is required to retain 50% of Equity Award Shares acquired from equity awards granted beginning in January 2016 and thereafter, and 75% of Equity Award Shares acquired from equity awards granted prior to January 2016; provided that Operating Committee members who are Covered Officers must retain 75% of all Equity Award Shares until the applicable ownership requirement is met.

This commitment ties a portion of our Operating Committee members’ net worth to the Company’s stock price and provides a continuing incentive for them to work toward superior long-term stock price performance. None of our executive officers currently have prearranged trading plans under SEC Rule 10b5-1. Executive officers also are prohibited from pledging or selling short, or engaging in hedging strategies or trading derivatives involving, Morgan Stanley securities.

DIRECTOR EQUITY OWNERSHIP REQUIREMENT

As indicated under “Director Compensation,” our independent directors generally receive an equity award upon initial election to the Board and receive an annual equity award thereafter with a grant date fair value of $250,000 (prorated in the case of the initial award) as part of their director compensation. 50% of each equity award granted to our independent directors does not become payable until the director retires from the Board (and may be deferred beyond retirement at the director’s election), which fosters a long-term ownership view. Directors may not enter into hedging transactions in respect of Morgan Stanley common stock or pledge Morgan Stanley common stock in connection with a margin or other loan transaction.

68     Morgan Stanley 2016 Proxy Statement

OWNERSHIP OF OUR STOCK

STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the beneficial ownership of common stock as of February 29, 2016 by our CEO and the other executive officers named in the “2015 Summary Compensation Table” (our NEOs), directors, and by all our directors and executive officers as of February 29, 2016 as a group. As of February 29, 2016, none of the common stock beneficially owned by our directors and current executive officers was pledged.

Name	Shares(1)	Underlying Stock Units(2)	Subject to Stock Options Exercisable Within 60 Days	Total(3)
NAMED EXECUTIVE OFFICERS
James P. Gorman	651,725	756,355	966,330	2,374,410
Jonathan Pruzan	49,855	208,205	6,765	264,825
Ruth Porat(4)	875,481	118,102	205,764	1,199,347
Gregory J. Fleming	526,624	369,678	408,563	1,304,865
Colm Kelleher	330,760	327,826	772,003	1,430,589
James A. Rosenthal	170,766	169,905	495,360	836,031

DIRECTORS AND DIRECTOR NOMINEES
Erskine B. Bowles	1,000	132,229	—	133,229
Alistair Darling	—	3,243	—	3,243
Thomas H. Glocer	2,535	31,204	—	33,739
Robert H. Herz	12,969	28,382	—	41,351
Nobuyuki Hirano(5)	—	—	—	—
Klaus Kleinfeld	18,197	25,298	—	43,495
Jami Miscik	1,816	9,375	—	11,191
Donald T. Nicolaisen	—	83,102	—	83,102
Hutham S. Olayan	8,000	122,589	—	130,589
James W. Owens	14,354	48,304	—	62,658
Ryosuke Tamakoshi(5)	—	—	—	—
Perry M. Traquina	—	7,818	—	7,818
Laura D. Tyson	30,537	46,704	—	77,241
Rayford Wilkins, Jr.	7,768	14,488	—	22,256
ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF FEBRUARY 29, 2016 AS A GROUP (21 PERSONS)	1,538,616	2,376,345	2,847,398	6,762,359

(1)

Each director, NEO and executive officer has sole voting and investment power with respect to his or her shares, except with respect to the following shares owned indirectly through family trusts, the sole beneficiaries of which are family members, and custodial accounts: Mr. Gorman – 40,115 shares, 1,400 shares of which he disclaims ownership; Mr. Fleming – 104,550 shares; Mr. Rosenthal – 170,197 shares; and Mr. Bowles – 1,000 shares.

(2)

Shares of common stock held in a trust (Trust) corresponding to certain outstanding restricted stock units (RSUs). Directors and executive officers may direct the voting of the shares corresponding to such RSUs. Voting by executive officers is subject to the provisions of the Trust, as described in “Information about the Annual Meeting – How Do I Submit Voting Instructions for Shares Held in Employee Plans?”. Excludes LTIP awards because executive officers may not direct the voting of any shares corresponding to such awards prior to settlement of the award.

(3)

Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of February 29, 2016 beneficially owned less than 1% of the common stock outstanding.

(4)	Following her departure from the Company, Ms. Porat pledged 714,408 shares of common stock to a bank as collateral.
(5)

Messrs. Hirano and Tamakoshi were designated by MUFG and elected to the Board pursuant to the Investor Agreement. They are not compensated by Morgan Stanley for their service on the Board. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock.

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OWNERSHIP OF OUR STOCK

PRINCIPAL SHAREHOLDERS

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent(1)
MUFG(2)	435,269,905	22.4
7-1, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100-8330, Japan
State Street(3)	137,364,551	7.1
One Lincoln Street
Boston, MA 02111
T. Rowe Price Associates, Inc. (T. Rowe Price)(4)	130,034,322	6.7
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc. (BlackRock)(5)	101,896,178	5.3
55 East 52nd Street
New York, NY 10055

(1)	Percentages based upon the number of shares of common stock outstanding as of the record date, March 21, 2016, and the beneficial ownership of the principal shareholders as reported in SEC filings in notes 2 through 5 below.

(2)	Based on the amended Schedule 13D dated October 3, 2013 filed by MUFG. The amended Schedule 13D discloses that MUFG had sole dispositive and sole voting power with respect to the beneficially owned shares reported, including 3,252,753 shares held solely in a fiduciary capacity by certain affiliates of MUFG as the trustee of trust accounts or the manager of investment funds, other investment vehicles and managed accounts as of September 27, 2013 for which MUFG disclaims beneficial ownership.

(3)	Based on the Schedule 13G dated February 12, 2016 filed by State Street and State Street Bank and Trust Company, each acting in various fiduciary and other capacities (as of December 31, 2015). The Schedule 13G discloses that State Street had shared dispositive power as to 137,364,551 shares and shared voting power as to 136,788,017 shares; and that 76,450,828 shares beneficially owned by State Street Bank and Trust Company, a subsidiary of State Street, are held as trustee on behalf of the Trust that holds shares of common stock underlying certain restricted stock units awarded to employees under various of the Company’s equity-based plans.

(4)	Based on the Schedule 13G dated February 16, 2016 filed by T. Rowe Price (as of December 31, 2015). The Schedule 13G discloses that T. Rowe Price had sole dispositive power as to 129,917,922 shares and sole voting power as to 48,519,511 shares. The Schedule 13G states that T. Rowe Price affirms that the Schedule 13G shall not be construed as an admission that T. Rowe Price is the beneficial owner of the securities referred to, which beneficial ownership is expressly denied.

(5)	Based on the Schedule 13G dated January 22, 2016 filed by BlackRock (as of December 31, 2015). The Schedule 13G discloses that BlackRock had shared voting and shared dispositive power as to 72,444 shares, sole voting power as to 89,545,861 shares and sole dispositive power as to 101,823,734 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports with the SEC indicating their holdings of, and transactions in, our equity securities. The Company believes that our reporting persons complied with all Section 16(a) filing requirements during 2015.

70     Morgan Stanley 2016 Proxy Statement

EQUITY COMPENSATION PLAN

Item 4

Company Proposal to Amend the 2007 Equity Incentive Compensation Plan
Our Board unanimously recommends that you vote “FOR” this proposal.

Upon the recommendation of the CMDS Committee, on March 24, 2016, the Board adopted an amendment to our 2007 Equity Incentive Compensation Plan (EICP) to increase the number of shares of common stock available to be granted under the EICP by 20 million shares, and to add regulatory factors, risk management, expense management, and contributions to community development and sustainability projects or initiatives as performance measures that could be elements of performance-vested awards over time. The EICP was originally approved by shareholders on April 10, 2007 and was last amended to increase the number of shares of common stock available for grant in 2015 by 25 million shares.

Under the NYSE rules, this amendment will not be effective if our shareholders do not approve it. The proposed increase in shares, which represents approximately 1.02% of the common shares of the Company outstanding as of January 31, 2016, is less than the 59 million shares the Company repurchased in 2015. If this amendment is approved, the Company expects to have sufficient shares for grants to be made over the next year and to return to shareholders to request approval of additional shares at the 2017 annual meeting of shareholders. The proposed additional performance measures will better enable performance-vested awards to qualify as tax-deductible to the Company under Section 162(m) of the Internal Revenue Code, which the Company believes to be in the best interests of the Company and shareholders.

Morgan Stanley delivers a significant portion of incentive compensation for eligible employees in deferred equity awards (RSUs) that are impacted by future stock price performance over a multi-year period and, for senior executives, performance-vested stock units that only deliver value if the Company meets specific performance targets after three years (LTIP awards). We believe this approach to executive compensation aligns the interests of the Company’s employees with those of its shareholders and is consistent with executive motivation, best practices, and regulatory principles.

The Board believes that the EICP amendment is in the best interest of shareholders and supports this proposal for the following reasons:

●

In January 2016, approximately 33.8 million shares underlying equity awards were granted as part of the 2015 year-end compensation process and approximately 1.1 million shares (representing the target number of performance stock units) were granted as LTIP awards. After these grants, as of January 31, 2016, approximately 33.9 million shares were available for future equity awards under the EICP and the Company’s legacy equity plans, with only 27.5 million of such shares available under the EICP. Given the significant portion of incentive compensation paid as equity awards, the number of shares currently available under the Company’s plans is not expected to be sufficient for grants that would be made over the next year until the 2017 annual meeting of shareholders.

●

The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. Since 2009, the Company has requested approval of a number of additional shares that we anticipate will be sufficient to cover only one year of grant needs. The Company has evaluated, as it does annually, whether to return to shareholders to request approval of additional shares at the 2016 annual meeting of shareholders and has determined to request 20 million shares to cover one year of grant needs, which is down from the 25 million shares approved by 92% of voting shareholders last year and less than the 59 million shares the Company repurchased in 2015.

●

If the proposed amendment is not approved, the Company will not have sufficient shares for grant needs and will be compelled to increase the cash-based component of employee compensation, which is contrary to regulatory guidance and could reduce the alignment of employee and shareholder interests.

●

If the proposed amendment is not approved, the Company will not have sufficient shares for grant needs and will lose a critical tool for recruiting, retaining and motivating employees. The Company would thus be at a competitive disadvantage in attracting and retaining talent.

Morgan Stanley 2016 Proxy Statement     71

EQUITY COMPENSATION PLAN

●

If the proposed amendment is not approved, the Company will have limited flexibility to grant performance-vested awards that are conditioned upon the attainment of criteria related to regulatory factors, risk management, expense management, and contributions to community development and sustainability projects or initiatives and that are tax deductible to the Company under Section 162(m) of the Internal Revenue Code.

●

The terms of our equity and other annual and long-term incentive compensation awards and our employee policies are all designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

○	Employees typically cannot fully monetize equity awards until three years after grant. For example, RSUs granted for 2015 generally vest and convert to shares after three years.
○

The Company’s equity awards generally are subject to cancellation for, among other things, engaging in competitive activity, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties), soliciting clients or employees, and misuse of proprietary information.

○

Equity awards are subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies. Equity awards to senior executives are also subject to clawback if the CMDS Committee determines that the individual had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct.

○

The EICP expressly prohibits the grant of stock option restoration rights and the repricing of stock options and stock appreciation rights (including any amendment to such awards that has the effect of reducing the exercise price and any cancellation of such awards in exchange for cash or another award) other than an equitable adjustment in connection with a corporate transaction.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

SUMMARY OF THE EICP AS PROPOSED TO BE AMENDED

A copy of the EICP as proposed to be amended is attached to this proxy statement as Annex A and the following summary is qualified in its entirety by reference thereto. Other than the amendment to the number of shares available under the EICP and the addition of performance measures for performance-based awards that are intended to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code for which we are seeking approval under this Item 4, the EICP terms remain unchanged. The capitalized terms not otherwise defined in this summary shall have the meaning assigned to them in the EICP.

Purposes and Eligibility

The primary purposes of the EICP are to attract, retain and motivate employees, to compensate them for their contributions to our growth and profits and to encourage them to own shares of our common stock to align their interests with those of shareholders. The EICP authorizes the issuance of awards (Awards) to all officers, other employees (including newly hired employees) and consultants of the Company, non-employee directors of our subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which we or one of our subsidiaries has an equity or similar interest (Eligible Individuals). As of January 2016, there were approximately 55,000 Eligible Individuals who were employees of the Company and its subsidiaries.

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EQUITY COMPENSATION PLAN

Administration

The CMDS Committee will administer the EICP, select the Eligible Individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the CMDS Committee may delegate some or all of its authority to one or more administrators (e.g., one or more CMDS Committee members or one or more of our officers).

Shares Available Under the EICP

Since initial shareholder approval of the EICP in 2007, the total number of shares of common stock that may be delivered pursuant to Awards will be 323 million (which takes into account the proposed 20 million share increase), of which approximately 275.5 million were already granted as of January 31, 2016, subject to adjustment pursuant to the EICP’s share counting rules as described below and to reflect certain transactions. Shares delivered under the EICP may be either treasury shares or newly issued shares. In addition to the overall limit, the EICP limits the number of shares of common stock that may be subject to stock option and stock appreciation right (SAR) awards in any single year.

Share Counting Rules

When the CMDS Committee grants an Award, the full number of shares subject to the Award is charged against the number of shares that remain available for delivery pursuant to Awards. After grant, the number of shares subject to any portion of an Award that is canceled or that expires without having been settled in shares, or that is settled through the delivery of consideration other than shares, will be available for new Awards. If shares are tendered or withheld to pay the exercise price of an Award or to satisfy a tax withholding obligation, those tendered or withheld shares will be available for new Awards. Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines are not counted against the number of shares of common stock available for delivery pursuant to Awards and are not subject to the individual limit on stock options and SARs.

Awards Generally

●

Form of Awards. The EICP authorizes the following Awards: (i) restricted stock Awards consisting of one or more shares of common stock granted or sold to a Participant; (ii) stock unit Awards settled in one or more shares of common stock or, as authorized by the CMDS Committee, an amount in cash based on the fair market value of shares of common stock; (iii) stock option Awards consisting of the right to purchase at a specified exercise price a number of shares of common stock determined by the CMDS Committee; (iv) SARs consisting of the grant of a right to receive upon exercise of such right, in cash or common stock (or a combination thereof) as determined by the CMDS Committee, an amount equal to the increase in the fair market value of a share of common stock over the specified exercise price; (v) Qualifying Performance Awards to participants covered by Section 162(m), with the intent that such awards qualify as “performance-based compensation” under Section 162(m); and (vi) other forms of equity-based or equity-related Awards that the CMDS Committee determines to be consistent with the purposes of the EICP (Other Awards). Awards under the EICP may, at the discretion of the CMDS Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual.

●

Dividends and Distributions. If we pay any dividend or make any distribution to holders of our common stock, the CMDS Committee may in its discretion authorize payments (which may be in cash, common stock (including restricted stock) or stock units or a combination thereof) with respect to the shares of common stock corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect the dividend or distribution. The CMDS Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Dividends are not paid on stock options or SARs.

Restricted Stock and Stock Units

Restricted shares awarded or sold to a Participant are outstanding shares of common stock that the CMDS Committee may subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. Each stock unit awarded to a Participant corresponds to one share of common stock and the CMDS Committee may subject the award to vesting requirements or cancellation under specified circumstances. Upon satisfaction of the terms and conditions of a stock

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EQUITY COMPENSATION PLAN

unit Award, applicable stock units will be payable, at the discretion of the CMDS Committee, in common stock or in cash equal to the fair market value on the payment date of one share of common stock. As a holder of stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying stock units unless and until the stock units convert to shares of common stock.

Stock Options and SARs

●

General. Stock options may be either nonqualified stock options or incentive stock options (ISOs). Upon satisfaction of the conditions for exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions for payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the CMDS Committee, SARs may be payable in common stock, cash or a combination thereof.

●

Exercise Price. The exercise price of stock options and SARs awarded under the EICP may not be less than 100% of the fair market value of one share of common stock on the award date; however, the exercise price per share of a stock option or SAR that is granted in substitution for an award previously granted by an entity acquired by the Company or with which the Company combines may be less than the fair market value per share on the award date if such substitution complies with applicable laws and regulations.

●

Prohibition on Repricing of Stock Options and SARs. The CMDS Committee may not “reprice” any stock option or SAR or make any other amendment to a stock option or SAR that has the effect of reducing its exercise price or cancel a stock option or SAR in exchange for cash or another Award, unless the repricing occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. An equitable adjustment to reflect a corporate transaction is not a prohibited repricing.

●

Prohibition on Restoration Option and SAR Grants. The terms of a stock option or SAR may not provide for a new stock option or SAR to be granted, automatically and without payment of additional consideration in excess of the exercise price of the underlying stock option or SAR, to a Participant upon exercise of the stock option or SAR.

●

Individual Limit on Stock Options and SARs. The maximum number of shares of common stock that may be subject to stock options or SARs granted to or elected by a Participant in any fiscal year will be 2,000,000 shares. This limitation does not apply to shares of common stock subject to stock options or SARs granted to a Participant pursuant to any performance formula or performance measures approved by the Company’s shareholders pursuant to Section 162(m).

●	Maximum Term on Stock Options and SARs. No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date.
●

ISO Limit. The full number of shares of common stock available for delivery under the EICP may be delivered pursuant to ISOs, except that in calculating the number of shares that remain available for ISOs, certain share counting provisions will not apply.

Qualifying Performance Awards

These awards are intended to be granted to any individual designated by the CMDS Committee by not later than 90 days following the start of the relevant performance period (or such other time as may be required or permitted by Section 162(m)) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m).

●

Eligible Participants. Grants of performance-based long-term incentive awards (other than stock options and stock appreciation rights) that are intended to be qualified performance-based awards under Section 162(m) (Qualifying Awards) will be limited to our officers for whom compensation may not otherwise be tax-deductible under Section 162(m). Currently, the Company expects to grant Awards to some or all members of the Company’s Operating Committee. There are currently 16 such officers.

●

Performance Measures. The performance measures for Qualifying Awards may vary by participant and by award, and may be based upon the attainment of specific amounts of, or changes in, one or more of the following: earnings (before or after taxes); earnings per share; shareholders’ equity or return on shareholders’ equity; risk-weighted assets or

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EQUITY COMPENSATION PLAN

return on risk-weighted assets; capital, capital ratios or return on capital; book value or book value per share; operating income (before or after taxes); operating margins or pre-tax margins; stock price or total shareholder return; market share (including market share of revenue); debt reduction or change in rating; cost reductions; regulatory factors; risk management; expense management; or contributions to community development or sustainability projects or initiatives.

The CMDS Committee may provide that, in measuring the achievement of the performance measures, an award may include or exclude items such as unrealized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results and other non-operating items, as well as the impact of changes in the fair value of certain of the Company’s long-term and short-term borrowings resulting from fluctuations in the Company’s credit spreads and other factors (commonly referred to as DVA).

The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance measures, the CMDS Committee may also condition payment of any such award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance measure or measures specified in the award are satisfied.

●

Individual Award Limits. In any one calendar year, no one participant may be granted Qualifying Awards that allow for payments with an aggregate value determined by the CMDS Committee to be in excess of $10 million. For purposes of calculating this limit, the value of Qualifying Awards that are denominated in shares will be determined by reference to the volume-weighted average price of a share of the Company on the first date of grant of such awards. For purposes of the foregoing, the CMDS Committee will determine the calendar year or years in which amounts under these Qualifying Awards are deemed paid, granted or received.

Other Awards

The CMDS Committee may establish the terms and provisions of other forms of Awards not described above that the CMDS Committee determines to be consistent with the purpose of the EICP and the interests of the Company.

Transferability

Unless otherwise permitted by the CMDS Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an ISO will be exercisable only by the Participant.

Amendment and Termination

The Board or the CMDS Committee may modify, amend, suspend or terminate the EICP in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award. However, no modification, amendment, suspension or termination may materially adversely affect a Participant’s rights with respect to any Award previously made without that Participant’s consent, except that the CMDS Committee may at any time, without a Participant’s consent, amend or modify the EICP or any Award under the EICP to comply with law, accounting standards, regulatory guidance or other legal requirements. The CMDS Committee may create subplans as may be necessary or advisable to comply with non-U.S. legal or regulatory provisions. Notwithstanding the foregoing, neither the Board nor the CMDS Committee may accelerate the payment or settlement of any Award that constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code except to the extent the acceleration would not result in a Participant incurring interest or additional tax under Section 409A.

Term

No Awards may be made after May 15, 2017.

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EQUITY COMPENSATION PLAN

Section 162(m) of the Internal Revenue Code

Section 162(m) limits the federal income tax deduction for compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Such performance-based compensation may consist of awards determined by the CMDS Committee under a formula or performance criteria approved by the Company’s shareholders. Our shareholders approved the formula governing annual incentive compensation currently used by the CMDS Committee at our annual meeting on May 14, 2013. Awards of stock options, SARs or performance-based long-term incentive awards granted by the CMDS Committee under the EICP qualify for the performance-based compensation exception to Section 162(m).

EICP Benefits

Awards under the EICP will be authorized by the CMDS Committee in its sole discretion. Therefore, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future or that would have been received in 2015 had the amendment of the EICP then been in effect.

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with the EICP. The federal tax laws are complex and subject to change and the tax consequences for any Participant will depend on his or her individual circumstances.

●

Stock Units. A Participant who receives stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units and a corresponding deduction will be allowable to the Company at that time (subject to Section 162(m)). The Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the Participant will realize long-term or short-term capital gain or loss.

●

Restricted Stock. A Participant who is awarded restricted stock will not be taxed at the time an Award is granted unless the Participant makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the Award, the Participant will be taxed at ordinary income tax rates on the then fair market value of the shares. The Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m)). The Participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Internal Revenue Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

●

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as either long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

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EQUITY COMPENSATION PLAN

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ISOs. Upon the grant or exercise of an ISO within the meaning of Section 422 of the Internal Revenue Code, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

●

SARs. The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about outstanding awards and shares of common stock available for future awards under all of Morgan Stanley’s equity compensation plans as of December 31, 2015. Morgan Stanley has not made any grants of common stock outside of its equity compensation plans.

The following information is intended to update and supplement the table and, we believe, is useful for a better understanding of “Item 4 – Company Proposal to Amend the 2007 Equity Incentive Compensation Plan.”

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As of January 31, 2016, (i) the number of shares available for grant under the Company’s plans that can be used for the purpose of granting employee equity awards was approximately 33.9 million, with only 27.5 million of such shares available under the EICP; (ii) the number of outstanding full value awards (including restricted stock units and performance stock units at target) was approximately 112.5 million; (iii) the number of outstanding stock options was approximately 16.6 million; (iv) the weighted average exercise price of outstanding stock options was $52.2419; and (v) the weighted average remaining life of outstanding stock options was 1.2134 years.

Plan Category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	127,987,171	52.2551	96,709,828	(3)
Equity compensation plans not approved by security holders	494,618	—	—	(4)
Total	128,481,789	52.2551	96,709,828	(5)

(1)	Includes outstanding stock option, restricted stock unit and performance stock unit awards. The number of outstanding performance stock unit awards is based on the target number of units granted to senior executives.

(2)	Reflects the weighted-average exercise price with respect to outstanding stock options and does not take into account outstanding restricted stock units and performance stock units, which do not provide for an exercise price.

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EQUITY COMPENSATION PLAN

(3)	Includes the following:

	(a)	39,182,870 shares available under the Morgan Stanley Employee Stock Purchase Plan (ESPP). Pursuant to this plan, which is qualified under Section 423 of the Internal Revenue Code, eligible employees were permitted to purchase shares of common stock at a discount to market price through regular payroll deduction. The CMDS Committee approved the discontinuation of the ESPP, effective June 1, 2009, such that no further contributions to the plan will be permitted following such date, until such time as the CMDS Committee determines to recommence contributions under the plan.

	(b)	50,848,524 shares available under the EICP (without taking into account the proposed amendment to the EICP). Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), performance-based units, other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

	(c)	5,948,994 shares available under the Employee Equity Accumulation Plan (EEAP), which includes 733,757 shares available for awards of restricted stock and restricted stock units. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

	(d)	355,243 shares available under the Tax Deferred Equity Participation Plan (TDEPP). Awards consist of restricted stock units, which are settled by the delivery of shares of common stock.

	(e)	374,197 shares available under DECAP. This plan provides for periodic awards of shares of common stock and stock units to non-employee directors and also allows non-employee directors to defer the cash fees they earn for services as a director in the form of stock units.

(4)	As of December 31, 2015, no shares remained available for future issuance under the Financial Advisor and Investment Representative Compensation Plan (FAIRCP), which was terminated effective December 31, 2011, and the Morgan Stanley 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees (REICP), which was terminated effective December 31, 2012. However, awards remained outstanding under these plans as of December 31, 2015. The material features of the FAIRCP and the REICP, which were not approved by shareholders under SEC rules, are as follows:

	(a)	FAIRCP: Financial advisors and investment representatives in Wealth Management were eligible to receive awards under FAIRCP in the form of cash, restricted stock and restricted stock units settled by the delivery of shares of common stock.

	(b)	REICP: REICP was adopted in connection with the Morgan Stanley Wealth Management joint venture and without stockholder approval pursuant to the employment inducement award exception under the NYSE Corporate Governance Listing Standards. The equity awards granted pursuant to the REICP were limited to awards to induce certain Citigroup Inc. employees to join the new Morgan Stanley Wealth Management joint venture by replacing the value of Citigroup awards that were forfeited in connection with the employees’ transfer of employment to Wealth Management. Awards under the REICP were authorized in the form of restricted stock units, stock appreciation rights, stock options and restricted stock and other forms of stock-based awards.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the FAIRCP and REICP plan documents which, along with all plans under which awards were available for grant in 2015, are included as exhibits to the 2015 Form 10-K.

(5)	As of December 31, 2015, 57,152,761 shares were available under the Company’s plans that could be used for the purpose of granting employee equity awards (EICP, EEAP and TDEPP). In January 2016, approximately 33.8 million shares were granted as part of 2015 employee incentive compensation and approximately 1.1 million shares (representing the target number of performance stock units) were granted as 2016 LTIP awards.

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SHAREHOLDER PROPOSALS

The Company sets forth below two shareholder proposals and the proponents’ supporting statements. The Board and the Company accept no responsibility for the text of these proposals and supporting statements. The Board recommends that you vote against each of the two shareholder proposals. A proposal may be voted on at the annual meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative.

Item 5

Shareholder Proposal Regarding a Change in the Treatment of Abstentions for Purposes of Vote Counting
Our Board unanimously recommends that you vote “AGAINST” this proposal.

Newground Social Investment, SPC, 10033 – 12th Ave, NW, Seattle, Washington 98177, on behalf of the Equality Network Foundation, the beneficial owner of 86 shares of common stock, and Boston Common Asset Management, 84 State Street, Suite 940, Boston, Massachusetts 02109, on behalf of the Boston Common U.S. Equity Fund, the beneficial owner of 16,245 shares of common stock, have notified the Company that they intend to present the following proposal and related supporting statement at the annual meeting.

RESOLVED: Shareholders of Morgan Stanley hereby request the Board to take or initiate the steps necessary to amend the Company’s governing documents to provide that all non-binding matters presented by shareholders shall be decided by a simple majority of the votes cast FOR and AGAINST an item. This policy shall apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT:

A simple-majority voting formula includes FOR and AGAINST votes, but not abstentions.

Under management’s present system, on shareholder resolutions abstentions count as AGAINST votes. This disadvantages shareholders in three ways:

1.	Every abstention on a shareholder item is treated as an AGAINST vote.
Regardless of an abstaining voter’s intent, Morgan Stanley treats every abstention as if against shareholder items, while not counting them against management-sponsored Director elections.

2.	Counting abstentions suppresses outcomes.
By simple math, including abstentions in a formula depresses the vote result.

Counting abstentions against shareholder items is burdensome and inconsistent, because Morgan Stanley does not place this same burden on management-sponsored Director elections.

3.	Counting abstentions distorts communication among shareholders and Morgan Stanley.
This distortion happens at the annual general meeting (“AGM”) of shareholders – the only time each year that owners can directly interact with Board or management.

Morgan Stanley’s voting policies create misimpressions that endure. Shareholders and the media may not be informed about voting practices at the AGM, so voting distortions are widely reported in the press and imprinted on the minds of shareholders and the public. These same distortions impact Board awareness of shareholder concern/interest.

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SHAREHOLDER PROPOSALS

Three facts:

●	A CalPERS study found that 48% of S&P 500 and Russell 1000 companies employ a simple-majority standard – showing this to be a mainstream practice.
●

Under this proposal, shareholders retain the right to ‘send a message’ with their abstention – in fact, message-sending may be more effective because Morgan Stanley will not use abstentions to depress reported outcomes on shareholder proposals.

●

Any suggestion that management- and shareholder-sponsored items are treated “identically” or “equally” is false, because management-sponsored item No. 1 – Director elections – does not count abstentions.

Notable supporters of a simple-majority standard:

●

The US Securities and Exchange Commission (Staff Legal Bulletin No. 14, Question F.4.): “Only votes FOR and AGAINST a proposal are included in the calculation of the shareholder vote of that proposal. Abstentions… are not included in this calculation.”

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Institutional Shareholder Services (“ISS” – the nation’s leading proxy reporting service): “a simple majority of voting shares should be all that is necessary to effect change regarding a company and its governance provisions.”

●	The Council of Institutional Investors (Governance Policy 3.7): “Uninstructed broker votes and abstentions should be counted only for purposes of a quorum.”

Vote to enhance shareholder value and good governance at Morgan Stanley: vote FOR Item 5 – Simple Majority Vote-Counting.

STATEMENT OF THE BOARD RECOMMENDING A VOTE AGAINST THIS PROPOSAL

The Board believes that this proposal is not in the best interest of Morgan Stanley or its shareholders and opposes this proposal for the reasons discussed below:

Our voting standard applies identically and equally to Company-sponsored proposals and shareholder proposals.

●	We are committed to the highest standards of integrity and the best interests of our shareholders by ensuring consistency, fairness and transparency in the application of our vote counting standard.
●

At this year’s annual meeting, our shareholders are being asked to vote on both Company-sponsored proposals, such as say on pay and approval of an amendment to our 2007 Equity Incentive Compensation Plan, and shareholder proposals, including this proposal. For both, abstentions will be counted and will have the same effect as a vote against.

●

The SEC’s proxy disclosure rules defer to state law and require registrants such as Morgan Stanley to “[d]isclose the method by which votes will be counted, including the treatment and effect of abstentions and broker non-votes under applicable state law as well as registrant charter and bylaw provisions” (emphasis added).

Our voting standard is consistent with the treatment of abstentions under Delaware law.

●	We are incorporated in Delaware and, accordingly, Delaware law governs the voting standards for action by our shareholders.
●

Our bylaws follow the general default voting standard under Delaware law and we believe that a majority of Delaware corporations in the S&P 500 adhere to this default voting standard, which is consistent with the proponents’ acknowledgement that less than 50% of S&P 500 and Russell 1000 companies have adopted the voting standard requested by the proposal.

80     Morgan Stanley 2016 Proxy Statement

SHAREHOLDER PROPOSALS

Our voting standards are clearly explained in this proxy statement and honor the intent of our shareholders.

●	As disclosed under the heading “What Vote Is Required and How Will My Votes Be Counted?” herein, abstentions are treated consistently for Company-sponsored proposals and shareholder proposals.
●

The only exception to this practice is for the election of directors. Consistent with Delaware law and many Fortune 500 companies, abstentions have no effect in our director elections, which we believe is consistent with best corporate governance, applies equally to candidates that have been nominated by the Company or a shareholder and is clearly disclosed in our proxy statement.

●

Our methodology honors the intent of our shareholders who consciously “abstain” and expect their abstentions to be included in the vote tabulation in the manner that is described in our proxy statement. We do not believe it is in the best interest of our shareholders or effective corporate governance to disregard these views.

Our shareholders have recently supported our vote counting methodology.

●	We do not believe there is justification for the proponent’s request to treat Company-sponsored and shareholder proposals differently.
●

Not counting abstentions would lower the approval standard for proposals and the Board believes that as a matter of good governance a proposal should receive more “for” votes than the sum of “against” and “abstain” votes in order to constitute shareholder approval.

●

A vote-counting proposal similar to the proponents’ proposal (but which would have applied to both Company-sponsored and shareholder proposals) was submitted to a shareholder vote at the 2015 annual meeting of shareholders and received minimal shareholder support (4.6%, calculated under both the proponents’ proposed vote counting method and our current method).

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Item 6

Shareholder Proposal Regarding a Policy to Prohibit Vesting of Deferred Equity Awards for Senior Executives Who Resign to Enter Government Service
Our Board unanimously recommends that you vote “AGAINST” this proposal.

The Reserve Fund of the American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, beneficial owner of 875 shares of common stock, has notified the Company that it intends to present the following proposal and related supporting statement at the annual meeting.

RESOLVED: Shareholders of Morgan Stanley (the “Company”) request that the Board of Directors adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service (a “Government Service Golden Parachute”).

For purposes of this resolution, “equity-based awards” include stock options, restricted stock and other stock awards granted under an equity incentive plan. “Government service” includes employment with any U.S. federal, state or local government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any electoral campaign for public office.

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SHAREHOLDER PROPOSALS

This policy shall be implemented so as not to violate existing contractual obligations or the terms of any compensation or benefit plan currently in existence on the date this proposal is adopted, and it shall apply only to equity awards or plan amendments that shareholders approve after the date of the 2016 annual meeting.

SUPPORTING STATEMENT:

Our Company provides its senior executives with vesting of equity-based awards after their voluntary resignation of employment from the Company to pursue a career in government service. In other words, our Company gives a “golden parachute” for entering government service. For example, Company Chairman and CEO James Gorman was entitled to $9.35 million in vesting of equity awards if he had a government service termination on December 31, 2013.

At most companies, equity-based awards vest over a period of time to compensate executives for their labor during the commensurate period. If an executive voluntarily resigns before the vesting criteria are satisfied, unvested awards are usually forfeited. While government service is commendable, we question the practice of our Company providing accelerated vesting of equity-based awards to executives who voluntarily resign to enter government service.

The vesting of equity-based awards over a period of time is a powerful tool for companies to attract and retain talented employees. But contrary to this goal, our Company’s equity incentive compensation plan’s award certificates contain a “Governmental Service Termination” clause that provides for the vesting of equity awards for executives who voluntarily resign to pursue a government service career (subject to certain conditions).

We believe that compensation plans should align the interests of senior executives with the long-term interests of the Company. We oppose compensation plans that provide windfalls to executives that are unrelated to their performance. For these reasons, we question how our Company benefits from providing Government Service Golden Parachutes. Surely our Company does not expect to receive favorable treatment from its former executives?

For these reasons, we urge shareholders to vote FOR this proposal.

STATEMENT OF THE BOARD RECOMMENDING A VOTE AGAINST THIS PROPOSAL

The Board believes that this proposal is not in the best interest of Morgan Stanley or its shareholders and opposes this proposal for the reasons discussed below:

Our Governmental Service Termination clause serves to avoid conflicts of interest and is administered in a way that protects the interests of the Company and its shareholders.

●	Our Governmental Service Termination clause applies equally to all Morgan Stanley employees who receive deferred incentive compensation awards, not just to senior executives.
●

The clause permits the vesting of an employee’s deferred incentive compensation awards granted in respect of service in prior years. In the case of performance-based RSUs, which are granted under the Company’s long-term incentive program for senior executives, only a pro rata portion of the award earned based on pre-established objective performance measures will vest, and the remainder of the award will be cancelled.

●	All awards vested under the Governmental Service Termination clause are subject to clawback if the employee triggers a cancellation event, which includes competitive activity.
●	The clause serves to avoid conflicts of interest by only applying where an employee is required by his or her new government employer to divest Morgan Stanley award holdings to avoid such a conflict.
●

To receive Governmental Service Termination treatment, an employee must (i) provide the Company with satisfactory proof of a conflict of interest that necessitates divestiture of his or her awards and (ii) sign an agreement to repay the awards if he or she triggers a cancellation event under the original award terms, which includes competitive activity.

82     Morgan Stanley 2016 Proxy Statement

SHAREHOLDER PROPOSALS

Our Governmental Service Termination clause reinforces Morgan Stanley’s culture of public service and aligns the interests of our employees with the long-term interests of the Company and its shareholders in attracting and retaining talented employees.

●

Morgan Stanley has a strong culture of public service and is committed to providing skills and resources to create a lasting civic impact. Our employees may be uniquely positioned to contribute meaningfully through governmental service. The Governmental Service Termination clause avoids penalizing those highly qualified employees, at any level in the Company, who desire to leave the private sector to pursue governmental service.

●

The Governmental Service Termination clause helps maintain strong employee relations and avoids a potential perception of unfairness. Employees who leave to work in the private sector often have their unvested awards granted in respect of service in prior years “bought out” by their new employer. The clause promotes equitable treatment of employees seeking public sector employment and removes a financial impediment to public service.

●

The Governmental Service Termination clause is consistent with our compensation philosophy, including the need to remain competitive in recruiting and retaining talent. We believe that this clause enhances our ability to attract key employees and avoids penalizing those who may wish to enter or return to governmental service after leaving Morgan Stanley.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

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INFORMATION ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS

Why Did I Receive a One-Page Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to SEC rules, we are mailing to certain of our shareholders a Notice about the availability of proxy materials on the Internet instead of paper copies of the proxy materials. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials and submit a proxy over the Internet. It is important that you submit your proxy to have your shares voted. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice. The Notice is not a proxy card and cannot be returned to submit your vote. You must follow the instructions on the Notice to submit your proxy to have your shares voted.

How Do I Attend the Annual Meeting?

Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 21, 2016, or a valid proxy or representative of such shareholder, may attend the annual meeting in person if they comply with the admission requirements below. Guests of shareholders will not be admitted to the annual meeting. If you do not comply with the requirements set forth below, you will not be admitted to the meeting.

●

Valid Photo Identification. Any shareholder, or valid proxy or representative of such shareholder, must present a valid, current form of government issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.

●	Proof of Ownership.
●

If you hold shares in street name (such as through a broker or bank), then you must present proof of ownership, such as a brokerage statement or letter from your bank or broker, demonstrating that you held Morgan Stanley common stock as of the record date, March 21, 2016.

●	If you hold shares in registered form, your record holder’s ownership as of the record date, March 21, 2016, must be verified on the list of registered shareholders maintained by our transfer agent.
●

Proof of Representation. If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the meeting.

●	Proof of Valid Proxy.
●	If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in street name (such as through a broker or bank), then you must present:
●	Valid photo identification as described above;
●	A written legal proxy from the broker or bank holding the shares to the street name holder that is assignable and signed by the street name holder; and
●

Proof of ownership, such as a brokerage statement or letter from the bank or broker, demonstrating that the street name holder who appointed you legal proxy held Morgan Stanley common stock as of the record date, March 21, 2016.

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INFORMATION ABOUT THE ANNUAL MEETING

●	If you hold a proxy to vote shares at the annual meeting for a shareholder who is a record holder, then

●	You must present valid photo identification as described above;
●	You must present a written legal proxy to you signed by the record holder; and
●	The record holder’s ownership as of the record date, March 21, 2016, must be verified on the list of registered shareholders maintained by our transfer agent.

●

Compliance with Annual Meeting Rules of Conduct. All attendees must acknowledge that they have received and agree to abide by our Rules of Conduct. Luggage, large backpacks and other large packages are not permitted in the annual meeting and briefcases and small handbags (including purses) are subject to search. Unless expressly agreed to by Morgan Stanley, the use of PDAs, cell phones, cameras, tablets, laptops and other recording, electronic or mobile devices is strictly prohibited at the meeting. Attendees that disrupt or impede the meeting or breach the Rules of Conduct may be removed from the meeting.

Who Can Vote at the Annual Meeting?

You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on March 21, 2016, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,939,609,706 shares of common stock were outstanding.

What Is the Quorum to Hold the Meeting?

The holders of a majority of the voting power of the outstanding shares of common stock, represented in person or by proxy, constitute a quorum for the annual meeting of shareholders. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Is My Vote Confidential?

Our bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the 401(k) Plan also is confidential.

How Do I Submit Voting Instructions for Shares Held Through a Broker?

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases.

NYSE member brokers may vote your shares as described below.

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Non-discretionary Items. All items, other than the ratification of the appointment of Morgan Stanley’s independent auditor, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items. Your shares will remain unvoted for such items if your NYSE member broker, including Morgan Stanley & Co. LLC (MS&Co.) and Morgan Stanley Smith Barney LLC (MSSB), does not receive voting instructions from you.

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Discretionary Item. The ratification of the appointment of Morgan Stanley’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in the following manner: (1) Morgan Stanley’s subsidiaries, MS&Co. and MSSB, may vote uninstructed shares only in the same proportion as the votes cast by all other beneficial owners on the proposal; and (2) all other NYSE member brokers may vote uninstructed shares in their discretion.

If you do not submit voting instructions, the broker will submit a proxy for your shares voting discretionary items, but will not vote non-discretionary items. This results in a “broker non-vote” for non-discretionary items.

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INFORMATION ABOUT THE ANNUAL MEETING

How Do I Submit Voting Instructions for Shares Held in My Name?

If you hold shares as a record shareholder, you may have your shares voted by submitting a proxy for your shares by mail, telephone or the Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur Internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your proxy in accordance with the procedures described below (see “How Can I Revoke My Proxy?”).

If you submit a signed proxy card without indicating your voting instructions, the person voting the proxy will vote your shares according to the Board’s recommendations.

How Do I Submit Voting Instructions for Shares Held in Employee Plans?

If you hold shares in, or have been awarded stock units under, certain employee plans, you will separately receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules.

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401(k) Plan. The Northern Trust Company (Northern Trust), the 401(k) Plan’s trustee, must receive your voting instructions for the common stock held on your behalf in the 401(k) Plan on or before May 12, 2016. If Northern Trust does not receive your voting instructions by that date, it will vote such shares together with other unvoted, forfeited and unallocated shares in the 401(k) Plan in the same proportion as the voting instructions that it receives from other participants in the 401(k) Plan. On March 21, 2016, there were 47,359,882 shares in the 401(k) Plan.

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Other Equity-Based Plans. State Street Bank and Trust Company acts as trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before May 12, 2016. If the trustee does not receive your instructions by that date, it will vote such shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the U.S., in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On March 21, 2016, 96,162,936 shares were held in the Trust in connection with such plans.

How Can I Revoke My Proxy?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Martin M. Cohen, Corporate Secretary, Morgan Stanley, 1585 Broadway, Suite C, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

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INFORMATION ABOUT THE ANNUAL MEETING

What Vote Is Required and How Will My Votes Be Counted?

The following table sets forth the vote standard applicable to each proposal, as determined by the Company’s bylaws and applicable regulatory guidance, at a meeting at which a quorum is present.

Proposal	Board’s Recommendation	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	FOR	Majority of votes cast (for and against) with respect to such director*	No Effect	No Effect
Ratification of Appointment of Auditor	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	Not Applicable
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect
Amendment of the 2007 Equity Incentive Compensation Plan	FOR	Majority of votes cast (for, against and abstain)	Vote Against	No Effect
Shareholder Proposals	AGAINST	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect

*	Under Delaware law, if a director does not receive a majority of votes cast in an uncontested election, the director will continue to serve on the Board. Pursuant to the bylaws, each director has submitted an irrevocable letter of resignation that becomes effective, contingent on the Board’s acceptance, if the director does not receive a majority of votes cast in an uncontested director election. In such case, if a director does not receive a majority of votes cast, the Board will make a determination to accept or reject the resignation and publicly disclose its decision within 90 days after the certification of the election results.

OTHER BUSINESS

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

How Can I Submit a Shareholder Proposal or Nominate a Director for the 2017 Annual Meeting?

Shareholders intending to present a proposal at the 2017 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Martin M. Cohen, Corporate Secretary, 1585 Broadway, Suite C, New York, New York 10036. We must receive the proposal no later than December 2, 2016.

Shareholders intending to present a proposal at the 2017 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director (but not to include such nominee in our proxy materials) must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2017 annual meeting no earlier than the close of business on January 17, 2017 and no later than the close of business on February 16, 2017. The notice must contain the information required by the bylaws.

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INFORMATION ABOUT THE ANNUAL MEETING

As described under “Corporate Governance—Corporate Governance Highlights—Shareholder Rights and Accountability,” we recently adopted proxy access. Under our bylaws, shareholders who meet the requirements set forth in our bylaws may nominate a person for election as a director and include such nominee in our proxy materials. The bylaws require, among other things, that our Corporate Secretary receive written notice of the nomination no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. Therefore, the Company must receive notice of such a nomination for the 2017 annual meeting no earlier than the close of business on November 2, 2016 and no later than the close of business on December 2, 2016.

Our bylaws are available at www.morganstanley.com/about/company/governance or upon request to our Corporate Secretary.

What Are the Costs of Soliciting Proxies for the Annual Meeting?

We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and D.F. King & Co., Inc. (D.F. King) may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King fees not exceeding $22,000 plus expenses. We will also reimburse brokers, including MS&Co., MSSB and other nominees, for costs they incur mailing proxy materials.

What if I Share an Address with Another Shareholder?

“Householding” reduces our printing and postage costs by permitting us to send one annual report and proxy statement to shareholders sharing an address (unless we have received contrary instructions from one or more of the shareholders sharing that address). Shareholders may request to discontinue or begin householding by contacting Broadridge Financial Services at (800) 542-1061 (U.S.) or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

How Can I Consent to Electronic Delivery of Annual Meeting Materials?

This proxy statement and the annual report are available on our website at www.morganstanley.com/2016ams. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notification next year when these documents are available with instructions on how to view them and submit voting instructions. You may sign up for this service through enroll.icsdelivery.com/ms. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

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ANNEX A

MORGAN STANLEY
2007 EQUITY INCENTIVE COMPENSATION PLAN
(As Proposed to Be Amended)

1. Purpose. The primary purposes of the Morgan Stanley 2007 Equity Incentive Compensation Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Morgan Stanley Stock.

2. Definitions. Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

“Award” means any award of Restricted Stock, Stock Units, Options, SARs, Qualifying Performance Awards or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 13(e).

“Board” means the Board of Directors of Morgan Stanley.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation, Management Development and Succession Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee. With respect to any provision regarding the grant of Qualifying Performance Awards, the Committee shall consist solely of at least two “outside directors” as defined under Section 162(m) of the Code.

“Company” means Morgan Stanley and all of its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Employee Trust” means any trust established or maintained by the Company in connection with an employee benefit plan (including the Plan) under which current and former employees of the Company constitute the principal beneficiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“Morgan Stanley” means Morgan Stanley, a Delaware corporation.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.

“Other Award” means any other form of award authorized under Section 12, including any such Other Award the receipt of which was elected pursuant to Section 13(a).

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ANNEX A

“Participant” means an individual to whom an Award has been made.

“Plan” means the Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended from time to time in accordance with Section 16(e).

“Qualifying Performance Award” means an Award granted pursuant Section 11.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.

“SAR” means a right, granted to a Participant pursuant to Section 10, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.

“Section 162(m) Participant” means, for a given performance period, any individual designated by the Committee by not later than 90 days following the start of such performance period (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such performance period may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Section 162(m) Performance Goals” means any performance formula that was approved by Morgan Stanley’s stockholders and the performance objectives established by the Committee in accordance with Section 11 or any other performance goals approved by Morgan Stanley’s stockholders pursuant to Section 162(m) of the Code.

“Section 409A” means Section 409A of the Code.

“Shares” means shares of Stock.

“Stock” means the common stock, par value $0.01 per share, of Morgan Stanley.

“Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or an amount in cash equal to the Fair Market Value of one Share, as authorized by the Committee.

“Subsidiary” means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by Morgan Stanley or with which Morgan Stanley combines.

3. Effective Date and Term of Plan.

(a) Effective Date. The Plan shall become effective upon its adoption by the Board, subject to its approval by Morgan Stanley’s stockholders. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval, but no Shares may be issued or delivered pursuant to any such Award until Morgan Stanley’s stockholders have approved the Plan. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.

(b) Term of Plan. No Awards may be made under the Plan after May 15, 2017.

4. Stock Subject to Plan.

(a) Overall Plan Limit. The total number of Shares that may be delivered pursuant to Awards shall be 323,000,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that Morgan Stanley acquires in the open market, in private transactions or otherwise.

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ANNEX A

(b) Adjustments for Certain Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects Morgan Stanley’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for Awards of Options or SARs as provided in Section 4(d), the maximum number of Incentive Stock Options as provided in Section 4(e) and the individual Qualifying Performance Award maximum under Section 11, and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. In the discretion of the Committee, such an adjustment may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c) Calculation of Shares Available for Delivery. In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

1. The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

2. The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.

3. The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).

4. If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

5. Any Shares underlying Substitute Awards shall not be counted against the number of Shares available for delivery pursuant to Awards and shall not be subject to Section 4(d).

(d) Individual Limit on Options and SARs. The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant in any fiscal year shall be 2,000,000 Shares. The limitation imposed by this Section 4(d) shall not include Options or SARs granted to a Participant pursuant to Section 162(m) Performance Goals.

(e) ISO Limit. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options the rules set forth in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.

5. Administration.

(a) Committee Authority Generally. The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and

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ANNEX A

Awards, including, without limitation, determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; provided, however, that to the extent full or partial payment of any Award that constitutes a deferral of compensation subject to Section 409A is made upon or as a result of a Participant’s termination of employment, the Participant will be considered to have experienced a termination of employment if, and only if, the Participant has experienced a separation from service with the Participant’s employer for purposes of Section 409A; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.

(b) Delegation. To the extent not prohibited by applicable laws or rules of the New York Stock Exchange or, in the case of Qualifying Performance Awards, Section 162(m) of the Code, the Committee may, from time to time, delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

(c) Authority to Construe and Interpret. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d) Committee Discretion. All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(e) No Liability. Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6. Eligibility. Eligible Individuals shall include all officers, other employees (including prospective employees) and consultants of, and other persons who perform services for, the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an employee. Members of the Board who are not Company employees will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.

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ANNEX A

7. Restricted Stock. An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

8. Stock Units. An Award of Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Stock Units, a Participant shall have only the rights of a general unsecured creditor of Morgan Stanley. A Participant shall not be a stockholder with respect to the Shares underlying Stock Units unless and until the Stock Units convert to Shares. Stock Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

9. Options.

(a) Options Generally. An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424, as applicable, of the Code. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon Morgan Stanley’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by Morgan Stanley, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b) Prohibition on Restoration Option and SAR Grants. Anything in the Plan to the contrary notwithstanding, the terms of an Option or SAR shall not provide that a new Option or SAR will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option or SAR, to a Participant upon exercise of the Option or SAR.

(c) Prohibition on Repricing of Options and SARs. Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any action that constitutes a “repricing” under the rules of the New York Stock Exchange or, except as otherwise expressly provided in Section 4(b), any other amendment to an outstanding Option or SAR that has the effect of reducing its exercise price or any cancellation of an outstanding Option or SAR in exchange for cash or another Award.

(d) Payment of Exercise Price. Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of Morgan Stanley from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as Morgan Stanley may authorize.

(e) Maximum Term on Stock Options and SARs. No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10. SARs. An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon

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ANNEX A

satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

11. Qualifying Performance Awards.

(a) The Committee may, in its sole discretion, grant a Qualifying Performance Award to any Section 162(m) Participant. A Qualifying Performance Award shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document, but in all events shall be subject to the attainment of Section 162(m) Performance Goals as may be specified by the Committee. Qualifying Performance Awards may be denominated as a cash amount, number of Shares or other securities of the Company, or a combination thereof. Subject to the terms of the Plan, the Section 162(m) Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Qualifying Performance Award granted and the amount of any payment or transfer to be made pursuant to any Qualifying Performance Award shall be determined by the Committee. The Committee shall have the discretion, by Section 162(m) Participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Award by reason of the satisfaction of the Section 162(m) Performance Goals set forth in the Award. In making any such determination, the Committee is authorized in its discretion to take into account additional factors that the Committee may deem relevant to the assessment of individual or company performance for the performance period.

(b) In any calendar year, no one Section 162(m) Participant may be granted Awards pursuant to Section 11(a) that allow for payments with an aggregate value determined by the Committee to be in excess of $10 million; provided that, to the extent that one or more Qualifying Performance Awards granted to any one Section 162(m) Participant during any calendar year are denominated in Shares, the maximum number of Shares that may underlie such awards will be determined by reference to the volume-weighted average price of a Share of the Company on the first date of grant of such awards, subject to adjustment to the extent provided in Section 4(b). In the case of a tandem award pursuant to which a Section 162(m) Participant’s realization of a portion of such award results in a corresponding reduction to a separate portion of the award, only the number of Shares or the cash amount relating to the maximum possible realization under the award shall be counted for purposes of the limitations above (i.e., without duplication). For purposes of the foregoing sentence, the calendar year or years in which amounts under Qualifying Performance Awards are deemed paid, granted or received shall be as determined by the Committee.

(c) Section 162(m) Performance Goals may vary by Section 162(m) Participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following: earnings (before or after taxes); earnings per share; shareholders’ equity or return on shareholders’ equity; risk-weighted assets or return on risk-weighted assets; capital, capital ratios or return on capital; book value or book value per share; operating income (before or after taxes); operating margins or pre-tax margins; stock price or total shareholder return; market share (including market share of revenue); debt reduction or change in rating; cost reductions; regulatory factors; risk management; expense management; or contributions to community development or sustainability projects or initiatives. The Committee may provide that in measuring the achievement of the performance objectives, an Award may include or exclude items such as realized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results and other non-operating items, as well as the impact of changes in the fair value of certain of the Company’s long-term and short-term borrowings resulting from fluctuations in the Company’s credit spreads and other factors. The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the Committee may also condition payment of any such Award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the Award are satisfied.

A-6     Morgan Stanley 2016 Proxy Statement

ANNEX A

(d) Following the completion of any performance period applicable to a Qualifying Performance Award, the Committee shall certify in writing the applicable performance and amount, if any, payable to Section 162(m) Participants for such performance period. The amounts payable to a Section 162(m) Participant will be paid following the end of the performance period after such certification by the Committee in accordance with the terms of the Qualifying Performance Award.

(e) Without further action by the Board, this Section 11 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereof).

12. Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) payments in the form of cash, Stock, notes or other property as the Committee may determine based in whole or in part on the value or future value of Stock or on any amount that Morgan Stanley pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash, Stock, notes or other property as the Committee may determine (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, or (iv) any combination of the foregoing. Awards pursuant to this Section 12 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

13. General Terms and Provisions.

(a) Awards in General. Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee, an Eligible Individual may elect one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of performance objectives, including without limitation objectives based in whole or in part on net income, pre-tax income, return on equity, earnings per share, total shareholder return or book value per share.

(b) Discretionary Awards. All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless Morgan Stanley specifically provides otherwise.

(c) Dividends and Distributions. If Morgan Stanley pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted Stock) or Stock Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Any determination by the Committee with respect to a Participant’s entitlement to receive any amounts related to dividends or distributions to holders of Stock, as well as the terms and conditions of such entitlement, if any, will be part of the terms and conditions of the Award, and will be included in the Award Document for such Award.

(d) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.

Morgan Stanley 2016 Proxy Statement     A-7

ANNEX A

(e) Award Documentation and Award Terms. The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).

14. Certain Restrictions.

(a) Stockholder Rights. No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a stockholder of Morgan Stanley with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of Morgan Stanley or by such other procedure as may be authorized by Morgan Stanley. Except as otherwise provided in Section 4(b) or 13(c), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Notwithstanding the foregoing, the terms of an Employee Trust may authorize some or all Participants to give voting or tendering instructions to the trustee thereof in respect of Shares that are held in such Employee Trust and are subject to Awards. Except for the risk of cancellation and the restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) or as otherwise set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b) Transferability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.

15. Representation; Compliance with Law. The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

16. Miscellaneous Provisions.

(a) Satisfaction of Obligations. As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, Morgan Stanley may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Award or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by Morgan Stanley, (i) such payment may be in the form of cash or other property, including the tender of previously owned Shares, and (ii) in satisfaction of such taxes, assessments or other governmental charges or, exclusively in the case of an Award that does not constitute a deferral of compensation subject to Section 409A, of other obligations that a Participant owes to the Company, Morgan Stanley may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award or may enter into any other suitable arrangements to satisfy such withholding or other obligation. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Company may not offset from the payment of such Award amounts that a Participant owes to the Company with respect to any such other obligation except to the extent such offset is not prohibited by Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment of the Award or to incur interest or additional tax under Section 409A.

(b) No Right to Continued Employment. Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

A-8     Morgan Stanley 2016 Proxy Statement

ANNEX A

(c) Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d) Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(e) Amendments and Termination. The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. To the extent required by applicable law or the rules of the New York Stock Exchange, amendments to the Plan shall not be effective unless they are approved by Morgan Stanley’s stockholders.

Morgan Stanley 2016 Proxy Statement     A-9

Our Core Values

Since our founding in 1935, Morgan Stanley has consistently delivered first-class business in a first-class way. Underpinning all that we do are four core values.

PUTTING CLIENTS FIRST Always keep the client’s interest first. Working with colleagues to deliver the best of the Firm to every client. Listen to what the client is saying and needs.	DOING THE RIGHT THING Act with integrity. Think like an owner to create long-term shareholder value. Value and reward honesty, collegiality and character.

LEADING WITH EXCEPTIONAL IDEAS Win by breaking new ground. Let the facts and different points of view broaden your perspective. Be vigilant about what we can do better.	GIVING BACK Be generous with your expertise, your time and your money. Invest in the future of our communities and our Firm. Mentor our next generation.

“Our DNA, our culture and our history are rooted in serving our clients.”

–	James P. Gorman
Chairman and Chief Executive Officer

Printed with 100% wind energy. Printed with soy-based inks.

MORGAN STANLEY
1585 BROADWAY
NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 16, 2016. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 12, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 16, 2016. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 12, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E01532-P73633-Z67213	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MORGAN STANLEY

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:
			For	Against	Abstain
1.	Election of Directors

	1a.	Erskine B. Bowles	☐	☐	☐

	1b.	Alistair Darling	☐	☐	☐

	1c.	Thomas H. Glocer	☐	☐	☐

	1d.	James P. Gorman	☐	☐	☐

	1e.	Robert H. Herz	☐	☐	☐

	1f.	Nobuyuki Hirano	☐	☐	☐

	1g.	Klaus Kleinfeld	☐	☐	☐

	1h.	Jami Miscik	☐	☐	☐

	1i.	Donald T. Nicolaisen	☐	☐	☐

	1j.	Hutham S. Olayan	☐	☐	☐

	1k.	James W. Owens	☐	☐	☐

	1l.	Ryosuke Tamakoshi	☐	☐	☐

	1m.	Perry M. Traquina	☐	☐	☐

	1n.	Rayford Wilkins, Jr.	☐	☐	☐

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2, 3 and 4 below:		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐

3.	To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)	☐	☐	☐

4.	To approve the amendment of the 2007 Equity Incentive Compensation Plan to increase the number of authorized shares and add performance measures for certain awards	☐	☐	☐

Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 5 and 6 below:

5.	Shareholder proposal regarding a change in the treatment of abstentions for purposes of vote-counting	☐	☐	☐

6.	Shareholder proposal regarding a policy to prohibit vesting of deferred equity awards for senior executives who resign to enter government service	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Notice of 2016 Morgan Stanley Annual Meeting of Shareholders 2000 Westchester Avenue, Purchase, New York 10577 May 17, 2016, 2 p.m., local time

At the meeting, we plan to:
●	elect members of the Board of Directors;
●	ratify the appointment of Deloitte & Touche LLP as independent auditor;
●	approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution);
●	approve an amendment to the 2007 Equity Incentive Compensation Plan;
●	consider two shareholder proposals; and
●	transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement, Annual Report on Form 10-K or Letter to Shareholders, go to www.morganstanley.com/2016ams. You may request a copy of any of these documents by calling 1-212-762-8131.

Please vote any other cards or voting instruction forms that you may receive.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET,
OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN
ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

DETACH HERE IF YOU ARE SUBMITTING BY MAIL	E01533-P73633-Z67213

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2016

The undersigned hereby appoints Eric F. Grossman, James A. Rosenthal and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2016 Annual Meeting of Shareholders to be held on May 17, 2016, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock held for my benefit in Morgan Stanley benefit plans at the 2016 Annual Meeting of Shareholders to be held on May 17, 2016, and at any and all adjournments or postponements thereof, as indicated on the reverse side of this voting instruction form, and, in its (or the proxies’) discretion, for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

●

The Northern Trust Company (Northern Trust), as trustee under the Morgan Stanley 401(k) Plan (the "Plan"). As a participant in and a named fiduciary under the Plan, I understand that (A) if I sign, date, and return this form, Northern Trust will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Northern Trust will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, unless to do so would be inconsistent with Northern Trust’s duties, and (C) Northern Trust will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

●

State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1995 and 2007 Equity Incentive Compensation Plans, the 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees, the Employees’ Equity Accumulation Plan, the Tax Deferred Equity Participation Plan and the Financial Advisor and Investment Representative Compensation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this form, State Street will vote in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions, and (C) State Street will vote in its discretion, after due consideration, on all other matters that may properly come before the meeting.

●

State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this form, State Street will not vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, State Street will vote (i) in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

●

Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan. I understand that, subject to the UK SOP Trust's terms, (A) I must sign, date and return this form in order for Equiniti to vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, Equiniti will vote or grant proxies in accordance with the Board of Directors' recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

●	Voting instructions for benefit plan shares must be received by 11:59 P.M. (EDT) on May 12, 2016 for shares to be voted in accordance with your instructions.

Please help the Company reduce costs—submit your voting instructions by Internet or telephone.